As filed with the Securities and Exchange Commission on October 23, 2026

Registration No. 333-292481

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grayscale Bittensor Trust (TAO)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	99-6506784
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor Stamford, Connecticut 06902 (212) 668-1427
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kathryn Masci Interim Chief Financial Officer Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor Stamford, Connecticut 06902 (212) 668-1427
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Hillary A. Coleman Matthew T. DeSilva Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 23, 2026

PRELIMINARY PROSPECTUS

Grayscale Bittensor Trust (TAO)

Grayscale Bittensor Trust (TAO) (the “Trust”) is a Delaware statutory trust that issues common units of fractional undivided beneficial interest (“Shares”), which represent ownership in the Trust. In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to rename the Trust as Grayscale Bittensor ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust’s purpose is to hold “TAO”, which are digital assets based on an open source cryptographic protocol existing on the Bittensor Network (as defined herein), comprising units that constitute the assets underlying the Trust’s Shares. The Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of TAO held by the Trust, including TAO earned as Staking Consideration (as defined herein) (to the extent that the Staking Condition as defined herein is satisfied and Staking as defined herein is implemented), as determined by reference to the Index Price (as defined herein), less the Trust’s expenses and other liabilities. While an investment in the Shares is not a direct investment in TAO, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to TAO. Grayscale Investments Sponsors, LLC is the sponsor of the Trust (the “Sponsor”). CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”), The Bank of New York Mellon is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”). Coinbase, Inc. is the prime broker of the Trust (the “Prime Broker”). BitGo Bank & Trust, National Association is the primary custodian of the Trust (the “Custodian”) and Coinbase Custody Trust Company, LLC is the additional custodian of the Trust (the “Additional Custodian”).

At this time, none of the Trust, the Sponsor, the Custodian, the Additional Custodian, nor any other person associated with the Trust may, directly or indirectly, engage in Staking of the Trust's TAO on behalf of the Trust, meaning no action will be taken pursuant to which any portion of the Trust's TAO becomes used in any staking protocol or is used to earn additional digital assets or generate income or other earnings, and there can be no assurance that the Trust, the Sponsor, the Custodian, the Additional Custodian or any other person associated with the Trust will ever be permitted to engage in Staking of the Trust's TAO or such income generating activity in the future.

The Shares are currently quoted on the OTCQX Best Market® (“OTCQX”) of OTC Markets Group Inc. under the ticker symbol “GTAO” and following the effectiveness of the registration statement of which this prospectus forms a part, the Trust intends to list the Shares on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “GTAO” upon approval, subject to official notice of issuance, pursuant to NYSE Arca Rule 8.201-E (Generic), which permits the listing and trading of Commodity-Based Trust Shares under NYSE Arca's generic listing standards (the “Generic Listing Standards”). The Trust does not currently expect NYSE Arca to file a proposed rule change under Rule 19b-4 in connection with such listing. The Trust intends to list the Shares under NYSE Arca Rule 8.201-E (Generic) once TAO satisfies the applicable eligibility requirements set forth in NYSE Arca Rule 8.201-E(d)(1) (Generic). Shares of the Trust will not commence trading unless and until NYSE Arca confirms that the Shares meet all applicable listing requirements. The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of TAO and the trading price of the Shares on the NYSE Arca at the time of each sale.

The Shares may be purchased from the Trust only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain Authorized Participants (as defined herein) on an ongoing basis as described in “Plan of Distribution.” In addition, the Trust redeems Shares in Baskets on an ongoing basis from Authorized Participants. As of the date of this prospectus, NYSE Arca has received regulatory approval permitting the Trust to conduct creations and redemptions of Shares via in-kind transactions with Authorized Participants or their designees (any such designee, an “AP Designee”) in exchange for TAO. The Trust is also able to accept Cash Orders (as defined herein). See “Description of Creation and Redemption of Shares.” Some of the activities of the Authorized Participants may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions under the Securities Act of 1933, as amended (the “Securities Act” or “Securities Act of 1933”). See “Plan of Distribution.”

Investing in the Shares involves significant risks. You should carefully consider the risk factors described in “Risk Factors” starting on page 17 before you invest in the Shares.

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the “Basket Amount”, which is the amount of TAO required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of a TAO derived from the Digital Asset Trading Platforms (as defined herein) that are reflected in the CoinDesk Bittensor Benchmark Rate (the “Index”), calculated at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is therefore not subject to regulation under the Investment Company Act. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”) and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. See “Risk Factors—Risk Factors Related to the Trust and the Shares— Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.”

The date of this prospectus is , 2026.

Neither the Trust nor the Sponsor has authorized anyone to provide you with any information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of the Trust. Neither the Trust nor the Sponsor takes any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither the Trust nor the Sponsor is making an offer to sell any security or soliciting any offer to buy any security in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any free writing prospectus is accurate as of any date other than the respective dates on the front of such documents. The Trust’s business, assets, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on behalf of the Trust or the Sponsor, to subscribe to or purchase any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. The information contained in the section captioned “Business—Overview of the Bittensor Industry and Market” is based on information obtained from sources that the Sponsor believes are reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the Bittensor industry, the operation of the TAO market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

i

Forward-Looking Statements

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business of Grayscale Bittensor Trust (TAO) (the “Trust”). Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. Investors are therefore cautioned against relying on forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust’s operations, Grayscale Investments Sponsors, LLC (the “Sponsor”) plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially from such statements. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks described in “Risk Factors” in this prospectus. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•
the extreme volatility of trading prices that many digital assets, including TAO, have experienced in recent periods and may continue to experience, which could cause the value of the Shares to be volatile and/or have a material adverse effect on the value of the Shares;
•
the recency of the development of digital assets and the uncertain medium-to-long term value of the Shares due to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;
•
the value of the Shares depending on the acceptance of digital assets, such as TAO, which represent a new and rapidly evolving industry;
•
the value of the Shares relating directly to the value of TAO then held by the Trust, the value of which may be highly volatile and subject to fluctuations due to a number of factors;
•
the risk that validators may suffer losses due to Staking (as defined herein), or Staking may prove unattractive to validators, which could adversely affect the Bittensor Network;
•
a temporary or permanent “fork” or a “clone”, which could adversely affect the value of the Shares;
•
the limited history of the Index;
•
the possibility that there may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot TAO exchange-traded products, if and when the listing of such products has been approved;
•
competition from the emergence or growth of other digital assets could have a negative impact on the price of TAO and adversely affect the value of the Shares;
•
the liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers;
•
the possibility that the Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-concurrent trading hours between NYSE Arca and the Digital Asset Trading Platform Market;

•
changes in the securities-law treatment of TAO or transactions involving TAO under federal or state law that could adversely impact the value of the Shares;
•
regulatory changes or other events in foreign jurisdictions that may affect the value of the Shares or restrict the use of one or more digital assets, the use or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
•
the possibility that an Authorized Participant, the Trust or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to such Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;

ii

•
regulatory changes or interpretations that could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;
•
potential conflicts of interest that may arise among the Sponsor or its affiliates and the Trust;
•
the potential discontinuance of the Sponsor’s continued services, which could be detrimental to the Trust;
•
the limited ability to facilitate in-kind creations and redemptions of Shares, which could have adverse consequences for the Trust;
•
the lack of ability to participate in Staking (as defined herein) to the extent the Staking Condition (as defined herein) is not satisfied, which could have adverse consequences for the Trust;
•
if the Trust stakes in the future, the inaccessibility of staked TAO tokens for a variable period of time, which could result in certain liquidity risks to the Trust;
•
if the Trust stakes in the future, the Trust’s dependence on third parties to effectively execute the Trust’s Staking Arrangements (written arrangements to facilitate the staking of the Trust’s TAO with one or more Staking Providers);
•
if the Trust stakes in the future, the uncertain regulatory landscape surrounding Staking;
•
if the Trust stakes in the future, potential tax liabilities for beneficial owners of Shares without receiving corresponding distributions from the Trust in connection with Staking;

•
the Trust’s reliance on third-party service providers to perform certain functions essential to the affairs of the Trust and the challenges replacement of such service providers could pose to the safekeeping of the Trust’s TAO and to the operations of the Trust; and
•
the Custodian’s or the Additional Custodian’s possible resignation or removal by the Sponsor or otherwise, without replacement, in which case the Trust will dissolve in accordance with the terms of the Trust Agreement.

Consequently, all forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” in this prospectus, or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.

iii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in the Shares. You should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and the notes to those statements, before making an investment decision about the Shares.

Grayscale Bittensor Trust (TAO)

Trust Overview

Grayscale Bittensor Trust (TAO) (the “Trust”) is a Delaware Statutory Trust that was formed on April 30, 2024. Prior to the effectiveness of the registration statement of which this prospectus forms a part, the name of the Trust was Grayscale Bittensor Trust (TAO). In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to rename the Trust as Grayscale Bittensor ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State. The Trust’s purpose is to hold “TAO”, which are digital assets that are created and transmitted through the operations of the peer-to-peer “Bittensor Network”, a decentralized network of computers that operates on cryptographic protocols.

From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement, intends to rely on an exemption or other relief from the SEC under Regulation M to operate a redemption program, and intends to list the Shares on NYSE Arca under the symbol “GTAO.” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (referred to as the “arbitrage mechanism”). In particular, upon listing on NYSE Arca, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the TAO represented by each Share and the trading price of the Shares on NYSE Arca at the time of each sale. Shares registered hereby are of the same class and will have the same rights as any Shares distributed prior to this offering.

Grayscale Investments Sponsors, LLC (“GSIS” or the “Sponsor”), a consolidated subsidiary of Digital Currency Group, Inc. (“DCG”), is the Sponsor of the Trust. CSC Delaware Trust Company is the trustee (the “Trustee”) of the Trust, The Bank of New York Mellon is the transfer agent (in such capacity, the “Transfer Agent”) and the administrator (in such capacity, the “Administrator”) of the Trust, Continental Stock Transfer & Trust Company is the co-transfer agent of the Trust (the “Co-Transfer Agent”). Coinbase, Inc. is the prime broker of the Trust (the “Prime Broker”). BitGo Bank & Trust, National Association is the primary custodian of the Trust (the “Custodian”) and Coinbase Custody Trust Company, LLC is the additional custodian of the Trust (the “Additional Custodian”). Each of the Trust’s Digital Asset Account with the Custodian and Digital Asset Account with the Additional Custodian is a segregated custody account controlled and secured by the Custodian or the Additional Custodian, as applicable, to store private keys, which allow for the transfer of ownership or control of the Trust’s TAO on the Trust’s behalf (each, a “Digital Asset Account” and, collectively, the “Digital Asset Accounts”).

The Sponsor’s policy is that substantially all of the Trust’s TAO is held in cold storage in the Trust's Digital Asset Account with the Custodian, and only a limited portion of the Trust's TAO is held in cold storage in the Trust's Digital Asset Account with the Additional Custodian to provide custodial redundancy. While both custodians hold the Trust’s TAO in cold storage through separate systems and under separate governing agreements, the Custodian, and not the Additional Custodian, serves as the primary operational custodian of the Trust and is responsible for processing withdrawals from the Digital Asset Account with the Custodian in connection with the payment of the Trust’s expenses and in connection with the creation and redemption of Shares. The Trust’s Digital Asset Account with the Additional Custodian will not be used to fund the payment of the Trust's expenses. The Sponsor’s Fee will be paid solely from TAO held in the Trust's Digital Asset Account with the Custodian, and will not be paid from TAO held in the Trust's Digital Asset Account with the Additional Custodian. Fees paid to the Additional Custodian are a Sponsor-paid Expense. See “Business—Service Providers of the Trust—The Custodian” and “Business—Service Providers of the Trust—The Additional Custodian and Prime Broker.”

The Trust issues Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain eligible financial institutions that are registered broker-dealer, have entered into agreements with the Trust and the Sponsor concerning the creation and redemption of Shares, and in the case of creations or redemptions through In-Kind Orders must also own, or their AP Designee must own, a digital wallet address that is known to the Custodian or the Additional Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian or the Additional Custodian (each, an “Authorized

Participant”) from time to time. Baskets are offered in exchange for TAO. Through its redemption program, the Trust will redeem Shares from Authorized Participants on an ongoing basis. For a more detailed description of the creation and redemption procedures, see “Description of Creation and Redemption of Shares.”

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Second Amended and Restated Declaration of Trust and Trust Agreement between Trustee and the Sponsor, establishing and governing the operations of the Trust, as may be further amended from time to time (the “Trust Agreement”), the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

Some of the notable features of the Trust and its Shares include the holding of TAO in the Trust’s own accounts, the experience of the Sponsor’s management team in the Bittensor Industry and the use of the Custodian and the Additional Custodian to protect the Trust’s private keys. See “Business—Activities of the Trust.”

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Custodian and Custodial Entities expose the Trust and its shareholders to the risk of loss of the Trust’s TAO for which no person or entity is liable.

The Sponsor maintains an internet website at etfs.grayscale.com/gtao, through which the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge after they have been filed with or furnished to the Securities and Exchange Commission (the “SEC”) in each case following the effective date of the registration statement of which this prospectus forms a part. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other reports or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Trust Objective and Determination of Principal Market NAV and NAV

The Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of TAO held by the Trust, including TAO earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities. The Trust does not seek to generate returns beyond tracking the price of TAO and any TAO earned as Staking Consideration (to the extent that the Staking Condition has been satisfied and Staking is implemented). There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

The Trust provides investors with the opportunity to gain exposure to the price of TAO through Shares held in a traditional brokerage account, without the barriers to entry or risks involved with holding or transferring TAO directly, acquiring it from an electronic marketplace where trading platform participants may trade, buy and sell TAO based on bid-ask trading (a “Digital Asset Trading Platform”), or otherwise obtaining direct exposure to TAO. The “Digital Asset Trading Platform Market” refers to the global trading platform market for the trading of TAO, which consists of transactions on electronic Digital Asset Trading Platforms.

The Trust’s TAO are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“U.S. GAAP”). The Trust determines the fair value of TAO based on the price provided by the “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” as each such term is defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Master Glossary (collectively, “Digital Asset Market”) that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Principal Market and Fair Value Determination” in this prospectus for more information on the Trust’s principal market selection.

The Trust uses the Index Price to calculate its “NAV,” a non-GAAP metric, which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business —Valuation of TAO and Determination of NAV.” “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding.

NAV is not intended to be a substitute for the Trust’s net asset value calculated in accordance with U.S. GAAP (the “Principal Market NAV”), and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with U.S. GAAP. Prior to February 7, 2024, Principal Market NAV was referred to as NAV and Principal Market NAV per Share was referred to as NAV per Share.

Staking

The Trust Agreement provides that the Trust may engage in “Staking,” meaning (i) using, or permitting to be used, through the Custodian or the Additional Custodian, as applicable (including through delegation of rights to an unrelated third-party Staking Provider), any portion of the Trust’s TAO in a staking protocol, (ii) accepting any consideration of any kind whatsoever, including, but not limited to, any staking reward paid in fiat currency or paid in kind, in exchange for using, or permitting to be used, any portion of the Trust Estate (the “Staking Consideration”) only in the form of TAO and treating such consideration consistently, and (iii) any financing arrangement or other mechanism utilized by the Sponsor, on behalf of the Trust, in connection with Redemption Orders to manage TAO liquidity constraints arising from those activities. The mere transfer of virtual currency on a peer-to-peer network that uses a staking protocol is not Staking, and Staking includes any related activity contemplated by a Tax Ruling, an opinion or Tax Guidance described in the Staking Condition. The Trust may engage in Staking only if (and, then, only to the extent that) the “Staking Condition” has been satisfied. With respect to a particular form of Staking, the Staking Condition is satisfied if (i) (x) engaging in such form of Staking should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (y) the Trust shall have received (1) a written opinion from a Tax Advisor or (2) a Tax Ruling, in each case, to that effect or (ii) such form of Staking is confirmed in Tax Guidance to be a permissible undertaking by a grantor trust. Subject to the Staking Condition being satisfied, and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its TAO holdings to receive Staking Consideration comprising additional TAO.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As a result, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

The Sponsor may decide in its sole discretion not to pursue satisfaction of the Staking Condition, and there can be no assurance that the Sponsor will cause the Trust to engage in Staking. If the Staking Condition is satisfied in the future and the Sponsor intends to cause the Trust to engage in Staking, the Trust will make additional disclosures with the SEC regarding the Trust’s staking arrangements.

Bittensor History

TAO is a digital asset that is created and transmitted through the operations of the peer-to-peer Subtensor Blockchain, a distributed network of computers that operates on cryptographic protocols, which underpin the Bittensor Network. No single entity owns or operates the Subtensor Blockchain or the wider Bittensor Network, the infrastructure of which is collectively maintained by a decentralized user base. The Subtensor Blockchain allows people to transmit tokens of value, called TAO, which are recorded on a public transaction ledger known as a blockchain. TAO can be used to participate in certain capacities on the Bittensor Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. The Bittensor Network was designed to facilitate an open-access, peer-to-peer marketplace for AI generated output. Users can query the Bittensor Network’s registered AI model collections to help with performing or resolving certain tasks, which are assessed by the Protocol’s unique ranking method. The results of this ranking system and transactions in TAO are recorded on the Subtensor Blockchain. The Bittensor Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The price of TAO on public Digital Asset Trading Platforms has a limited history, and during this history, TAO prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price, and the price of TAO generally, remains subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. For example, from June 10, 2024 through September 30, 2026, the Index Price ranged from $146.45 to $709.06, with the straight average being $329.90. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical NAV and TAO Prices.”

Several U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the SEC, the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of digital assets. Even so, the treatment of TAO and other digital assets remains uncertain in the United States and is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of TAO creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares.”

Summary Risk Factors

Before you invest in the Shares, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.” Some of the more significant challenges and risks relating to an investment in the Shares include those associated with the following:

•
The trading prices of many digital assets, including TAO, have experienced extreme volatility and may continue to do so. Extreme volatility in the future, including declines in the trading prices of TAO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value;
•
Digital assets such as TAO have a limited history and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, including the dependence of digital asset networks on the internet and other technologies, the role of the users, developers and miners and the potential for malicious activity;
•
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares;
•
The Trust could incur liability or operational disruption if TAO contributed to the Trust is associated with sanctioned persons or illicit activity;

•
Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;
•
Many Digital Asset Trading Platforms operate with limited regulatory oversight or transparency and may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of TAO and the value of the Shares;

•
The Index has a limited history, and a failure of the Index Price could adversely affect the value of the Shares;

•
Competition from the emergence or growth of other digital assets could have a negative impact on the price of TAO and adversely affect the value of the Shares;
•
The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust, and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s TAO and to the operations of the Trust;
•
The Trust is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Shares less attractive to investors;
•
An active trading market for the Shares may not continue to be maintained, and the Sponsor may not be successful in listing the Shares on NYSE Arca;
•
Security threats to the Trust’s Digital Asset Accounts could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust;
•
The lack of full insurance and shareholders’ limited rights of legal recourse expose the Trust and its shareholders to the risk of loss of the Trust’s TAO for which no person or entity is liable;
•
The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust;
•
Changes in the securities-law treatment of TAO or transactions involving TAO under federal or state law could adversely affect the value of TAO and the Shares and require the Trust to change its operations or terminate;
•
Changes in U.S. or foreign laws, regulations or regulatory actions may prohibit or restrict the use of TAO or the operation of the Bittensor Network or the Digital Asset Markets, increase the Trust’s costs, impair its ability to operate or require its termination, any of which could adversely affect the value of the Shares;
•
Statutory or regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;

•
The treatment of the Trust for U.S. federal income tax purposes is uncertain;
•
Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Bittensor Network;
•
The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied, which could negatively affect the value of the Shares;
•
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders;
•
DCG has investments in a large number of digital assets (including TAO and subnet tokens) and companies involved in Bittensor, subnets, trading platforms and custodians. DCG from time to time sells, pledges or otherwise monetizes its digital asset holdings, including TAO and subnet tokens. DCG is reported to be one of the largest holders of TAO. DCG’s positions on changes that should be adopted in the Bittensor Network could be adverse to positions that would benefit the Trust or its shareholders. Additionally, before or after a hard fork on the Bittensor Network, DCG’s position regarding which fork among a group of incompatible forks of the Bittensor Network should be considered the “true” Bittensor Network could be adverse to positions that would most benefit the Trust;
•
A single shareholder currently owns a significant portion of the Shares, which could limit the ability of other shareholders to exercise voting influence or otherwise adversely impact the value of the Shares;
•
If the Custodian or the Additional Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement;
•
If the Trust stakes in the future, staked TAO tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust;
•
If the Trust stakes in the future, the Trust will be dependent on third parties to effectively execute the Trust’s Staking Arrangements;
•
If the Trust stakes in the future, the regulatory landscape surrounding Staking is uncertain;
•
If the Trust stakes in the future, beneficial owners of Shares could incur tax liabilities without receiving corresponding distributions from the Trust;
•
The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers;
•
The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-concurrent trading hours between NYSE Arca and the Digital Asset Trading Platform Market;
•
Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies that are not emerging growth companies under the JOBS Act, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
•
comply with any new requirements that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
•
provide certain disclosure regarding executive compensation required of larger public companies; or
•
obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an emerging growth company upon the earliest of:

•
the last day of the fiscal year in which the Trust has $1.235 billion or more in annual revenues;
•
the date on which the Trust becomes a “large accelerated filer” under Rule 12b-2 promulgated under the Exchange Act;
•
the date on which the Trust issues more than $1.0 billion of non-convertible debt over a three-year period; or
•
the last day of the fiscal year following the fifth anniversary of the Trust’s initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

The offices of the Trust and the Sponsor are located at 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 and the Trust’s telephone number is (212) 668-1427. The Trustee has a trust office at 2711 Centerville Road, Wilmington, Delaware 19808. The Prime Broker’s office is located at 548 Market Street, #23008, San Francisco, CA 94104. The Custodian’s office is located at 6216 Pinnacle Place, Suite 101, Sioux Falls, SD 57108. The Additional Custodian’s office is located at 200 Park Avenue South, Suite 1208, New York, NY 10003. The Transfer Agent’s office is located at 240 Greenwich Street, New York, NY 10286. Our internet site is etfs.grayscale.com/gtao. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

The Offering

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.
Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of TAO deposited with the Trust in connection with creations. Such TAO will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets, (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation or (v) used in Staking, only if (and, then, only to the extent that) the Staking Condition relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition.

Proposed NYSE Arca symbol	GTAO
CUSIP	38963B100
Index Price

The “Index Price” is the value of a TAO as represented by the Index, calculated at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Index is a U.S. dollar-denominated composite reference rate for the price of TAO. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the TAO reference rate, (2) provide a real-time, volume-weighted fair value of TAO and (3) appropriately handle and adjust for non-market related events. The CoinDesk Indices, Inc. (the “Index Provider”) re-evaluates the weighting algorithm on a periodic basis, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The Index applies an algorithm to the price of TAO on the Constituent Trading Platforms (as defined herein) calculated every 5 seconds over a 24-hour period. The Index’s algorithm is expected to reflect a five-pronged methodology to calculate the Index Price from the Constituent Trading Platforms: Volume Weighting, FX Conversion, Outlier Detection Factor, Inactivity Adjustment and Manipulation Resistance. The Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms. The Digital Asset Trading Platforms that are included in the Index are selected by the Index Provider utilizing a methodology that is guided by the International Organization of Securities Commissions (“IOSCO”) principles for financial benchmarks. For an exchange to become a Constituent Trading Platform (as defined herein), it must satisfy the Inclusion Criteria described in this prospectus, as may be updated by the Index Provider from time to time. See “Risk Factors—Risk Factors Related to the Digital Asset Markets—The Index Price used to calculate the value of the Trust’s TAO may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.”

Index price data and the description of the Index are based on information publicly available at the Index Provider’s website at www.coindesk.com/indices/. None of the information on the Index Provider’s website is incorporated by reference into this prospectus. The Sponsor does not employ index oversight procedures independent of the procedures employed by the Index Provider.

The Index Provider and the Sponsor have entered into the Index License Agreement, dated as of January 31, 2022 (as amended, the “Index License Agreement”), governing the Sponsor’s use of the Index Price. Pursuant to the terms of the Index License Agreement, the Index Provider may adjust the calculation methodology for the Index Price without notice to, or consent of, the Trust or its shareholders. The Index Provider may change the trading venues that are used to calculate the Index Price or otherwise change the way in which the Index Price is calculated at any time. For example, the Index Provider has scheduled monthly reviews in which it may add or remove Constituent Trading Platforms that satisfy or fail the Inclusion Criteria as well as other requirements detailed in the index methodology. If the Index Price becomes unavailable, or if the Sponsor determines in good faith that the Index Price does not reflect an accurate TAO price, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact the Index Price remains unavailable or the Sponsor continues to believe in good faith that the Index Price does not reflect an accurate TAO price, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described in “Business—Overview of the Bittensor Industry and Market—The Index and the Index Price.”

The Sponsor may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price using a cascading set of rules as described above, or change such cascading set of rules at any time. The Sponsor will provide notice of any such changes in the Trust’s periodic or current reports and, if the Sponsor makes such a change other than on an ad hoc or temporary basis, will file a proposed rule change with the SEC.

Digital Asset Trading Platform Public Market Data

On each online Digital Asset Trading Platform, TAO is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro, or stablecoins such as U.S. Dollar Coin (“USDC”). Over-the-counter dealers or market makers do not typically disclose their trade data.

As of September 30, 2026, the Digital Asset Trading Platforms included in the Index were Binance, Bitstamp by Robinhood, Crypto.com, Kraken and OKX. The Sponsor and the Trust reasonably believe each of these Digital Asset Trading Platforms are in material compliance with applicable licensing requirements based on the inclusion criteria and jurisdiction, as detailed below, and maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations.

Binance: A global trading platform, Binance does not name a formal headquarters. Binance does not hold any licenses or registrations in the U.S. and is not available to U.S. based customers.

Bitstamp by Robinhood: A U.K.-based trading platform that has U.S. operations and entities registered as MSBs with FinCEN, holds a BitLicense, and that is licensed as a money transmitter in various U.S. states.

Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.

Kraken: A U.S.-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a Special Purpose Depository Institution by the Wyoming Division of Banking. Kraken does not hold a BitLicense.

OKX: A Seychelles-based trading platform. OKX does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers.

Currently, there are several Digital Asset Trading Platforms operating worldwide, and online Digital Asset Trading Platforms represent a substantial percentage of TAO buying and selling activity and provide the most data with respect to prevailing valuations of TAO. These trading platforms include established trading platforms such as the Digital Asset Trading Platforms included in the Index which provide a number of options for buying and selling TAO. The below tables reflect the trading volume in TAO and market share of the TAO-U.S. dollar and TAO-USDC trading pairs of each of the Digital Asset Trading Platforms included in the Index as of September 30, 2026 (collectively, “Constituent Trading Platforms”), using data since January 1, 2025.

Digital Asset Trading Platforms included in the Index as of September 30, 2026(1)	Volume (TAO)	Market Share(2)
Kraken	9,918,981	28.94%
Crypto.com	2,759,628	8.05%
Bitstamp by Robinhood	45,090	0.13%
Total TAO-U.S. dollar trading pair	12,723,699	37.12%

Digital Asset Trading Platforms included in the Index as of September 30, 2026(1)	Volume (TAO)	Market Share(2)
Binance	21,851,555	84.44%
OKX	267,778	1.03%
Total TAO-USDC trading pair	22,119,333	85.47%

(1) The Digital Asset Trading Platforms initially expected to be included in the Index are Binance, Bitstamp by Robinhood, Crypto.com, Kraken, and OKX.

(2) Market share is calculated using trading volume (in TAO) for certain Digital Asset Trading Platforms including, Binance, Bitstamp by Robinhood, Crypto.com, Kraken, and OKX, as well as certain other large U.S.-dollar denominated Digital Asset Trading Platforms that were not included in the Index as of September 30, 2026, including Coinbase, KuCoin and MEXC.

Creation and Redemption

The Trust creates and redeems Shares from time to time, but only in one or more whole Baskets of 10,000 Shares each, but may be subject to change. The Trust is permitted to create or redeem Shares pursuant to (i) an order under which the Authorized Participant (or its AP Designee) delivers TAO directly to, or receives TAO directly from, the Trust (an "In-Kind Order") and (ii) an order for the creation or redemption of Shares pursuant to procedures facilitated by the Transfer Agent and under which a Liquidity Provider is engaged to facilitate the purchase or sale of TAO for cash (a “Cash Order”). In an In-Kind Order, a Basket is made in exchange for delivery to the Trust or the distribution by the Trust of TAO in an amount equal to the amount of TAO represented by the Basket being created or redeemed, as the case may be, determined as of 4:00 p.m., New York time, on the day the order to create or redeem Baskets is properly received. In a Cash Order, a Basket is made in exchange for delivery to the Trust or the distribution by the Trust of an amount of cash, equivalent to the amount of TAO represented by the Basket being created or redeemed, as the case may be, the amount of which is representative of the combined NAV of the number of Shares included in the Baskets being created or redeemed determined as of 4:00 p.m., New York time, on the day the order to create or redeem Baskets is properly received. Except when aggregated in Baskets or under extraordinary circumstances permitted under the Trust Agreement, the Shares are not individually redeemable securities.

The Trust issues and redeems Shares on an ongoing basis, but only in one or more whole Baskets of 10,000 Shares each. The creation and redemption of Baskets requires the delivery to or acquisition by the Trust, or the distribution or disposition by the Trust, of the amount of TAO represented by the Baskets being created or redeemed, the number of which is equal to the Basket Amount as of 4:00 p.m., New York time, on the trade date of a creation or redemption order multiplied by the number of Baskets being created or redeemed (the “Total Basket Amount”). The amount of TAO required to create a Basket, or to be delivered or disposed of upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s TAO to pay the Sponsor’s Fee and the delivery or sale of the Trust’s TAO to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” in this prospectus.

Although the Trust creates Baskets only upon the receipt of TAO, and redeems Baskets only by distributing TAO or proceeds from the disposition of TAO, an Authorized Participant may choose to submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more eligible companies (each, a “Liquidity Provider”) to obtain or receive TAO in connection with such orders. Transfers of TAO between the Trust's accounts and the Liquidity Provider in connection with Cash Orders are “on-chain” transactions represented on the Blockchain. The Liquidity Provider will pay any transfer fees associated with such on-chain transfers of TAO into the Trust, while the Custodian will pay transfer fees for on-chain transfers of TAO within the Trust or out of the Trust. Neither the Custodian nor the Liquidity Provider will pay such transfer fees with the Trust’s assets. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis. The Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit TAO directly with the Trust or receive TAO directly from the Trust. See “Description of Creation and Redemption of Shares.”

The Sponsor has engaged certain unaffiliated Liquidity Providers, and intends to engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Net Asset Value

The net asset value of the Trust determined on a U.S. GAAP basis is referred to in this prospectus as “Principal Market NAV.” The Sponsor also calculates Principal Market NAV per Share in accordance with U.S. GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Operating Data” for additional information reconciling the Trust’s NAV and NAV per Share presented against the U.S. GAAP metrics presented in our financial statements included hereto.

The Trust’s NAV

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business—Valuation of TAO and Determination of NAV.”

The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor will publish the NAV and NAV per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at etfs.grayscale.com/gtao. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website is intended to be an inactive textual reference only. See “Business—Valuation of TAO and Determination of NAV” for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. The Staking Condition is, with respect to a particular form of Staking, the condition that (i) (x) engaging in such form of Staking should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (y) the Trust shall have received (1) a written opinion from a Tax Advisor or (2) a Tax Ruling, in each case, to that effect or (ii) such form of Staking is confirmed in Tax Guidance to be a permissible undertaking by a grantor trust. Subject to the Staking Condition being satisfied, and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its TAO holdings to receive Staking Consideration comprising additional TAO.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As a result, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

Incidental Rights and IR Virtual Currency

Other than receiving and distributing cash from the Cash Account (as defined herein) in connection with the creation and redemption of Baskets as described under “Description of Creation and Redemption of Shares,” and, to the extent the Trust engages in Staking in the future, receiving and distributing cash in connection with the distribution of proceeds from the sale of Staking Consideration as described under “Business—Overview of the Trust and the Shares—Staking,” the Trust will not hold cash, and will not engage a cash custodian. The Trust may from time to time be entitled to come into possession of rights incident to its ownership of TAO, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of TAO or other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “IR Virtual Currency.”

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Business—Incidental Rights and IR Virtual Currency.”

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the “Sponsor’s Fee.” The Sponsor’s Fee will accrue daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date. This dollar amount for each daily accrual will then be converted into TAO by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable in TAO to the Sponsor daily in arrears.

To cause the Trust to pay the Sponsor’s Fee, the Sponsor will instruct the Custodian to withdraw from the Trust’s Digital Asset Account with the Custodian the amount of TAO equal to the accrued but unpaid Sponsor’s Fee and transfer such TAO to the Sponsor’s account at such times as the Sponsor determines in its absolute discretion. The Sponsor’s Fee will be paid solely from TAO held in the Trust's Digital Asset Account with the Custodian, and no portion of the Sponsor’s Fee will be paid from TAO held in the Trust's Digital Asset Account with the Additional Custodian.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee and there are no circumstances under which the Sponsor has determined it will definitely waive the fee.

After the Trust’s payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert any TAO received as payment of the Sponsor’s Fee into U.S. dollars. The rate at which the Sponsor converts such TAO to U.S. dollars may differ from the rate at which the relevant Sponsor’s Fee was determined. The Trust will not be responsible for any fees and expenses incurred by the Sponsor to convert TAO received in payment of the Sponsor’s Fee into U.S. dollars.

As partial consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the marketing fee, (ii) the administrator fee, (iii) the Custodian fee , the Additional Custodian fee and fees for any other security vendor engaged by the Trust, (iv) the Transfer Agent fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year, (vii) ordinary course, legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).

In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Trust’s Digital Asset Account with the Custodian TAO in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such TAO into U.S. dollars (or other fiat currencies) at such time to enable the Trust to timely pay any Additional Trust Expenses, through use of the Sponsor’s commercially reasonable efforts to obtain the highest such price (the “Actual Exchange Rate”) or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such TAO in kind to the Sponsor in satisfaction of such Additional Trust Expenses.

Although the Sponsor is obligated to use its commercially reasonable efforts to obtain the highest price when engaging other parties to assist with the sale of the Trust’s TAO to raise proceeds for any Additional Trust Expenses, the Sponsor will have some discretion in arranging for the sale of the Trust’s TAO, and may engage one or more of its affiliates to assist with any such sale. The Sponsor and its respective directors, officers, employees, affiliates, and/or parties engaged to assist with the sale of the Trust’s TAO may trade in the TAO, digital asset, derivative or other markets for their own accounts, and in doing so may take positions opposite to or ahead of those held by the Trust and may compete with the Trust for positions in the marketplace. For example, sales of the Trust’s TAO for the satisfaction of any Additional Trust Expenses may create conflicts of interest on behalf of one or more such parties in respect of their obligation to the Trust. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which address conflicts of interest. See “Risk Factors—Risk Factors Related to Potential Conflicts of Interest—Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.”

In order to raise proceeds to pay for any Additional Trust Expenses, the Sponsor would execute the sale of TAO through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding AML and KYC regulations, which may include a Liquidity Provider or one or more of their respective affiliates. The Sponsor expects that these financial institutions will generally only have access to Digital Asset Trading Platforms or other venues that they reasonably believe are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each venue. The Trust is not responsible for paying any costs associated with the transfer of TAO to the Sponsor in connection with the payment of the Sponsor’s Fee or the sale of TAO in connection with the payment of any Additional Trust Expenses. The amount of TAO represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Additional Trust Expenses by transferring or selling TAO. See “Business—Expenses; Sales of TAO.”

The quantity of TAO to be delivered to the Sponsor or other relevant payee in payment of the Sponsor’s Fee or any Additional Trust Expenses, or sold to permit payment of Additional Trust Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of TAO held by the Trust. See “Business—Expenses; Sales of TAO.” Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of TAO by the Trust for the payment of expenses will be a taxable event to shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Voting Rights

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. The Sponsor is also permitted to make certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders. Additionally, the Sponsor is permitted to make certain restatements, amendments, or supplements to the Trust Agreement that could adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes, but only if certain conditions set forth in the amendments relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Furthermore, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. The Sponsor will notify investors of material amendments to or termination of the Trust Agreement by filing a current report on Form 8-K.  See “Description of the Shares.”

Termination Events

Upon dissolution of the Trust and surrender of Shares by the shareholders, shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s TAO, if applicable, and has paid or made provision for the Trust’s claims and obligations. See “Business—Description of the Trust Agreement—Termination of the Trust.” The Sponsor currently expects to execute the sales of any TAO in connection with the termination of the Trust through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding Bank Secrecy Act and AML regulations, which may include a Liquidity Provider or one or more of their respective affiliates.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into an agreement with the Sponsor and the Transfer Agent that provides the procedures for the creation and redemption of Baskets via a Liquidity Provider (the “Participant Agreement”) and (iii) in the case of any creation or redemption pursuant to In-Kind Orders, own, or their AP Designee must own, a TAO wallet address that is known to the Custodian or the Additional Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian or the Additional Custodian. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of TAO required for the creation and redemption of Baskets, as well as the deposit with and subsequent delivery by the Trust of cash required in connection therewith, from or to an Authorized Participant or Liquidity Provider, as applicable. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Sponsor, on behalf of the Trust, and the Transfer Agent entered into a Participant Agreement with and pursuant to which such entities have agreed to act as Authorized Participants, and are able to conduct creations and redemptions pursuant to Cash Orders. In addition, as of the date of this prospectus, is able to conduct creations and redemptions in-kind. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future, and such Authorized Participants may be able to conduct creations and redemptions in-kind, in cash, or both.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of TAO in connection with Cash Orders for creations or redemptions of Baskets. Liquidity Providers are engaged by Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”). See “Description of Creation and Redemption of Shares.” The Liquidity Engager’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s TAO trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. Liquidity Providers formalize their relationship through a Liquidity Provider Agreement between the Liquidity Engager, Liquidity Provider, and the Sponsor (on behalf of the Trust). Pursuant to such Liquidity Provider Agreements, the Liquidity Providers will be contractually obligated to deliver or receive TAO in exchange for cash in connection with Cash Orders for creations or redemptions.

The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in TAO transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, but may be affiliated with the Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager and the Sponsor (on behalf of the Trust), there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust or the Sponsor, on the other hand, in each case that relates to the Trust or the Trust’s Shares. When seeking to buy TAO in connection with creations or sell TAO in connection with redemptions, the Liquidity Engager will seek to obtain commercially reasonable prices and terms from the approved Liquidity Providers. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis.

As of the date of this prospectus, the Liquidity Engager has engaged and as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

                          , one of the Authorized Participants, is an affiliate of , one of the Liquidity Providers.

Clearance and Settlement

The Shares are evidenced by one or more global certificates that the Transfer Agent issues to the Depository Trust Company (“DTC”). The Shares are primarily available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Risk Factors	See the risks discussed in “Risk Factors” in this prospectus before you invest in the Shares.

Risk Factors

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in Shares of the Trust. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of the Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including TAO, have experienced extreme volatility and may continue to do so. Extreme volatility in the future, including declines in the trading prices of TAO, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including TAO, have experienced extreme volatility throughout their existence and may continue to do so. Negative perceptions, instability and the absence of standardized regulation in the digital asset economy may reduce confidence in digital assets and result in greater volatility in, or declines in, the price of TAO. Changes in U.S. political leadership or economic policies, or actions or omissions by U.S. government authorities with respect to TAO or other digital assets, may also create uncertainty and materially affect the price of and the value of the Shares. The Trust is not actively managed, will not have any formal strategy relating to the development of the Bittensor Network and will not take any actions to take advantage of or mitigate the impacts of volatility in the price of TAO. Accordingly, any of these factors could increase volatility in or cause a decline in the price of TAO and materially adversely affect the value of the Shares.

Digital assets such as TAO have a limited history and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, including the dependence of digital asset networks on the internet and other technologies, the role of users, developers and miners and the potential for malicious activity.

The value of the Shares is directly related to the value of TAO held by the Trust, and the price of TAO has fluctuated significantly. The following factors may affect the price of TAO and the value of the Shares:

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The limited history and early stage of development of digital asset networks and related protocols, which may not function as intended or achieve widespread use;
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Global supply of TAO, including sales by miners and large holders;
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Investors’ expectations with respect to inflation, interest rates, currency exchange rates and changes in the value of TAO;
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Fragmentation, consolidation, liquidity and trading volume in Digital Asset Markets, and fiat currency deposit and withdrawal policies of Digital Asset Trading Platforms;
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Interruptions, theft, loss, compromise, insolvency or failure involving Digital Asset Trading Platforms, custodians or other digital asset service providers;
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Dependence on the internet, a disruption of which could hinder transfers of TAO and reduce its value;
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Governance of the Bittensor Network by voluntary consensus and open competition, which could result in a lack of consensus or clarity and difficulty addressing long-term problems;
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Investment and trading activities of large investors and activity in derivatives markets for TAO or digital assets generally;
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Monetary policies, trade restrictions, currency devaluations and revaluations and regulatory measures that restrict the use of TAO or the Bittensor Network;
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The maintenance and development of the open-source software protocol of the Bittensor Network, including whether developers and other contributors have sufficient incentives and resources to maintain and develop the network;
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Competition from other digital assets or alternative means of payment;
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Global or regional political, economic or financial conditions, events and situations, such as the coronavirus outbreak;
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Actual or perceived fraudulent or manipulative trading and a lack of transparency in Digital Asset Markets;

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Fees and settlement times associated with TAO transactions;
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Source-code or cryptographic flaws, advances in quantum computing or a failure to implement quantum-resistant protections in a timely manner, any of which could compromise the Bittensor Network or result in the theft of the Trust’s TAO. Similar events affecting other digital assets could reduce confidence in digital asset networks and demand for TAO;
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A “short squeeze” resulting from speculation on the price of TAO, if aggregate short exposure exceeds the number of Shares available for purchase; and
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The Trust’s own acquisitions or dispositions of TAO, since there is no limit on the amount of TAO that the Trust may acquire.

Because TAO and the Bittensor Network have a limited history and continue to develop, additional risks may arise that are difficult to predict. TAO may not maintain its value or achieve or sustain broader acceptance. A decline in the price of TAO would reduce the Trust’s NAV per Share and may adversely affect the trading price of the Shares.

Digital assets represent a relatively new and rapidly evolving industry, and the value of the Shares depends on the acceptance of TAO.

Digital asset networks, including the Bittensor Network and related protocols, represent a relatively new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. The realization of one or more of the following risks could materially adversely affect the value of the Shares:

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TAO is only selectively accepted as a means of payment by retail and commercial outlets, and use of TAO by consumers remains limited. Banks and other established financial institutions may refuse to process funds for TAO transactions or maintain accounts for persons or entities transacting in TAO or provide banking services to businesses that provide digital asset-related services or that accept digital assets as payment. Reduced banking access and limited use could dampen liquidity and acceptance of TAO and adversely affect the price of TAO and the value of the Shares.

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The prices of digital assets may be determined on a relatively small number of Digital Asset Trading Platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as miners or developers, which could contribute to price volatility.
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Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Bittensor Network, any trading platforms or businesses that facilitate transactions in TAO may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks. As of the date of this prospectus, the Sponsor is not aware of any ongoing efforts to introduce further privacy-preserving features to the Bittensor Network.
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Users, developers and miners may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Bittensor Network.

The Bittensor Network was only recently conceived and its Yuma Consensus, its Proof-of-Authority consensus mechanisms, or its dTAO functionality may not function as intended, which could have an adverse impact on the value of TAO and an investment in the Shares.

The Bittensor Network was first conceived by the pseudonymous Yuma Rao in a whitepaper, and introduced the Yuma Consensus mechanism (“Yuma Consensus”) as a method to assess the performance of user-submitted AI generated outputs. Yuma Consensus is a mechanism whereby certain parties (known as “Miners”) host AI models and make them available to the network. Miners form coalitions (known as “Subnets”) based on the types of tasks they seek to perform. Subnets within the Bittensor Network are self-contained incentive frameworks for Miners to perform their duties according to specified predetermined rulesets. The Bittensor Network’s underlying Subtensor Blockchain also operates on a consensus mechanism known as “Proof-of-Authority” or “PoA” to confirm transactions. Under PoA, certain computers (“Nodes”) automatically order on-chain transactions by creating a historical record showing that an event or transaction has occurred at a moment in time relative to others. Nodes can only be admitted to the network by the network’s administrator, which is the Opentensor Foundation. A majority of the Subtensor Blockchain’s Nodes are owned or controlled by the Opentensor Foundation. PoA is intended to provide a transaction processing speed and capacity advantage over traditional Proof-of-Work (“PoW”) and Proof-of-Stake (“PoS”) networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations, and is thought of as simpler to upgrade and to fix errors.

Further, in February 2025, the Dynamic TAO (“dTAO”) upgrade was implemented on the Bittensor Network. Under dTAO, each Subnet is paired with its own token (often generically called an "alpha token" or “α-token”), and liquidity pools are created, such that supporting a particular Subnet now involves staking TAO into that Subnet's pool and receiving its alpha token in exchange. The amount of TAO staked into each Subnet's pool (versus other Subnets) now directly governs how much of the new TAO emission is allocated to that Subnet. dTAO therefore introduces additional layers of economic and technical complexity into the Bittensor Network, including reliance on automated market dynamics, the creation of new derivative digital assets, and new avenues for potential misalignment among participants. Because α-tokens may fluctuate in value relative to TAO and are tied to the performance and continued operation of individual subnets, dTAO exposes participants to risks that did not exist under the prior network design, including increased volatility, liquidity risk, and the possibility that emissions incentives could become concentrated in speculative or underperforming subnets. Moreover, because dTAO allocates emissions based on the relative amount of TAO staked into each liquidity pool, rather than on the quality of the Subnet’s underlying AI outputs, dTAO may concentrate influence among a small number of large TAO-holders, which could distort incentives or undermine the intended decentralization of the Bittensor Network.

Yuma Consensus, PoA, and dTAO are new blockchain technologies that are not widely used, and may not function as intended. For example, they may require more specialized equipment to participate in the network and fail to attract a significant number of users. Yuma Consensus and dTAO are still experimental, and it is still unclear to what degree it may deliver its intended results, if at all. The development of the Bittensor Network is ongoing and any further disruption could have a material adverse effect on the value of TAO and an investment in the Shares. Yuma Consensus involves coming to agreement over outputs which are subjective, which could cause the outputs of AI generated outputs to be less accurate or effective. Yuma Consensus and dTAO are also highly experimental, and it might be exploitable by those seeking its rewards without contributing to the protocol as intended or whose interests are not aligned with the larger Bittensor ecosystem.

In addition, there may be flaws in the cryptography or security underlying PoA, including flaws that affect functionality of the Bittensor Network or make the network vulnerable to attack or failure. This risk can be considered heightened for a blockchain network whose majority of blockchain nodes are controlled by a single party, such as is the case with the Bittensor Network. For example, the party who controls the majority of a blockchain’s nodes may engage in self-interested behavior that is not beneficial to the network as a whole. Further, with single party control, a blockchain’s nodes may be more likely to be compromised by a nefarious actor. In an example from another digital asset network, in March 2022, the nodes of the party who controlled a majority of nodes for the PoA-based Ronin blockchain network were compromised by an attacker, allowing the attacker to steal over $600 million in digital assets. Similarly, it is possible that upgrades to a PoA network like the Bittensor Network are not widely verified before deployment, which may cause unintended consequences. For example, in March 2024, the Subtensor Blockchain implemented an update that removed code necessary to the network’s proper operation, preventing the creation of new blocks. While PoA did allow a further update to be deployed to begin restoring the network within an hour, such programmatic flaws may be better detected in networks that encourage more diverse ownership of nodes such as PoW or PoS. Unlike PoW or PoS networks, which generally rely on broader and more independently distributed validator or miner participation, PoA operates through a defined and permissioned set of authorized Nodes, a majority of which are understood to be controlled or influenced by a single operator, such as the Opentensor Foundation. While PoA may facilitate faster upgrades and more rapid implementation of corrective patches, it may involve a comparatively lower degree of independent validator diversity and adversarial testing prior to deployment of protocol changes.

Moreover, it is possible that operations of a PoA network may be affected or restricted by a party that controls its nodes. For example, in July 2024, the Opentensor Foundation reported that several wallets were drained due to a security incident in which an attacker distributed malicious software that was disguised as a legitimate upgrade package that allowed the attacker to gain illegitimate access to private keys of those users who downloaded the package and initiate unauthorized transactions to the attacker’s wallet addresses. Consequently, the Opentensor Foundation team placed the blockchain in “safe mode” and did not fully reopen the network for ten days. The result was that transactions on the Subtensor Blockchain were paused while the Opentensor Foundation team investigated and attempted to alleviate the effects of the attack. Similarly in March 2024, a protocol upgrade resulted in temporary block production failure until a corrective update was deployed, which occurred within an hour. Likewise, in May 2025, a temporary pause in Subtensor blockchain operations and emissions occurred which was triggered by a spike in network activity which strained the blockchain’s syncing processes. In this instance, the blockchain was down for several hours. Although network functionality was restored in each instance, such disruptions demonstrate that the Subtensor Blockchain and associated infrastructure may be susceptible to software defects, validator misconfiguration, upgrade errors or security incidents. Any future measures affecting the normal operations of the Subtensor Blockchain, even if successful, could negatively impact the value of TAO and the value of the Shares of the Trust.

Smart contracts are a relatively new technology and ongoing development may magnify initial problems, cause volatility on the networks that use smart contracts and reduce interest in them, which could have an adverse impact on the value of TAO.

Smart contracts are programs that run on a blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in

June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of Ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain developers and core contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of Ether dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a $30 million theft of Ether, and in November 2017, a new vulnerability in Parity’s wallet software led to roughly $160 million worth of Ether being indefinitely frozen in an account. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana networks led to a $320 million theft of Ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Initial problems and continued problems with the development, design and deployment of smart contracts may have an adverse effect on the value of TAO, which could have a negative impact on the value of the Shares.

Changes in the governance of a digital asset network or protocol may not receive sufficient support from users, validators and miners, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Bittensor Network, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges.

The foregoing notwithstanding, the underlying software for some digital asset networks and protocols, such as the Bittensor Network, is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. If a significant majority of users, validators and miners were to adopt amendments to a decentralized network based on the proposals of such core developers, such network would be subject to new source code that may adversely affect the value of the relevant digital asset.

Additionally, core developers' roles may evolve or cease over time, which can adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public, permissionless blockchains generally face a tradeoff between security and scalability. One means through which digital asset networks that utilize public, permissionless blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network that utilizes a public permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and Layer 2 networks. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Layer 2 networks can increase the scalability of a blockchain by allowing users to transact on a second blockchain deployed on top of a “Layer 1” network.

The Bittensor Network is designed to use a system of specialized subnets to enable horizontal scalability, isolating different AI tasks into manageable partitions to optimize resource allocation and enhance overall performance. However, the high-computational demands for AI tasks can be difficult to provide efficiently in a decentralized manner. Further, the complexity of the Bittensor Network's unique infrastructure limits developer adoption compared to more conventional blockchain or AI projects, potentially slowing the development of scaling solutions. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average transaction fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Increased transaction fees and decreased settlement speeds could preclude certain uses for TAO (e.g., micropayments), and could reduce demand for, and the price of, TAO, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement or throughput of Bittensor Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks and related protocols are often developed by a diverse set of contributors, but are also often developed by identifiable and high-profile contributors. The perception that certain high-profile contributors may no longer contribute to the applicable digital asset network or protocol may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum protocol developer Vitalik Buterin had died. Following the rumor, the price of Ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of Ether. In the event a high-profile contributor or group contributors to the Bittensor Network, such as Ala Shaabana and Jacob Steeves, is perceived as no longer contributing to the Bittensor Network due to death, retirement, withdrawal, incapacity, focusing on other digital asset projects or otherwise, whether or not such perception is valid, it could negatively affect the price of TAO, which could adversely impact the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, which could have an adverse effect on the market price of such digital asset.

The largest TAO wallets are believed to hold, in aggregate, a significant percentage of the TAO in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of TAO, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. In particular, in connection with the launch of the Bittensor Network, a significant portion of the initial TAO supply was mined by early contributors, including the Opentensor Foundation, and the Opentensor Foundation may still own a significant amount of all TAO. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of TAO.

If the transaction fees for recording transactions on the Subtensor Blockchain or the rewards for ranking and providing AI generated output to the Bittensor Network are not sufficiently high to incentivize Nodes, Owners, Validators and Miners, Nodes may cease to validate the Subtensor Blockchain, Validators may cease validating such AI generated output or Miners may cease providing such AI generated output, or Owners may cease operating Subnets in the intended way, which could negatively impact the value of TAO and the value of the Shares.

If the digital asset rewards for providing or ranking AI generated output on the Bittensor Network are not sufficiently high to incentivize Validators and Miners, as applicable, Validators may cease reviewing and ranking AI generated output and Miners may cease providing AI generated output on the Subtensor Blockchain, which would limit the utility of the Bittensor Network and decrease the demand for and therefore value of TAO and the Shares. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in digital assets staked by Validators could increase the likelihood of a malicious actor or botnet manipulating the market for AI generated outputs on the Bittensor Network.
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Nodes have historically accepted relatively low transaction fees. If nodes on the Subtensor Blockchain demand higher transaction fees, the cost of using the Bittensor Network may increase and the marketplace for AI generated output may be reluctant to accept TAO as a means of payment.
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Alternatively, Validators and Miners could collude in an anti-competitive manner to reject low rewards on the Bittensor Network and force the Bittensor Network’s protocol designers to adjust the protocol so that it provides Validators and Miners with higher rewards, thus reducing the attractiveness of the Bittensor Network. Higher transaction confirmation fees resulting from collusion or otherwise may adversely affect the attractiveness of the Bittensor Network, the value of TAO and the value of the Shares.
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Subnet Owners exercise significant control over the rules, registration parameters, and incentive structures of their Subnets. A Subnet Owner may implement flawed, insecure, or self-interested rulesets, or may cease maintaining the Subnet altogether. Because Subnet emissions are governed in part by these rules, any such failure or misconduct could materially impair Subnet performance or distort reward allocation. Further, AI models integrated into Subnets may be vulnerable to adversarial examples, model poisoning, or other attacks unique to machine-learning systems. Malicious participants may exploit these vulnerabilities to degrade model performance, manipulate Validator rankings, or cause Subnets to produce faulty or harmful outputs, each of which may diminish the perceived utility of the Bittensor Network.

Any widespread delays in the recording of transactions could result in a loss of confidence in the Bittensor Network.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bittensor Network, or otherwise obtains control over the Bittensor Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Subtensor Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet obtains control over the Opentensor Foundation or otherwise obtains control over a majority of the Nodes processing transactions on the Subtensor Blockchain, it may be able to alter the Subtensor Blockchain on which transactions in TAO rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions, or “double-spend” its own digital assets (i.e., spend the same tokens in more than one transaction). To the extent that such malicious actor or botnet did not yield its control of the processing power on Subtensor Blockchain or the Bittensor community did not reject the fraudulent blocks as malicious, reversing any changes made to the Subtensor Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bittensor Network.

If network participants do not act to ensure greater decentralization of TAO mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bittensor Network will increase, which may adversely affect the value of the Shares.

In addition, a malicious actor may obtain control over a sufficient amount of TAO to enable it to manipulate the rewards that accrue to a particular Subnet, Validator or Miner. The malicious actor could, for example, manipulate which Subnet is most heavily weighted in order for participants in that Subnet to receive higher rewards than its actual AI generated output would otherwise deserve. Within a subnet, if the malicious actor obtained a sufficient threshold of the validator weight for that subnet, the malicious actor could also vote to approve of AI generated output provided by a particular Miner that does not reflect the quality of that AI generated output in order to ensure that the particular Miner earns a higher reward for its output. Any of these voting patterns could cause the AI generated output provided through the Bittensor Network to be of a lower quality than it otherwise would be or that users believe is useful to them such that demand for using the Bittensor Network falls, which could negatively impact the value of TAO and the value of the Shares.

A malicious actor may also obtain control over the Bittensor Network through its influence over core developers by gaining direct control over a core developer or otherwise influential programmer, which could cause the Bittensor Network to adopt protocol updates that are adverse to the Trust or its shareholders.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

The Bittensor Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of TAO adopt the modification. If less than a substantial majority of users, validators and miners consent to a proposed modification, the consequence would be a “hard fork” of the Bittensor Network, with one group running the pre-modified software and the other running the modified software, resulting in two versions of Bittensor running in parallel, yet lacking interchangeability. Although at present all of the upgrades to the Bittensor Network’s code and the nodes of the Subtensor Blockchain are authorized to participate in the Subtensor Blockchain by the Opentensor Foundation, it is possible that another entity proposes changes to the Bittensor Network’s code and that nodes not controlled by the Opentensor Foundation, if any, elect to utilize the code produced by the other entity. Although the Opentensor Foundation has previously forked the Bittensor Network in the past, there has not yet been a split among users of the Bittensor Network.

Forks can introduce new security concerns, such as “replay attacks” and an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on PoS more susceptible to attack.

Digital asset networks and related protocols may also be cloned, resulting in a competing network with characteristics substantially similar to the network it was based on. A hard fork may adversely affect the price of TAO at the time of announcement or adoption. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Bittensor Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. A clone may also adversely affect the price of TAO at the time of announcement or adoption.

A future fork in or clone of the Bittensor Network could adversely affect the value of the Shares or the ability of the Trust to operate.

In the event of a hard fork of the Bittensor Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bittensor Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bittensor Network, is generally accepted as the Bittensor Network and should therefore be considered the appropriate digital asset network for the Trust’s purposes. There is no guarantee that the Sponsor will choose the digital asset network or digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with shareholders, security vendors and the Index Provider on what is generally accepted as TAO and should therefore be considered “TAO” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

The Trust could incur liability or operational disruption if TAO contributed to the Trust is associated with sanctioned persons or illicit activity.

The Trust accepts TAO in connection with Share creations. Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities, and the Trust, the Sponsor, the Custodian or an Authorized Participant may be unable to identify all TAO associated with sanctioned persons or illicit activity. If the Trust or its service providers transact with a sanctioned person or receive TAO associated with illicit activity, assets could be rejected, blocked or frozen, and the Trust or its service providers could face investigations, liability, fines, penalties or service disruptions. In addition, service providers may cut off services if there is a concern that the Bittensor Network is being used to facilitate crime. Any of the foregoing could adversely affect the Trust and the value of the Shares.

In the event of a hard fork of the Subtensor Blockchain, the Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s TAO holdings.

In the event of a hard fork of the Subtensor Blockchain, the Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer TAO on the Custodian’s platform. Such a delay may be intended to permit the Custodian to assess the resulting versions of the Subtensor Blockchain, to determine how best to securely “split” the TAO from the forked asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Custodian’s operations are halted.

In addition, any losses experienced by the Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Risk Factors Related to the Digital Asset Markets

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

In the past and to date, digital asset prices have experienced significant fluctuations, leading to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including Digital Asset Trading Platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each entered into insolvency proceedings. This resulted in a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest Digital Asset Trading Platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and several affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO.

In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis Capital”), a subsidiary of Genesis Global Holdco, LLC (“Genesis Holdco”). The SEC also brought charges against Genesis Capital and Gemini Trust Company, LLC (“Gemini”) in January 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General (“NYAG”) brought charges against Gemini, Genesis Capital, Genesis Asia Pacific PTE. LTD., Genesis Holdco (together with Genesis Capital and Genesis Asia Pacific, the “Genesis Entities”), Genesis Capital’s former CEO, DCG, and DCG’s CEO alleging violations of law. In February 2024, the Genesis Entities entered into a settlement agreement with the NYAG to resolve the NYAG’s allegations, which settlement was subsequently approved by the Bankruptcy Court of the Southern District of New York.

On January 17, 2025, DCG agreed to entry of a cease-and-desist order and payment of a $38 million civil money penalty arising out of the SEC’s allegations that (i) DCG negligently engaged in conduct that misled investors about the impact of the default on Genesis Capital’s financial condition and (ii) DCG’s failure to exercise reasonable care in connection with certain statements concerning Genesis Capital’s financial condition created a materially false impression to the public regarding Genesis Capital’s financial health.

Furthermore, Genesis Holdco, together with certain of its subsidiaries, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. While Genesis Holdco is not a service provider to the Trust, it is a wholly owned subsidiary of DCG, and is an affiliate of the Trust and the Sponsor.

These events have led to significant negative publicity around digital asset market participants including DCG, Genesis and DCG’s other affiliated entities. This publicity could negatively impact the reputation of the Sponsor and have an adverse effect on the trading price and/or the value of the Shares. Moreover, sales of a significant number of Shares of the Trust as a result of these events could have a negative impact on the trading price of the Shares.

Digital asset markets have also been negatively impacted by the failure of entities perceived to be integral to the digital asset ecosystem. For example, in March 2023, state banking regulators placed Silicon Valley Bank and Signature Bank into the Federal Deposit Insurance Corporation (“FDIC”) receivership, and Silvergate Bank announced plans to wind down and liquidate its operations. Because these banks were perceived to be most open to providing services for the digital asset ecosystem, their failures may impact the willingness of other banks to provide banking services to digital asset market participants.

Adverse developments affecting the digital asset ecosystem may be difficult to predict and may adversely affect the Sponsor, the Trust, their affiliates or the digital asset industry as a whole. Continued disruption and instability in the digital asset markets, including declines in the trading prices and liquidity of TAO, could have a material adverse effect on the value of the Shares.

Many Digital Asset Trading Platforms operate with limited regulatory oversight or transparency and may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of TAO and the value of the Shares.

Many Digital Asset Trading Platforms are unlicensed or subject to limited regulatory oversight. Digital Asset Trading Platforms may also fail to comply with applicable regulation or may provide limited information regarding their operations, cybersecurity practices and regulatory compliance. These risks may be heightened for Digital Asset Trading Platforms located outside of the United States. As a result, trading activity on or reported by these Digital Asset Trading Platforms may reflect behavior that would be prohibited in regulated U.S. trading venues. Actual or perceived fraudulent or manipulative trading could reduce confidence in Digital Asset Trading Platforms, adversely affect the value or market perception of TAO and, in turn, adversely affect the value of the Shares.

Tools to detect and deter fraudulent or manipulative trading activities may not be available to or employed by Digital Asset Trading Platforms, and such platforms may also lack safeguards used by more traditional exchanges to enhance the stability of trading. As a result, the prices of TAO on Digital Asset Markets may be subject to larger or more frequent sudden declines than the prices of assets traded on more traditional exchanges. In the past, Digital Asset Trading Platforms have been closed or temporarily shut down due to fraud, business failure, security breaches or operational problems. Such events have in the past, and may in the future, reduce confidence in Digital Asset Markets, increase volatility in the price of TAO and adversely affect the value of the Shares.

Furthermore, the closure or temporary shutdown of a Digital Asset Trading Platform used in calculating the Index Price may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis.

Cyberattacks or security breaches at Digital Asset Trading Platforms, including those that may be enabled or amplified by artificial intelligence, could adversely affect the value of TAO and the value of the Shares.

The nature of the assets held at Digital Asset Trading Platforms makes them appealing targets for hackers, and a number of Digital Asset Trading Platforms have been victims of cyberattacks and security breaches. Over the past several years, some Digital Asset Trading Platforms have been forced to shut down due to cyberattacks and security breaches, often resulting in significant financial losses for their users. In many of these instances, the customers of such Digital Asset Trading Platforms were not compensated or made whole for the partial or complete losses of their account balances. While, generally speaking, smaller Digital Asset Trading Platforms are less likely to have the infrastructure and capitalization that make larger Digital Asset Trading Platforms more stable, larger Digital Asset Trading Platforms are more likely to be appealing targets for hackers and malware. In addition, information security threats are constantly evolving in sophistication and volume, and attackers may use generative artificial intelligence and machine learning to launch more automated, targeted, sophisticated and coordinated attacks against Digital Asset Trading Platforms, potentially increasing the difficulty of detecting and successfully defending against them. Any such cyberattacks or security breaches at Digital Asset Trading Platforms could reduce confidence in TAO and the Digital Asset Markets, increase volatility in the price of TAO and adversely affect the value of the Shares.

Digital Asset Trading Platforms may be exposed to wash-trading and front-running.

Digital Asset Trading Platforms may be susceptible to wash-trading and front-running. Wash-trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Front-running occurs when a party uses technology or market advantage to get and use prior knowledge of upcoming transaction for their own benefit. Any actual or perceived false trading on Digital Asset Trading Platforms could adversely affect the value of TAO and/or negatively affect the market perception of TAO. Wash-trading and front-running also may place more legitimate Digital Asset Trading Platforms at a relative competitive disadvantage.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares are qualified for public trading on OTCQX and are expected to be publicly listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will continue to develop or be maintained. If shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming they are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

TAO is a novel asset with a limited trading history. Therefore, the markets for TAO may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a TAO trade at a specific price when there is a relatively small volume of buy and sell orders in the TAO market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire could increase the risk of illiquidity, by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so, should the Trust need to liquidate its TAO. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will only invest in TAO, which is highly concentrated.

As of the date of this prospectus, the total market value of the TAO circulating supply is approximately $3.3 billion, comprised of approximately 10.8 million TAO. On average over the last 30 days, over any given 24-hour period, the reported global TAO trading volume was approximately $180.1 million.

The Index has a limited history and a failure of the Index Price could adversely affect the value of the Shares.

The Index has a limited history and the Index Price is a composite reference rate calculated using trading price data from various Digital Asset Trading Platforms chosen by the Index Provider.

Although the Index is designed to accurately capture the market price of TAO, third parties may be able to purchase and sell TAO on public or private markets not included among the Constituent Trading Platforms of the Index, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there may be variances in the price of TAO on the various Digital Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms. To the extent such prices differ materially from the Index Price, investors may lose confidence in the Shares’ ability to track the market price of TAO, which could adversely affect the value of the Shares.

The Index Price used to calculate the value of the Trust’s TAO may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.

The price of TAO on public Digital Asset Trading Platforms has a very limited history, and during this history, TAO prices on the Digital Asset Markets have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price remains subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. The Sponsor has not observed a material difference between the Index Price and average prices from the Constituent Trading Platforms individually or as a group.

Furthermore, because the number of Digital Asset Trading Platforms is limited, the Index will necessarily be comprised of a limited number of Digital Asset Trading Platforms. If a Digital Asset Trading Platform were subjected to regulatory, volatility or other pricing issues, the Index Provider would have limited ability to remove such Digital Asset Trading Platform from the Index, which could skew the price of TAO as represented by the Index. Purchasing activity associated with acquiring TAO required for the creation of Baskets may increase the market price of TAO on the Digital Asset Markets, which will result in higher prices for the Shares. Alternatively, selling activity associated with sales of TAO withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of TAO on the Digital Asset Markets, which will result in lower prices for the Shares. Increases or decreases in the market price of TAO may also occur as a result of the purchasing or selling activity of other market participants. Other market participants may attempt to benefit from an increase or decrease in the market price of TAO that may result from increased purchasing or selling activity of TAO connected with the creation or redemption of Baskets. Consequently, the market price of TAO may decline immediately after Baskets are created. Decreases in the market price of TAO may also occur as a result of sales in Secondary Markets by other market participants. If the Index Price declines, the value of the Shares will generally also decline.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of TAO and adversely affect the value of the Shares.

Competition from the emergence or growth of alternative digital assets and smart contract platforms could have a negative impact on the demand for, and price of, TAO and thereby adversely affect the value of the Shares. TAO faces competition from a wide range of digital assets including Bitcoin and Ether. TAO is supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. TAO is also in direct competition to other AI-related crypto assets, such as NEAR, Gensyn, Modulus Labs, Akash, and Render among others. In addition, some digital asset networks may be the target of ill will from users of other digital asset networks, and these users may attempt to negatively impact the use or adoption of the Bittensor Network.

Investors may also invest in TAO through means other than the Shares, including through direct investments in TAO and other potential financial vehicles, possibly including securities backed by or linked to TAO and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in TAO directly, which could limit the market for, and reduce the liquidity of, the Shares. Any reduced demand for Shares of the Trust may cause the Shares of the Trust to trade at a discount to the NAV per Share.

Competition from central bank digital currencies could adversely affect the value of TAO and other digital assets.

Central banks in various countries have introduced or are developing digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could compete with, or replace, TAO and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities. As CBDCs and similar technologies gain traction, the demand for TAO may decline, leading to a potential decrease in its value, which could adversely affect an investment in the Shares.

The SEC has approved generic listing standards for commodity-based trust shares and may approve other applications under Rule 19b-4 of the Exchange Act to list competing digital assets as exchange-traded products, which could reduce demand for, and the price of, TAO and adversely impact the value of the Shares.

To date, the SEC has approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products which hold Bitcoin and Ether as well as generic listing standards for commodity-based trust shares holding digital assets. To the extent competing digital asset exchange-traded products, other than those which hold TAO, come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, TAO could be reduced. Such reduced demand could in turn negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Digital asset treasury companies may increase volatility and competitive pressures in the digital asset market, which could adversely affect the value of the Shares.

In recent times, a number of companies engaged in businesses outside the digital assets industry have begun to hold their corporate treasuries in digital assets instead of fiat currency (“digital asset treasury companies”). In some cases, these companies have raised funds through financing or securities offerings and applied the proceeds to purchase digital assets, including TAO or digital assets that compete with TAO.

Digital asset treasury companies are a relatively new phenomenon and it is impossible to predict all of the risks they could pose to the Trust. Digital asset treasury companies may increase procyclical dynamics in the market because they may purchase digital assets when prices are rising and sell such assets when prices are decreasing, potentially making TAO more expensive in a rising market and causing downward pressure on TAO prices in a falling market. Digital asset treasury companies could also cause greater volatility in digital asset markets, including markets for TAO. Additionally, digital asset treasury companies may compete with the Trust as a perceived alternative means of achieving exposure to the price of TAO through investing in securities. Any of the foregoing could adversely affect holders of Shares in the Trust.

Prices of TAO may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the market for TAO and other digital assets. Stablecoins are digital assets designed to have a stable value over time, typically pegged to the value of a referenced asset such as a fiat currency. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for TAO. Volatility in stablecoins, operational issues with stablecoins, concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of TAO, and in turn, an investment in the Shares.

Risk Factors Related to the Trust and the Shares

The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s TAO and to the operations of the Trust.

The Trust relies on the Custodian, the Additional Custodian, the Authorized Participants and other third-party service providers to perform certain functions essential to managing the affairs of the Trust. In addition, Liquidity Providers are relied upon to facilitate the purchase and sale of TAO in connection with creations and redemptions of Shares in cash, and the Transfer Agent and Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”), are relied upon to facilitate such Cash Orders. Any disruptions to a service provider’s business operations, resulting from business failures, financial instability, security failures, government mandated regulation or operational problems, could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust and require the Sponsor or the Liquidity Engager, as the case may be, to replace such service provider. Moreover, the Sponsor could decide to replace a service provider to the Trust, or the Liquidity Engager may decide to replace a Liquidity Provider, for other reasons.

If the Sponsor decides, or is required, to replace BitGo Bank & Trust, National Association or Coinbase Custody Trust Company, LLC as a custodian of the Trust’s TAO, transfer of the respective maintenance responsibilities of the applicable Digital Asset Account to another party or parties will likely be complex and could subject the Trust’s TAO to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. Moreover, the legal rights of customers with respect to digital assets held on their behalf by a third-party custodian, such as the Custodian or the Additional Custodian, in insolvency proceedings are currently uncertain. The Custodian Agreement (as defined herein) contains an agreement by the parties to treat the digital assets credited to the Trust’s Digital Asset Account with the Custodian as financial assets under Article 8 in addition to stating that the Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Prime Broker Agreement (as defined herein) contains corresponding provisions for digital assets credited to the Trust’s Digital Asset Account with the Additional Custodian.

The Additional Custodian’s parent, Coinbase Global, Inc. (the “Coinbase Global”), has also stated in its public securities filings that in light of the inclusion of provisions relating to Article 8 in its custody agreements, it believes that a court would not treat custodied digital assets as part of its general estate in the event the Additional Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. Moreover, the Additional Custodian and the Prime Broker are potentially subject to different insolvency regimes and there is no assurance that the digital assets credited to the Trust’s account controlled and maintained by the Additional Custodian to which cash and digital assets of the Trust are credited on the Trust’s behalf (the “Settlement Balance”) would be treated similarly to those credited to the Trust’s Digital Asset Account with the Additional Custodian in an insolvency, notwithstanding the rights and obligations conferred under the Prime Broker Agreement or Coinbase Global’s views regarding the treatment of such assets under Article 8. If the Additional Custodian or the Prime Broker and/or Coinbase Global became subject to insolvency proceedings and a court were to rule that the custodied digital assets were part of the Additional Custodian’s, Prime Broker’s and/or Coinbase Global’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in such insolvency proceedings and the Trust would be subject to the loss of all or a significant portion of its assets.

In addition, the Custodian and the Additional Custodian are fiduciaries under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act” or “Advisers Act”) and is licensed to custody the Trust’s TAO on the Trust’s behalf. However, the SEC has previously released proposed amendments in February 2023 to Rule 206(4)-2 that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). Executive officers of the Additional Custodian’s parent company have made public statements indicating that the Custodian would remain a qualified custodian under the proposed SEC rule, if enacted as proposed. In June 2025, however, the SEC formally withdrew that proposed rulemaking and stated that it does not intend to issue final rules based on the proposal. However, there can be no assurance that the Custodian and the Additional Custodian would continue to qualify as “qualified custodians” under a final rule that may be proposed or adopted by the SEC in the future.

To the extent that the Sponsor is not able to find a suitable party willing to serve as custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s TAO. In addition, to the extent that the Sponsor finds a suitable party and must enter into a modified or separate custody agreement that is less favorable for the Trust or Sponsor and/or transfer the Trust’s assets in a relatively short time period, the safekeeping of the Trust’s TAO may be adversely affected, which may in turn adversely affect the value of the Shares. Likewise, if the Sponsor is required to replace any other service provider, they may not be able to find a party willing to serve in such capacity in a timely manner or at all. If the Sponsor decides, or is required, to replace an Authorized Participant and/or if the Liquidity Engager decides, or is required, to replace a Liquidity Provider, this could negatively impact the Trust’s ability to create new Shares, which would impact the Shares’ liquidity and could have a negative impact on the value of the Shares.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and Additional Trust Expenses, and as a result, the value of the Shares may decrease over time.

The Sponsor’s Fee accrues daily in U.S. dollars at an annual rate based on the NAV Fee Basis Amount, which is based on the NAV of the Trust, and is paid to the Sponsor in TAO. As a result, the amount of Trust’s assets represented by each Share declines as the Trust pays the Sponsor’s Fee (or sells TAO in order to raise cash to pay any Additional Trust Expenses), which may cause the Shares to decrease in value over time or dampen any increase in value.

The value of the Shares may be influenced by a variety of factors unrelated to the value of TAO.

The value of the Shares may be influenced by a variety of factors unrelated to the price of TAO and the Digital Asset Trading Platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of TAO have been developed specifically for this product;
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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;
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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the applicable Digital Asset Account, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or
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Although the Bittensor Network does not have any privacy enhancing features at this time, if any such features are introduced to the Bittensor Network in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bittensor Network may increase the potential for TAO to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Security threats to the Trust’s Digital Asset Accounts could result in the halting of Trust operations, including the creation and redemption of Baskets, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s TAO held in the applicable Digital Asset Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s TAO and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor, the Custodian or the Additional Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s TAO may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, for a substantial portion of the Trust’s TAO, multiple encrypted private key “shards”, usernames, passwords and 2-step verification, are reasonably designed to safeguard the Trust’s TAO. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Additionally, because a portion of the Trust’s TAO from time to time will be held in hot storage, such TAO will be more vulnerable to a potential hack or other cyberattack that could lead to a loss of Trust assets.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodian, the Additional Custodian or otherwise, and, as a result, an unauthorized party may obtain access to the applicable Digital Asset Account, the relevant private keys (and therefore TAO) or other data of the Trust. Moreover, the Custodian and the Additional Custodian will not be liable for any claims or losses arising out of or relating to the acts and/or omissions of any unauthorized third parties, except to the extent such losses are caused by their negligence, fraud or willful misconduct.

An actual or perceived breach of the applicable Digital Asset Account could harm the Trust’s operations, result in loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

TAO transactions are irrevocable and stolen or incorrectly transferred TAO may be irretrievable. As a result, any incorrectly executed TAO transactions could adversely affect the value of the Shares.

TAO transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of TAO generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to shareholders.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent, Custodial Entities and Additional Custodian expose the Trust and its shareholders to the risk of loss of the Trust’s TAO for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s TAO.

While (i) the Custodian is required under the Custodian Agreement (as defined herein) to maintain insurance coverage in such types and amounts as are commercially reasonable for the Custodial Services, and any insurance related to theft of digital assets applies to Custodial Services only and not to non-custodial wallet services and (ii) the Additional Custodian is required under the Prime Broker Agreement (as defined herein), to maintain insurance coverage that is commercially reasonable for the custodial services it provides, and the Additional Custodian and the Custodial Entities, as applicable, have advised the Sponsor that they maintain insurance at commercially reasonable amounts for the digital assets custodied on behalf of clients, including the Trust’s TAO, resulting from theft, shareholders cannot be assured that the Custodian, or the Prime Broker or the Additional Custodian, as applicable will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s TAO.

Moreover, while the Custodian and the Additional Custodian, as applicable, maintain certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodian and the Custodial Entities, as applicable, will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. In addition, such insurance and capital reserves maintained by the Custodian and the Custodial Entities, as applicable, are shared among all of its customers and are therefore not specific to the Trust. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Furthermore, the Custodial Entities’ aggregate maximum liability with respect to breach of their obligations under the Prime Broker Agreement will not exceed the greater of: (i) the value of the TAO or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Broker Services (as defined below) in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the TAO on deposit in the Digital Asset Account with the Additional Custodian at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement.

In addition, the Additional Custodian’s maximum liability in respect of each cold storage address that holds TAO is limited to the “Cold Storage Threshold” of $100 million. The Sponsor monitors the value of TAO deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of TAO deposited in each cold storage address on business days. Although the Cold Storage Threshold has never been met for a given cold storage address, to the extent it is met the

Trust would not have a claim against the Additional Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold. The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages.

The shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of TAO, is limited. Consequently, a loss may be suffered with respect to the Trust’s TAO that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the shareholders, under New York law, is limited.

The Trust Agreement includes provisions that limit shareholders’ voting rights and restrict shareholders’ right to bring a derivative action.

Under the Trust Agreement, shareholders have limited voting rights and the Trust will not have regular shareholder meetings. Shareholders take no part in the management or control of the Trust. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, shareholders’ statutory right under Delaware law to bring a derivative action is restricted. The Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more shareholders who (i) are not “Affiliates” of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a shareholder attempting to seek redress in the name of the Trust in court. Moreover, if shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The Sponsor is solely responsible for determining the value of the NAV and NAV per Share and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor will determine the Trust’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m., New York time, on each business day. The Sponsor’s determination is made utilizing data from the operations of the Trust and the Index Price, calculated at 4:00 p.m., New York time, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate TAO price, then the Sponsor will employ an alternative method to determine the Index Price. There are no predefined criteria to make a good faith assessment in these scenarios and such decisions will be made by the Sponsor in its sole discretion. The Sponsor may calculate the Index Price in a manner that ultimately inaccurately reflects the price of TAO. To the extent that the NAV, NAV per Share or the Index Price are incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index Price used to calculate the NAV and NAV per Share of the Trust. Any such change in the Index Price could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed all ordinary-course operational and periodic expenses of the Trust. Extraordinary expenses incurred by the Trust, such as taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders (including in connection with any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses, are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to sell TAO, Incidental Rights or IR Virtual Currency held by the Trust, or deliver such assets in-kind to the Sponsor, to pay such expenses, which in either case will reduce the assets of the Trust. Accordingly, if the Trust incurs expenses denominated in U.S. dollars when the trading prices of TAO, Incidental Rights or IR Virtual Currency are depressed, the Trust may need to sell or deliver a greater amount of such assets, reducing the Trust’s NAV and adversely affecting the value of the Shares.

The Trust’s delivery or sale of TAO to pay expenses or other operations of the Trust could result in shareholders’ incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of TAO, Incidental Rights or IR Virtual Currency by the Trust to pay the Sponsor’s Fee and/or Additional Trust Expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “Material U.S. Federal Income Tax Consequences.”

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian under the Trust Documents.

Under the Trust Agreement and related agreements (the “Trust Documents”), each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding TAO, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of TAO, Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its TAO, Incidental Rights or IR Virtual Currency. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its TAO, Incidental Rights or IR Virtual Currency. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Pandemics, epidemics and other natural and man-made disasters could negatively impact the value of the Trust’s holdings and/or significantly disrupt its affairs.

Pandemics, epidemics and other natural and man-made disasters could negatively impact demand for digital assets, including TAO, and disrupt the operations of many businesses, including the businesses of the Trust’s service providers. Any disruptions to the Sponsor’s, the Trust’s or the Trust’s service providers’ business operations resulting from business restrictions, quarantines or restrictions on the ability of personnel to perform their jobs as a result of any future pandemic, epidemic or other disaster could have an adverse impact on the Trust’s ability to access critical services and could be disruptive to the affairs of the Trust.

The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset ETP shares, there has yet to be definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot TAO. In particular, registered broker-dealers participating in the in-kind creation or redemption of Shares for TAO will need to ensure that they can demonstrate compliance with applicable financial responsibility rules.

While compliance with such requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants, at present, have the ability to also, through their affiliates, support in-kind creation and redemption activity pursuant to the terms of their participant agreements with the Trust. As of the date of this prospectus, has executed an agreement providing it with the ability to conduct creations and redemptions in-kind for TAO in addition to conducting creations and redemptions for cash. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future, and such Authorized Participants may be able to conduct creations and redemptions in-kind, in cash, or both.

Even with the approval of in-kind creations and redemptions, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if Cash Orders are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants may be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Further, there can be no assurance that additional broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

Shareholders may not receive the benefits of any forks or airdrops.

In addition to forks, a digital asset may become subject to a similar event known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to some group of users, such as the group that are holders of another digital asset, that such group will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they are part of that group.

Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, shareholders’ ability to realize a benefit, through their Shares in the Trust, from any such Incidental Rights or IR Virtual Currency. The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, in which case the Sponsor would irrevocably abandon such Incidental Right or IR Virtual Currency if holding it would have an adverse effect on the Trust and it would not be practicable to avoid such effect by disposing of the Incidental Right or IR Virtual Currency in a manner that would result in shareholders receiving more than insignificant value thereof. In making such a determination, the Sponsor expects to take into account a number of factors, including the various definitions of a “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws.

The Trust has informed the Custodian and the Additional Custodian that it is irrevocably abandoning, as of any date on which the Trust creates Shares, any Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such date and with respect to which it has not taken any Affirmative Action (as defined herein) at or prior to such date. In order to avert abandonment of an Incidental Right or IR Virtual Currency, the Trust will send a notice to the Custodian and the Additional Custodian of its intention to retain such Incidental Right or IR Virtual Currency. The Sponsor intends to evaluate each future fork or airdrop on a case-by-case basis in consultation with the Trust’s legal advisers, tax consultants, Custodian and the Additional Custodian. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

The Custodian and the Additional Custodian may serve as the custodians for several competing exchange-traded TAO products, which could adversely affect the Trust's operations and ultimately the value of the Shares.

By virtue of the relatively limited number of institutionally capable providers of crypto asset custody services, the Custodian and the Additional Custodian may serve as the custodians for several exchange-traded products in the crypto category. If multiple competing companies file to launch TAO ETPs, they may work with the Custodian, the Additional Custodian, or both. The Custodian or the Additional Custodian may then fail to properly resource their operations to adequately support all such products that use their services that could harm the Trust, the shareholders and the value of the Shares.

Certain of the Authorized Participants engaged by the Trust may serve in a similar capacity for competing exchange-traded TAO products if approved, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust may serve in a similar capacity for competing exchange-traded TAO products, if approved. As a result, the Authorized Participants may be unable to adequately support all of the exchange-traded TAO products that use their respective services. This risk may also be exacerbated as a consequence of the price and volatility of TAO, as well as the amount of TAO that is required to create or redeem Shares of the Trust. Moreover, the Authorized Participants may choose to facilitate creations and redemptions for competing products rather than for the Trust, including as a result of, among other things, how effectively the arbitrage mechanism of the Trust functions, the liquidity for the Shares, the bid/ask spreads in secondary trading of the Shares and the costs associated with creating and redeeming Shares of the Trust, in each case relative to competing products. In addition, given the relatively limited number of market participants that could serve as Authorized Participants of the Trust, the Trust may not be able to engage other providers to serve as Authorized Participants. If any or all of the Authorized Participants were to cease to act in their capacity as Authorized Participants of the Trust, or if any of the Authorized Participants were to favor creating and redeeming shares of competing products over those of the Trust, the Trust may receive inadequate attention or be subject to comparatively unfavorable commercial terms, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares. See also “—Risk Factors Related to the Digital Asset Markets—Competition from the emergence or growth of other digital assets could have a negative impact on the price of TAO and adversely affect the value of the Shares.”

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through NYSE Arca or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor may implement restatements, amendments or supplements to the Trust Agreement that may not necessarily align with shareholder interests.

There can be no assurance that the Sponsor will implement restatements, amendments or supplements that align with the interests of shareholders. To the extent shareholders do not agree with future amendments to the Trust Agreement, shareholders will not have any ability to consent or object to such amendments, and the shareholders’ sole recourse will be to divest or, through an Authorized Participant, redeem their Shares prior to the effective date of such amendments.

The Sponsor may implement restatements, amendments or supplements to the Trust Agreement that may increase risk to the Trust’s intended tax treatment.

It is possible that, in the future, the Sponsor will implement restatements, amendments, or supplements to the Trust Agreement that could adversely affect the intended tax treatment of the Trust as a grantor trust for U.S. federal income tax purposes, including on the receipt of an opinion of counsel to the effect that doing so should not cause the Trust to fail to qualify as a grantor trust for those purposes. There can be no assurance that the IRS or any court will agree with any such position, or that the Trust will not cease to qualify as a grantor trust as a result of any such restatement, amendment or supplement.

Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares

Changes in the securities-law treatment of TAO or transactions involving TAO under federal or state law could adversely affect the value of TAO and the Shares and require the Trust to change its operations or terminate.

Whether a crypto asset is a security, or offers and sales of a crypto asset are securities transactions, under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Crypto assets do not appear in any of these lists. However, each list includes the term “investment contract,” and the SEC has typically analyzed whether a particular crypto asset is a security or the offer and sale of a crypto asset is a securities transaction by reference to whether it meets the Howey test, which is the test developed by the federal courts for determining whether there is an investment contract.

Under the Howey test, a contract, transaction or scheme is an “investment contract” if it involves an investment of money in a common enterprise with a reasonable expectation of profits derived from the essential managerial efforts of others. The analysis turns on the economic realities and particular facts and circumstances of the transaction, which are not always readily apparent or verifiable in the context of digital assets. Because of this factual complexity, as well as the current lack of a well-developed body of federal case law applying the Howey test to a variety of different fact patterns, for many crypto assets and crypto asset transactions, whether or not the Howey test is met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security or a particular offer and sale of a crypto asset qualifying as a securities transaction under the Howey test.

If a regulator asserts, or a court determines, under federal or state securities laws, that TAO itself is a security or that secondary-market transactions in TAO generally are securities transactions, trading, clearing or custody of TAO in the United States could become more difficult or impossible through the same channels used by non-security digital assets. This could significantly reduce the liquidity, acceptance and value of TAO and adversely affect the value of the Shares.

Additionally, if TAO itself were treated as a security under federal law, or if the Trust were deemed to hold an investment contract associated with its TAO, the Trust could be considered an unregistered “investment company” under the Investment Company Act and, depending on the Sponsor’s activities, the Sponsor may be required to register under the Investment Advisers Act. If the Trust’s acquisition or disposition of TAO were treated as a securities transaction, the Trust or Sponsor could also be subject to additional registration and compliance requirements or enforcement action. The Trust and the Sponsor could also face claims or enforcement action relating to the Trust’s prior or ongoing offer of Shares or transactions in TAO. Compliance could result in significant recurring or nonrecurring expenses, materially limit the Trust’s operations or its ability to achieve its investment objective or prove impracticable. If the Sponsor determines not to comply, or is unable to comply, with such requirements, or determines that continued operation is not advisable in light of regulatory developments, the Sponsor may terminate the Trust and, if practical, liquidate the Trust’s TAO at a time that is disadvantageous to shareholders.

The SEC has issued a Commission-level interpretation (the “Interpretation”) clarifying how the federal securities laws apply to certain crypto assets and transactions involving crypto assets. The CFTC joined the Interpretation to provide guidance that the CFTC and its staff will administer the CEA consistent with the Interpretation. The Interpretation lists 18 crypto assets that, as of the date of the release, the SEC views as non-security “digital commodities,” including TAO. Even if a crypto asset is deemed to be a non-security crypto asset (such as a “digital commodity”), the Interpretation takes the view that the non-security crypto asset may still be subject to an investment contract, even in the secondary market—and thus secondary market transactions, even in such non-security crypto assets, might be subject to the federal securities laws.

The SEC has also issued a notice of proposed rulemaking titled “Regulation Crypto Asset,” which if finalized would create a tailored regime for certain offerings of investment contracts involving crypto assets. Proposed Regulation Crypto Asset includes a conditional safe harbor from the term “investment contract” in the definitions of “security” in the Securities Act and the Exchange Act. As proposed, to qualify for the safe harbor, the issuer of the crypto asset must have (1) completed or otherwise permanently ceased all essential managerial efforts that it represented or promised to undertake under the covered investment contract, and must not be making or intending to make any new representations or promises to engage in essential managerial efforts with respect to the crypto asset and (2) file a Form TR publicly on EDGAR. The proposed rule states that, if an issuer has satisfied the investment contract safe harbor, the SEC would treat the federal registration, reporting and other requirements associated with that investment contract as no longer applicable. The proposed rule, however, does not fully address the regulatory status of intermediaries that trade crypto assets in the secondary market (e.g., their status as brokers, dealers, exchanges or investment advisers) or hold substantial amounts of crypto asset (e.g., their status as investment companies) because it is unclear the extent to which these third parties could rely on the issuer’s safe harbor, and the safe harbor applies only under the Securities Act and Exchange Act, but not the Advisers Act or Investment Company Act.

The Interpretation and the proposed Regulation Crypto Asset are based on the SEC’s current understanding of crypto asset markets and may be refined, revised or withdrawn. Additionally, a court, state regulator or future SEC administration have in the past and could in the future take a different view, and future legislation, rulemaking or judicial decisions could change the treatment of TAO.

Changes in U.S. or foreign laws, regulations or regulatory actions may prohibit or restrict the use of TAO or the operation of the Bittensor Network or the Digital Asset Markets, increase the Trust’s costs, impair its ability to operate or require its termination, any of which could adversely affect the value of the Shares.

U.S. federal and state agencies have examined and taken action concerning the operations of digital asset networks, digital asset users and the Digital Asset Markets, including with respect to anti-money laundering, sanctions, illicit finance, consumer and investor protection, market integrity and the safety and soundness of Digital Asset Trading Platforms, custodians and other service providers. New or changed laws, regulations, interpretations or enforcement priorities could prohibit, restrict or impose conditions on the ownership, use, transfer, trading or custody of TAO, the operation of the Bittensor Network or Digital Asset Markets, or the services on which the Trust depends. Federal and state requirements may differ or conflict, and compliance may be costly or impracticable. Foreign laws, regulations or directives may conflict with U.S. requirements or restrict Digital Asset Markets or service providers outside the United States, which could reduce the availability of services involving TAO and adversely affect its liquidity, acceptance or value.

These developments could reduce the liquidity, acceptance or value of TAO; cause Digital Asset Trading Platforms or other service providers to limit or discontinue services involving TAO or the Trust; increase the Trust’s compliance costs; require changes to the Trust’s operations; or prevent the Trust from operating as intended. If the Trust cannot comply with applicable requirements or continue to operate, the Sponsor may terminate the Trust and, if practical, liquidate its TAO at a time that is disadvantageous to shareholders. Any of these effects could adversely affect the value of the Shares.

TAO’s initial manner of sale may resemble that of certain digital assets found to be securities, and a determination that TAO is a “security” may adversely affect the value of TAO and an investment in the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, such Trust.

Through enforcement actions and other statements, the SEC and its staff under prior leadership have taken the position that a digital asset’s initial manner of sale may be a key factor in determining whether that digital asset was a security, at least at the time of the digital asset’s delivery as part of that sale. This has meant that many blockchain startups that have offered digital assets to the public in the form of initial coin offerings, also known as ICOs, have been found to have engaged in illegal unregistered distributions of securities. One variant of an ICO involves a digital asset being sold through a Simple Agreement for Future Token, or a SAFT. Under a SAFT, a purchaser agrees to contribute funds to enable the development of a digital asset network in exchange for an agreement by the developer to deliver digital assets in the future, once the network becomes operational. The legal theory behind the SAFT is that, while the SAFT itself may be an “investment contract” and thus a “security” under the federal securities laws (and is therefore typically offered in reliance on an exemption from registration), the tokens themselves should not be securities at the time of their delivery because at that time the network will be operational and the tokens will have real consumptive uses, rather than representing an investment to fund the initial development work.

The SEC has cast doubt on the legal argument underpinning the SAFT structure, and has litigated in federal court at least two significant enforcement actions involving digital assets sold under SAFTs, arguing in each case that the digital assets sold under a SAFTs, and not just SAFTs themselves, were securities. In March 2020, the SEC obtained a preliminary injunction barring Telegram Group, Inc. from conducting an unregistered distribution of digital assets known as Grams, on the grounds that Grams were securities under the federal securities laws, notwithstanding the fact that they had been sold under one variant of an ICO involving a digital asset being sold through a Simple Agreement for Future Tokens, or a SAFT. Telegram Group ultimately agreed to return $1.2 billion to investors and to pay a $18.5 million civil penalty. Similarly, in September 2020 the SEC won a motion for summary judgment against Kik Interactive, Inc., persuading the court that Kik Interactive’s sale of digital assets, called Kin, through a SAFT structure should be integrated with Kik Interactive’s separate public sale of Kin (which the court held to be illegal), as the sales were conducted using the same marketing efforts, involved the same asset, and were conducted very close in time to one another. Kik Interactive ultimately agreed to pay a $5 million civil penalty. The SEC in December 2020 filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that Ripple Labs and its executives raised over $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. Multiple digital assets the SEC alleged to be securities in the Coinbase, Binance and Kraken Complaints were first sold to the public in similar circumstances or ICOs. Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test. For a discussion of the evolution of the SEC’s complaint against Ripple Labs, see “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—A determination that TAO or any other digital asset is or involves a transaction in a “security” may adversely affect the value of TAO and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.”

The Opentensor Foundation, the developer of the Bittensor Network and the creator of TAO, did not use an ICO to distribute TAO. However, from the creation of the Bittensor Network until approximately October 2023, the Opentensor Foundation or its affiliates will have earned a significant amount of all TAO that the Bittensor Network had then created as a result of (i) the Opentensor Foundation being one of the only miners of TAO until May 2021 when the Bittensor Network adopted its current PoA consensus mechanism; (ii) the Opentensor Foundation being one of only a small number of Validators earning TAO rewards until approximately October 2023; and (iii) the Opentensor Foundation being the Owner of the only Subnet that existed from April to October 2023 and therefore receiving 18% of all TAO emissions during that period. See “Business—Overview of the Bittensor Industry and Market—Creation of TAO.” Certain individuals and entities associated with the Opentensor Foundation continue to distribute TAO. Because the Opentensor Foundation and its affiliates are believed to have held a significant amount of TAO during the infancy of the Bittensor Network that it or they then distributed to users, some may argue that TAO’s distribution shares several characteristics with other offerings of digital assets, including those conducted by Telegram Group, Kik Interactive, and Ripple Labs that the SEC has argued were used to effect the illegal unregistered public distribution of a security. While there are reasonable grounds on which TAO may be distinguished from Grams, Kin, and XRP, TAO therefore has certain characteristics that mean that the risk of the SEC or a court finding TAO to be a security is greater than the risk that digital assets like Bitcoin would be found to be securities. The degree of control retained by the Opentensor Foundation and its affiliates is such that it or they would likely be viewed by a regulator as continuing to play a material role in the development of the Bittensor Network, which could adversely affect any argument that TAO is not a security. In addition, as noted under “Business—Overview of the Bittensor Industry and Market,” a significant portion of demand for digital assets is generated by speculators and investors, not necessarily by those looking to use digital assets for consumptive purposes.

If the Bittensor Network cannot retain users and demonstrate that its primary consumptive use case for TAO is serious and viable,

this could also increase the risk that TAO is determined to be a security.

If regulators subject an Authorized Participant, the Trust or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of anti-money laundering programs, certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York Department of Financial Services’ BitLicense regulations or California’s Digital Financial Assets Law.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses to seek required licenses or registrations or otherwise comply with such obligations. An Authorized Participant may instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to discontinue and wind up the Trust. An Authorized Participant’s decision to cease acting as such may decrease the liquidity of the Shares, which could adversely affect the value of the Shares.

Statutory or regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which TAO is treated. In particular, TAO may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. It is possible that a new Administration and Congress in the United States creates a new classification for digital assets. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of TAO under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that TAO is deemed to fall within the definition of a “commodity interest” under the CEA, due to the passage of the Clarity Act or otherwise, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s TAO at a time that is disadvantageous to shareholders.

To the extent that TAO is determined to be a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s TAO at a time that is disadvantageous to shareholders.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

At this time, none of the Trust, the Sponsor, the Custodian, the Additional Custodian nor any other person associated with the Trust may, directly or indirectly, engage in Staking of the Trust’s TAO on behalf of the Trust, and there can be no assurance that the Staking Condition will be met with respect to any form of Staking. If the Trust were permitted in respect to any form of Staking, the Sponsor anticipates that it would continue to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. The IRS recently issued a revenue procedure providing a staking safe harbor for certain grantor trust vehicles whose beneficial interests are listed and traded on a national securities exchange (the “2025 Revenue Procedure”). However, certain aspects of the 2025 Revenue Procedure are unclear, and the Trust may not satisfy all of the requirements for its safe harbor. In addition, the 2025 Revenue Procedure contemplates a form of staking that is different than TAO staking on the Bittensor Network and, as a result, it is unclear whether the 2025 Revenue Procedure’s staking safe harbor could apply to TAO staking. For example, TAO staking on the Bittensor Network differs from traditional proof-of-stake validation considered in the 2025 Revenue Procedure because it does not primarily involve the validation of blockchain transactions in exchange for protocol-level block rewards. Instead, TAO may be staked to support Validators within specific Subnets that rank AI-generated outputs pursuant to Yuma Consensus. Because TAO staking is tied to the economic support and ranking of AI model outputs, rather than solely to transaction validation within a proof-of-stake consensus mechanism, it is uncertain whether the staking safe harbor contemplated by the 2025 Revenue Procedure—designed for traditional validation-based staking—would apply to TAO staking on the Bittensor Network. Accordingly, due to the uncertainty regarding the ability of a grantor trust to engage in Staking activities, there can be no assurance that the IRS or any court would agree with the Sponsor’s position (or with any opinion of counsel delivered to the Sponsor in support thereof). Therefore, if the Trust were permitted to engage in Staking, the Trust might cease to qualify as a grantor trust for U.S. federal income tax purposes.

Furthermore, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. In furtherance of that commitment, the Sponsor has, on behalf of the Trust, notified the Custodian, the Custodial Entities and Coinbase Credit, Inc. (“Coinbase Credit”) via the Pre-Creation/Redemption Abandonment Notices (as defined herein) that the Trust is irrevocably abandoning, effective immediately prior to each Creation Time or Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than TAO as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is permitted to create or redeem Shares pursuant to In-Kind Orders and Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes (as discussed below in “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. Moreover, it is possible, in that case, that a portion of the Trust’s income would be considered to be “effectively connected” with the conduct of a trade or business in the United States and, accordingly, a non-U.S. person owning Shares could be subject to U.S. federal income tax on a net income basis with respect to that “effectively connected” income and be required to file a U.S. tax return. If the Trust were permitted to engage in Staking and none of the Trust’s Staking income were considered to be “effectively connected” income, a non-U.S. person owning Shares might be subject to withholding on its pro rata portion of U.S.-source income from the Trust’s Staking activities as described below in “—Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences and, if the Trust were permitted to engage in Staking, Staking Consideration received as staking rewards.” Tax-exempt shareholders may also recognize “unrelated business taxable income” (“UBTI”) from any future Staking activities of the Trust, if the Trust is not treated as a corporation for U.S. federal income tax purposes.

If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty). As a result, the taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares, and substantially reduce the value of the Shares, and result in a material divergence between NAV and the value of the Trust’s TAO.

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets”, assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the TAO (and, if applicable, any Incidental Rights, IR Virtual Currency and/or, if the Trust were permitted to engage in Staking, any Staking Consideration) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” that has been updated from time to time since (the “Ruling & FAQs”). The Ruling & FAQs provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “2023 Staking Guidance”). Further, the IRS recently issued the 2025 Revenue Procedure, which provides a safe harbor for certain grantor trust vehicles. However, the Notice, the Ruling & FAQs, the 2023 Staking Guidance and the 2025 Revenue Procedure do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, both the 2023 Staking Guidance and 2025 Revenue Procedure contemplate a form of staking that is different than TAO staking on the Bittensor Network. As a result, although it is likely that the IRS would similarly find that the receipt of staking rewards from TAO staking on the Bittensor Network would give rise to taxable income, that result is uncertain. Moreover, for a non-U.S. Holder (as defined below), there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Similarly, for a U.S. tax-exempt shareholder, there currently is no guidance directly addressing whether or in what circumstances such activities could give rise to UBTI. Further, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Ruling & FAQs, the 2023 Staking Guidance and the 2025 Revenue Procedure. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of TAO. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NYSE Arca obtaining regulatory approval from the SEC.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as TAO, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of TAO in the Digital Asset Markets, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar events. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of Bittensor Network users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for TAO in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of TAO in the Digital Asset Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. tax-exempt shareholder may recognize UBTI as a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. Moreover, as separately provided by the IRS in the 2023 Staking Guidance, staking rewards will, under certain circumstances, be treated as giving rise to taxable income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute UBTI. A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares. See “Material U.S. Federal Income Tax Consequences.”

The tax treatment of TAO and transactions involving TAO for state and local tax purposes is not settled.

Because TAO is a new technological innovation, the tax treatment of TAO for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of TAO for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of TAO may have negative consequences, including the imposition of a greater tax burden on investors in TAO or the imposition of a greater cost on the acquisition and disposition of TAO generally. Any such treatment may have a negative effect on prices of TAO and may adversely affect the value of the Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences and, if the Trust were permitted to engage in Staking, Staking Consideration received as staking rewards.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence or staking could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”) should be aware that, in the absence of guidance, a withholding agent (including a broker through which a Non-U.S. Holder holds Shares) may withhold 30% of any such income recognized by a non-U.S. Holder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Holder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Virtual Currency or, if the Trust were permitted to engage in Staking, Staking Consideration received as staking rewards. See “Material U.S. Federal Income Tax Consequences.”

Risk Factors Related to Staking

Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Bittensor Network

Staking on the Bittensor Network requires TAO to be committed through the Bittensor Network's staking/delegation mechanism, which, except for stake on the Root Subnet (Subnet 0 of the Bittensor Network, on which stake is expressed in TAO rather than subnet-specific alpha units), converts staked TAO into subnet-specific alpha units via each Subnet's automated market maker ("AMM"). If the Bittensor Network source code or protocol were to fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such TAO or related alpha units may be lost, delayed, or impaired. In addition, the Bittensor Network's underlying protocol dictates requirements for participation in validation activity, and may impose penalties, such as deregistration from one or more Subnets, reduction in emissions allocations, dilution of alpha-unit value through adverse repricing in a Subnet's AMM, or, if applicable, loss of staked position due to Subnet closure, if the relevant activities are not performed correctly or if a validator produces low-quality outputs or otherwise fails to meet the ranking criteria established by Yuma Consensus within the applicable Subnet.

TAO that has been staked is not freely transferable while it remains staked. Because stake on the Bittensor Network (other than on the Root Subnet) is represented in subnet-specific alpha units rather than TAO, unstaking requires a conversion of alpha units back to TAO through the applicable Subnet's AMM. This conversion is subject to slippage, price-protection parameters, partial execution or rejection, and transaction fees on the Subtensor Blockchain. As a result, the amount of TAO recoverable upon unstaking may be less than the amount originally staked, depending on the size of the unstaking transaction relative to the liquidity in the applicable Subnet's AMM, prevailing alpha-unit pricing and any applicable price-protection settings. In addition, if the Bittensor Network were to implement conviction-lock mechanics for certain Subnets, staked TAO could be subject to a minimum lock-up period during which it cannot be unstaked. There is no fixed epoch-based cooldown period on the Bittensor Network comparable to other proof-of-stake networks; however, the practical constraints described above may result in unstaking taking longer, or yielding less TAO, than anticipated.

The Bittensor Network requires the payment of transaction fees in TAO, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of TAO. Any cybersecurity attacks, security issues, hacks, penalties, deregistration events, alpha-unit dilution or other problems could damage validators' willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Bittensor Network's adoption or the price of TAO. Any disruption of validation on the Bittensor Network could interfere with network operations and cause the Bittensor Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of TAO to decrease.

The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.

The Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future.

The Sponsor may decide in its sole discretion not to pursue satisfaction of the Staking Condition, and there can be no assurance that the Sponsor will cause the Trust to engage in Staking.

Subject to the Staking Condition being satisfied and subject to compliance with certain related requirements, in the future the Trust may stake a portion of its TAO holdings to receive Native Staking Consideration (Staking Consideration in the form of TAO). However, as long as the Staking Condition and any related requirements have not been satisfied, the Trust will not stake any portion of its TAO holdings to receive Native Staking Consideration. The current inability of the Trust to engage in Staking and receive such Native Staking Consideration could place the Shares at a comparative disadvantage relative to an investment in TAO directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

If the Trust stakes in the future, staked TAO tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

Under current Bittensor Network protocols, staking and unstaking are effected through coldkey-authorized transactions, and stake is local to a particular subnet. In addition, except for stake on the Root Subnet, stake is expressed in subnet-specific alpha units rather than TAO. As a result, if the Trust were permitted to engage in Staking, the amount of TAO that the Trust could realize upon unstaking could be affected by slippage, transaction fees, price-protection parameters, and, if applicable, conviction locks. Moreover, to the extent the Trust stakes on the Root Subnet, the Trust may be exposed to root-claim mechanics under which future root alpha emissions are swapped to TAO or kept as alpha, depending on the applicable claim setting. Automatic root claims are processed only when the accumulated alpha dividends exceed the applicable minimum threshold and the blockchain selects the relevant account for claiming, unless the Trust causes a manual claim to be made. These mechanics could affect the timing and amount of TAO available to the Trust to satisfy liquidity needs, pay expenses, or meet redemption requests. In addition, Bittensor’s price-protection settings may cause an unstaking transaction to be rejected entirely or executed only in part.

If the Trust stakes in the future, the regulatory landscape surrounding Staking is uncertain.

The regulatory landscape surrounding Staking is uncertain. On March 17, 2026, the SEC issued a Commission-level interpretation expressing the view that certain staking activities do not involve the offer and sale of securities within the meaning of the federal securities laws. The interpretation only applies to certain staking activities related to participating in the consensus mechanism of a proof-of-stake blockchain network and does not directly address blockchain networks where staking involves other or additional services or features, such as subnets. The SEC's interpretation is not a formal rule and may be modified or rescinded at any time, and there is a risk that a court could disagree with the views expressed in the interpretation. In that case, or if Staking TAO is otherwise deemed to involve an “investment contract,” and thus a security, under the federal securities laws, the Sponsor, Custodian, and the Trust and its shareholders may be exposed to unforeseen regulatory risks or potential enforcement actions, and the value of TAO and the value of the Shares may be adversely affected.

The Sponsor is permitted to cause the Trust to engage in Staking only if certain conditions set forth in the Trust Agreement relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Due to the lack of authority regarding the ability of a grantor trust to engage in activities such as Staking, there can be no assurance whether or when these conditions will be satisfied or the Trust will be permitted to engage in Staking.

If the Trust were permitted to engage in Staking in the future, beneficial owners of Shares could incur tax liabilities without receiving corresponding distributions from the Trust.

There can be no assurance that the Staking Condition will be satisfied or that the Trust will stake any of its TAO tokens. If the Staking Condition is satisfied and the Trust engages in staking, shareholders may suffer adverse tax consequences. In particular, the IRS provided in the 2023 Staking Guidance that the receipt of staking rewards will, under certain circumstances, give rise to current, ordinary income for U.S. federal income tax purposes, and, although the 2023 Staking Guidance contemplates a different form of staking, it is likely that the receipt of staking rewards from TAO staking on the Bittensor Network would similarly give rise to taxable income. Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, beneficial owners of Shares will likely be required to take their ratable share of any such income into account in determining their own tax liability, regardless of whether the Trust makes any corresponding distributions. Shareholders should therefore expect that, if the Staking Condition is satisfied, other sources of funds may be needed to satisfy any associated tax liability. Moreover, if the Staking Condition were satisfied and the Trust were to sell TAO, or otherwise dispose of any Staking Consideration, to fund cash distributions in respect of that tax liability, a shareholder generally would be treated as having sold its pro rata share of those TAO for their fair market value at that time (which, in the case of TAO sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof), and the shareholder generally would recognize gain or loss on such sale as described in the section entitled “Material U.S. Federal Income Tax Consequences.”

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Authorized Participants, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

•
The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;
•
The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;
•
The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;
•
The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;
•
The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•
Affiliates of the Sponsor have substantial direct investments in TAO that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the Index Price and, in turn, the value of the Shares;
•
There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust;
•
Several employees of the Sponsor and DCG, the Sponsor’s indirect parent company, are FINRA-registered representatives who currently maintain their licenses through Grayscale Securities;
•
DCG is (i) the sole equity-holder and indirect parent company of the Sponsor; (ii) the indirect parent company of Grayscale Securities, the only acting Authorized Participant, as of the date of this prospectus; and (iii) a minority interest holder in Kraken, one of the Digital Asset Trading Platforms included in the Index, representing less than 1.0% of its equity;
•
DCG has investments in a large number of digital assets (including TAO and subnet tokens) and companies involved in Bittensor, subnets, trading platforms and custodians. DCG from time to time sells, pledges or otherwise monetizes its digital asset holdings, including TAO and subnet tokens, which could cause price volatility, adversely affecting the value of the
Shares. DCG is reported to be one of the largest holders of TAO. DCG’s positions on changes that should be adopted in the Bittensor Network could be adverse to positions that would benefit the Trust or its shareholders. Additionally, before or after a hard fork on the Bittensor Network, DCG’s position regarding which fork among a group of incompatible forks of the Bittensor Network should be considered the “true” Bittensor Network could be adverse to positions that would most benefit the Trust;
•
DCG has been vocal in the past about its support for digital assets other than TAO. Any investments in, or public positions taken on, digital assets other than TAO by DCG, could have an adverse impact on the price of TAO;
•
Yuma, a subsidiary of DCG and affiliate of the Sponsor and the Trust, currently owns and operates mining and validator nodes on the Bittensor Network, invests in TAO and subnet tokens, and offers Bittensor-focused investment funds to qualified third parties. Yuma from time to time sells, pledges or otherwise monetizes its digital asset holdings, including TAO and subnet tokens, which could cause price volatility, adversely affecting the value of the Shares. Yuma, a decentralized AI-focused company, invests in, builds and scales the Bittensor Network. Barry Silbert, the founder and Chief Executive Officer of DCG and the chairman of the Board of Grayscale Investments, founded Yuma and serves as CEO;
•
BitGo Bank & Trust, National Association, the Custodian of the Trust, provides institutional TAO staking through a partnership with Yuma, a subsidiary of DCG and an affiliate of the Sponsor and the Trust;
•
The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;
•
The Sponsor and Grayscale Securities, which acts as an Authorized Participant and distributor and marketer for the Shares, are affiliated parties that share a common indirect parent company, DCG;
•
The Sponsor may appoint an agent to act on behalf of the shareholders, including in connection with the distribution of any Incidental Rights and/or IR Virtual Currency, and such agent may be the Sponsor or an affiliate of the Sponsor; and

•
The Sponsor has historically, and may again, select an Index Provider that is an affiliate of the Sponsor and the Trust.

A single shareholder currently owns a significant portion of the Shares representing ownership in the Trust, which could limit the ability of other shareholders to exercise voting influence or otherwise adversely impact the value of the Shares .

As of September 30, 2026, a single shareholder held a significant portion of the Shares representing ownership in the Trust. From time to time, the Sponsor may engage in discussions with potential investors to acquire Shares of the Trust, following the effectiveness of the registration statement of which this prospectus forms a part, and pursuant to such registration statement, or investors may otherwise acquire Shares in the open market to increase their ownership percentage. The Sponsor does not believe any such investments are probable as of the date of this prospectus, and there can be no assurance that such investments will take place with any potential investor. However, it is possible that a single shareholder could acquire control over a majority of the Shares representing ownership in the Trust, either as a result of such discussions with the Sponsor or by such investor’s own open market transactions. As a result, such shareholder has significant influence over the limited voting rights granted to the shareholders and, if such shareholder were to obtain a majority of the Shares, has the ability to control the outcome of virtually all matters presented to our shareholders for their approval. Such shareholder’s interests may conflict with the interests of the Trust’s other shareholders. As long as a single shareholder continues to own a significant or majority percentage of our Shares, this concentrated ownership, and influence could impede the development of an active trading market in our Shares or adversely affect an investment in the Shares. Additionally, sales of substantial amounts of Shares by such shareholder, or the perception that these sales may occur, could cause the price of the Shares to experience significant volatility and/or decline, including at a resulting discount to the Trust’s NAV per Share, which would adversely impact the value of the Shares. Such sales, or the perception that these sales may occur, could also cause the Trust’s arbitrage mechanism to not function as intended. See “Risk Factors Related to the Offering—Arbitrage transactions intended to keep the price of the Shares closely linked to the price of TAO may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.”

DCG is a minority interest holder in Kraken, which operates one of the Digital Asset Trading Platforms included in the Index Price.

DCG, the indirect parent company of the Sponsor, holds a minority interest of less than 1.0% in Kraken. The Index Price is the price in U.S. dollars of an TAO derived from the Digital Asset Trading Platforms that are reflected in the Index developed by CoinDesk Indices, Inc. as of 4:00 p.m., New York time, on each business day. Kraken is one of such Digital Asset Trading Platforms included in the Index. Although DCG does not exercise control over Kraken, it is possible that investors could have concerns that DCG could influence market data provided by this Digital Asset Trading Platform in a way that benefits DCG, which could make the Trust’s Shares less attractive to investors, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

If the Custodian or the Additional Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

A Custodial Entity may terminate the Prime Broker Agreement for Cause (as defined in “Business— Description of the Prime Broker Agreement—Term; Termination and Suspension”) at any time or upon one hundred eighty days’ prior written notice to the Trust, as provided under the Prime Broker Agreement. If the Custodian or the Additional Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its TAO.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Furthermore, during the initial term, the Custodian may terminate the Custodian Agreement for Cause (as defined in “Description of the Custodian Agreement—Termination”) at any time, and after the initial term, the Custodian can terminate the Custodian Agreement for any reason upon the notice period provided under the Custodian Agreement. If the Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

Risk Factors Related to the Offering

There may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot TAO exchange-traded products, if and when the listing of such products has been approved.

Although the Shares are expected to be publicly listed and traded on the NYSE Arca, as a new investment vehicle, there can be no guarantee that the trading market for the Shares will develop as robustly as the trading market for the shares of other spot TAO exchange-traded products, if and when the listing of such products has been approved, or that one will develop at all. To the extent that no active trading market develops and/or the assets of the Trust do not reach or maintain a viable size to facilitate robust trading, the liquidity of the Shares may be limited, which could result in wider bid/ask spreads and negatively impact the value of the Shares. In addition, if shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming that shareholders are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Any suspension or other unavailability of the Trust's redemption program may cause the Shares to trade at a discount to the NAV per Share.

Although the Sponsor intends to commence the Trust's redemption program in conjunction with the listing of the Shares on NYSE Arca, as a result of which Authorized Participants are expected to be able to take advantage of arbitrage opportunities when the market value of the Shares deviates from the NAV per Share to reduce premiums or discounts to NAV per Share, there can be no assurance that the Trust’s redemption program will not be suspended or become unavailable in the future. In addition, if the Sponsor decides to limit Cash Orders at a time when the Shares are trading at a premium or a discount to the NAV per Share, and Authorized Participants have not entered into or amended their respective Participant Agreements to provide for in-kind creations and redemptions as of such time or in-kind creations or redemptions are not then being effected pursuant to such Participant Agreements, the arbitrage mechanism may fail to effectively function, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts to the NAV per Share, and otherwise have a negative impact on the value of the Shares.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NYSE Arca terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares. In addition, if the Liquidity Engager is unable to engage one or more Liquidity Providers to obtain or receive TAO in connection with Cash Orders, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-concurrent trading hours between NYSE Arca and the Digital Asset Trading Platform Market.

The Trust’s NAV per Share will fluctuate with changes in the market value of TAO, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV per Share, as well as market supply and demand. However, the Shares may trade on NYSE Arca at a price that is at, above or below the Trust’s NAV per Share for a variety of reasons. For example, NYSE Arca are open for trading in the Shares for a limited period each day, but the Digital Asset Trading Platform Market is a 24-hour marketplace. During periods when NYSE Arca are closed but Digital Asset Trading Platforms are open, significant changes in the price of TAO could result in a difference in performance between the value of TAO as measured by the Index and the most recent NAV per Share or closing trading price.

Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share.

Historically, the Shares have traded at both premiums and discounts to the NAV per Share, which at times have been substantial. If the Shares trade at a premium, investors who purchase Shares on NYSE Arca will pay more for their Shares than investors who purchase Shares directly from Authorized Participants. In contrast, if the Shares trade on NYSE Arca at a discount, investors who purchase Shares directly from Authorized Participants will pay more for their Shares than investors who purchase Shares on NYSE Arca. As a result, shareholders who purchase Shares on NYSE Arca may suffer a loss on their investment if they sell their Shares at a time when the premium has decreased from the premium at which they purchased the Shares even if the NAV per Share remains the same. Likewise, shareholders that purchase Shares directly from the Trust may suffer a loss on their investment if they sell their Shares at a time when the Shares are trading at a discount on NYSE Arca. Furthermore, shareholders may suffer a loss on their investment even if the NAV per Share increases because the decrease in any premium or increase in any discount may offset any increase in the NAV per Share.

The inability of Authorized Participants and market makers to hedge their TAO exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient TAO liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of TAO, wide spreads between prices quoted on different Digital Asset Trading Platforms, the closing of Digital Asset Trading Platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to TAO may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Shares and the spread at which the Shares trade on the open market.

Arbitrage transactions intended to keep the price of the Shares closely linked to the price of TAO may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of TAO to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of TAO, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of Digital Asset Trading Platforms to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying TAO may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Bittensor Network, the processing of transactions on the Bittensor Network may be disrupted, which in turn may prevent Liquidity Providers from depositing or withdrawing TAO from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of TAO and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for TAO should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering TAO in return for Baskets, the price of the Shares may diverge from the price of TAO.

The Trust is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Shares less attractive to investors.

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust will remain an emerging growth company for up to five years after its initial public offering, although it will lose that status sooner if the Trust has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of Shares held by non-affiliates as of any June 30, or issues more than $1.0 billion of non-convertible debt over a rolling three-year period. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the price of the Shares may be more volatile.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of TAO deposited with the Trust in connection with creations. Such TAO will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets, (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation or (v) used in Staking, only if (and, then, only to the extent that) the Staking Condition relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes is satisfied and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with, and is qualified in its entirety by reference to, our audited financial statements and related notes included elsewhere in this prospectus, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The following discussion may contain forward-looking statements based on assumptions we believe to be reasonable. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements.”

Trust Overview

The Trust is a passive entity that is managed and administered by the Sponsor and does not have any officers, directors or employees. The Trust holds TAO and, from time to time on a periodic basis, will issue Shares in exchange for deposits of TAO (or cash to acquire TAO) and redeem Baskets in exchange for TAO (or proceeds from the disposition of TAO) from the Trust (such Shares, “Creation Baskets”). As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of the TAO held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities. While an investment in the Shares is not a direct investment in TAO, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to TAO. To date, the Trust has not met its investment objective and the Shares quoted on OTCQX have not reflected the value of the TAO held by the Trust, less the Trust’s expenses and other liabilities, but instead have traded at a premium to such value, which at times has been substantial. The Trust is not managed like a business corporation or an active investment vehicle. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

Prior to March 6, 2026, the Trust valued the TAO held by the Trust for operational purposes by reference to the Coin Metrics Real-Time Rate for Bittensor. As of March 6, 2026, the Trust values the TAO held by the Trust for operational purposes by reference to the CoinDesk Bittensor Benchmark Rate (the “Index”). As of March 6, 2026, the NAV and NAV per Share of the Trust is calculated using the Index Price based on the CoinDesk Bittensor Benchmark Rate. Prior to March 6, 2026, references to the “Index” or “Reference Rate” in the Trust’s filings with the SEC, including this prospectus on Form S-1, refer to the Coin Metrics Real-Time Rate for Bittensor. From and after March 6, 2026, references to the “Index” in the Trust’s filings with the SEC are to the CoinDesk Bittensor Benchmark Rate.

Critical Accounting Policies and Estimates

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of TAO by the Trust in connection with Share creations and the delivery of TAO by the Trust in connection with Share redemptions or for payment of expenses in TAO. At this time, the Trust is not accepting redemption requests from shareholders. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in TAO.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820-10, Fair Value Measurement, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for TAO in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that TAO is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives TAO in connection with a creation order from an Authorized Participant and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. An Authorized Participant, or a Liquidity Provider may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets”), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”).

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

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First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with AML and KYC regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.
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Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of TAO traded on each Digital Asset Market in the trailing twelve months.
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Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.
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Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

Investment Company Considerations

The Trust is an investment company for U.S. GAAP purposes and follows accounting and reporting guidance in accordance with the FASB ASC Topic 946, Financial Services —Investment Companies. The Trust uses fair value as its method of accounting for TAO in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

Review of Financial Results

Financial Highlights for the Three and Six Months Ended June 30, 2026 and 2025 (unaudited)

(All amounts in the following table and the subsequent paragraphs, except Share, TAO and price of TAO amounts, are in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net realized and unrealized (loss) gain on investment in TAO	$(4,612)	$3,302	$(1,502)	$(1,009)
Net (decrease) increase in net assets resulting from operations	$(4,681)	$3,241	$(1,623)	$(1,104)
Net assets(1)	$9,385	$9,701	$9,385	$9,701

(1)
Net assets in the above table and subsequent paragraphs are calculated in accordance with U.S. GAAP based on the Digital Asset Market price of TAO on the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

Net realized and unrealized loss on investment in TAO for the three months ended June 30, 2026 was ($4,612), which includes a realized loss of ($26) on the transfer of TAO to pay the Sponsor’s Fee and net change in unrealized appreciation/depreciation on investment in TAO of ($4,586). Net realized and unrealized loss on investment in TAO for the period was driven by TAO price depreciation from $306.80 per TAO as of March 31, 2026, to $202.57 per TAO as of June 30, 2026. Net decrease in net assets resulting from operations was ($4,681) for the three months ended June 30, 2026, which consisted of the net realized and unrealized loss on investment in TAO, plus the Sponsor’s Fee of $69. Net assets decreased to $9,385 at June 30, 2026, a 20% decrease for the three-month period. The decrease in net assets resulted from the aforementioned TAO price depreciation and the withdrawal of approximately 271

TAO to pay the foregoing Sponsor’s Fee, partially offset by the contribution of approximately 8,313 TAO with a value of $2,319 to the Trust in connection with Share creations during the period.

Net realized and unrealized gain on investment in TAO for the three months ended June 30, 2025 was $3,302, which includes a net change in unrealized appreciation/depreciation on investment in TAO of $3,302. Net realized and unrealized gain on investment in TAO for the period was driven by TAO price appreciation from $222.27 per TAO as of March 31, 2025, to $342.29 per TAO as of June 30, 2025. Net increase in net assets resulting from operations was $3,241 for the three months ended June 30, 2025, which consisted of the net realized and unrealized gain on investment in TAO, plus the Sponsor’s Fee of $61. Net assets increased to $9,701 at June 30, 2025, a 94% increase for the three-month period. The increase in net assets resulted from the aforementioned TAO price appreciation, and the contribution of approximately 5,999 TAO with a value of $1,456 to the Trust in connection with Share creations during the period, partially offset by the withdrawal of approximately 172 TAO to pay the foregoing Sponsor’s Fee.

Net realized and unrealized loss on investment in TAO for the six months ended June 30, 2026 was ($1,502), which includes a realized loss of ($56) on the transfer of TAO to pay the Sponsor’s Fee and net change in unrealized appreciation/depreciation on investment in TAO of ($1,446). Net realized and unrealized loss on investment in TAO for the period was driven by TAO price depreciation from $220.32 per TAO as of December 31, 2025, to $202.57 per TAO as of June 30, 2026. Net decrease in net assets resulting from operations was ($1,623) for the six months ended June 30, 2026, which consisted of the net realized and unrealized loss on investment in TAO, plus the Sponsor’s Fee of $121. Net assets increased to $9,385 at June 30, 2026, an 18% increase for the six-month period. The increase in net assets resulted from the contribution of approximately 10,635 TAO with a value of $3,034 to the Trust in connection with Share creations during the period, partially offset by the aforementioned TAO price depreciation and the withdrawal of approximately 497 TAO to pay the foregoing Sponsor’s Fee.

Net realized and unrealized loss on investment in TAO for the six months ended June 30, 2025 was ($1,009), which includes a realized loss of ($2) on the transfer of TAO to pay the Sponsor’s Fee, net change in unrealized appreciation/depreciation on the Sponsor’s Fee payable of ($2), and net change in unrealized appreciation/depreciation on investment in TAO of ($1,005). Net realized and unrealized loss on investment in TAO for the period was driven by TAO price depreciation from $444.19 per TAO as of December 31, 2024, to $342.29 per TAO as of June 30, 2025. Net decrease in net assets resulting from operations was ($1,104) for the six months ended June 30, 2025, which consisted of the net realized and unrealized loss on investment in TAO, plus the Sponsor’s Fee of $95. Net assets increased to $9,701 at June 30, 2025, a 121% increase for the six-month period. The increase in net assets resulted from the contribution of approximately 18,716 TAO with a value of $6,409 to the Trust in connection with Share creations during the period, partially offset by the aforementioned TAO price depreciation and the withdrawal of approximately 290 TAO to pay the foregoing Sponsor’s Fee.

Financial Highlights for the Year Ended December 31, 2025 and for the Period from June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024 (unaudited)

(All amounts in the following table and the subsequent paragraphs, except Share, TAO and price of TAO amounts, are in thousands)

	Year Ended December 31, 2025	June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
Net realized and unrealized (loss) gain on investment in TAO	$(5,800)	$534
Net (decrease) increase in net assets resulting from operations	$(6,037)	$493
Net assets(1)	$7,974	$4,396
(1)
Net assets in the above table and subsequent paragraphs are calculated in accordance with U.S. GAAP based on the Digital Asset Market price of TAO on the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date.

Net realized and unrealized loss on investment in TAO for the year ended December 31, 2025 was ($5,800), which includes a realized loss of ($13) on the transfer of TAO to pay the Sponsor’s Fee, net change in unrealized appreciation/depreciation on the Sponsor’s Fee payable of ($2), and net change in unrealized appreciation/depreciation on investment in TAO of ($5,785). Net realized and unrealized loss on investment in TAO for the year was driven by TAO price depreciation from $444.19 per TAO as of December 31, 2024, to $220.32 per TAO as of December 31, 2025. Net decrease in net assets resulting from operations was ($6,037) for the year ended December 31, 2025, which consisted of the net realized and unrealized loss on investment in TAO, plus the Sponsor’s Fee of $237. Net assets increased to $7,974 at December 31, 2025, an 81% increase for the year. The increase in net assets resulted from the contribution of approximately 26,984 TAO with a value of $9,615 to the Trust in connection with Share creations during the year, partially offset by the aforementioned TAO price depreciation and the withdrawal of approximately 707 TAO to pay the foregoing Sponsor’s Fee.

Net realized and unrealized gain on investment in TAO for the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024 was $534, which includes a realized gain of $7 on the transfer of TAO to pay the Sponsor’s Fee, net change in unrealized appreciation/depreciation on the Sponsor’s Fee payable of $2, and net change in unrealized appreciation/depreciation on investment in TAO of $525. Net realized and unrealized gain on investment in TAO for the period was driven by TAO price appreciation from $346.42 per TAO as of June 10, 2024 (the commencement of the Trust’s operations), to $444.19 per TAO as of December 31, 2024. Net increase in net assets resulting from operations was $493 for the year ended December 31, 2024, which consisted of the net realized and unrealized gain on investment in TAO, less the Sponsor’s Fee of $41. Net assets increased to $4,396 at December 31, 2024. The increase in net assets resulted from the aforementioned TAO price appreciation and the contribution of approximately 9,986 TAO with a value of $3,903 to the Trust in connection with Share creations during the period, partially offset by the withdrawal of approximately 70 TAO to pay the foregoing Sponsor’s Fee.

Cash Resources and Liquidity

The Trust only receives and holds cash in order to facilitate creations and redemptions pursuant to Cash Orders, and does not otherwise have or maintain a cash balance at any time. When selling TAO and, subject to NYSE Arca obtaining regulatory approval from the SEC, Incidental Rights and/or IR Virtual Currency in the Digital Asset Market to pay Additional Trust Expenses on behalf of the Trust, the Sponsor endeavors to sell the exact amount of TAO, Incidental Rights and/or IR Virtual Currency needed to pay expenses in order to minimize the Trust’s holdings of assets other than TAO. In addition, upon the consummation or deemed failure of a Cash Order to create or redeem Baskets, the Trust will promptly return any excess cash it continues to hold with respect to such Cash Order to the applicable counterparty. As a consequence, the Sponsor expects that the Trust will not record any cash flow from its operations and that its cash balance will be zero at the end of each reporting period. Furthermore, the Trust is not a party to any off-balance sheet arrangements.

Generally, the Trust does not intend to hold cash, except in connection with Cash Orders for creations or redemptions of Baskets. Cash includes non-interest bearing non-restricted cash with one institution. Cash in a bank deposit account, at times, may exceed U.S. federally insured limits. The Trust has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such bank deposits.

In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume most of the expenses incurred by the Trust. As a result, the only ordinary expense of the Trust expected to be incurred is the Sponsor’s Fee and, if applicable, any Additional Trust Expenses. The Trust is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to its liquidity needs.

Selected Operating Data

As of June 30, 2026 and 2025 (unaudited)

	As of June 30,
	2026	2025
Price of TAO on principal market	$202.57	$342.29
Principal Market NAV per Share(1)	$3.85	$6.67
Principal Market NAV(1)	$9,385,380	$9,701,106
Index Price	$202.62	$342.13
NAV per Share(2)	$3.85	$6.66
NAV(2)	$9,387,697	$9,696,571

(1)
The Principal Market NAV and Principal Market NAV per Share are calculated using the fair value of TAO based on the price provided by the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date, in accordance with U.S. GAAP.
(2)
The Trust’s NAV and NAV per Share are derived from the Index Price, as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Trust’s NAV per Share is calculated using a non-GAAP methodology where the price is derived from multiple Digital Asset Trading Platforms. See the section entitled “Business—Valuation of TAO and Determination of NAV” above for a description of the Trust’s NAV per Share.

As of December 31, 2025 and 2024 (unaudited)

	As of December 31,
	2025	2024
Price of TAO on principal market	$220.32	$444.19
Principal Market NAV per Share(1)	$4.24	$8.76
Principal Market NAV(1)	$7,974,043	$4,395,326
Index Price	$220.32	$444.13
NAV per Share(2)	$4.24	$8.88
NAV (Non-GAAP)(2)	$7,974,043	$4,394,732

(1)
The Principal Market NAV and Principal Market NAV per Share are calculated using the fair value of TAO based on the price provided by the Digital Asset Trading Platform that the Trust considered its principal market, as of 4:00 p.m., New York time, on the valuation date, in accordance with U.S. GAAP.
(2)
The Trust’s NAV and NAV per Share are derived from the Index Price as represented by the Index as of 4:00 p.m., New York time, on the valuation date. The Trust’s NAV per Share is calculated using a non-GAAP methodology where the price is derived from multiple Digital Asset Trading Platforms. See the section entitled “Business—Valuation of TAO and Determination of NAV” above for a description of the Trust’s NAV per Share.

For accounting purposes, the Trust reflects creations and the TAO receivable with respect to such creations on the date of receipt of a notification of a creation but does not issue Shares until the requisite amount of TAO is received. At this time, the Trust is not accepting redemption requests from shareholders. Subject to receipt of regulatory approval from the SEC and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program.

Historical NAV and TAO Prices

As movements in the price of TAO will directly affect the price of the Shares, investors should understand recent movements in the price of TAO. Investors, however, should also be aware that past movements in the TAO price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

The following chart illustrates the movement in the Trust’s NAV per Share versus the Index Price and the Trust’s Principal Market NAV per Share from June 10, 2024 (the commencement of the Trust’s operations) to June 30, 2026. For more information on the determination of the Trust’s NAV, see “Business—Valuation of TAO and Determination of NAV.”

The following table illustrates the movements in the Index Price from June 10, 2024 to June 30, 2026. The Sponsor has not observed a material difference between the Index Price and average prices from the Constituent Trading Platforms individually, or as a group.

		High		Low
Period	Average	Index Price	Date	Index Price	Date	End of period	Last business day
June 10, 2024 (the commencement of the Trust's operations) to June 30, 2024	$295.52	$346.42	6/10/2024	$262.26	6/29/2024	$268.99	$273.08
Twelve months ended June 30, 2025	$394.63	$709.06	12/6/2024	$188.82	4/6/2025	$342.13	$342.13
Twelve months ended June 30, 2026	$293.77	$505.98	11/1/2025	$146.45	2/11/2026	$202.62	$202.62
June 10, 2024 (the commencement of the Trust's operations) to June 30, 2026	$342.84	$709.06	12/6/2024	$146.45	2/11/2026	$202.62	$202.62

The following table illustrates the movements in the Digital Asset Market price of TAO, as reported on the Trust’s principal market, from June 10, 2024 to June 30, 2026.

		High		Low
Period	Average	Digital Asset Market Price	Date	Digital Asset Market Price	Date	End of period	Last business day
June 10, 2024 (the commencement of the Trust's operations) to June 30, 2024	$295.53	$346.42	6/10/2024	$262.37	6/29/2024	$268.99	$273.24
Twelve months ended June 30, 2025	$394.79	$708.85	12/6/2024	$188.87	4/6/2025	$342.29	$342.29
Twelve months ended June 30, 2026	$293.81	$506.06	11/1/2025	$146.45	2/11/2026	$202.57	$202.57
June 10, 2024 (the commencement of the Trust's operations) to June 30, 2026	$342.93	$708.85	12/6/2024	$146.45	2/11/2026	$202.57	$202.57

The following chart sets out the historical closing prices for the Shares as reported by OTCQX and the Trust’s NAV per Share from December 12, 2025 to June 30, 2026.

GTAO Premium: GTAO Share Price vs. NAV per Share (Non-GAAP) ($)

The following chart sets out the historical premium for the Shares calculated as a percentage of the historical closing prices for the Shares as reported by OTCQX divided by the Trust’s NAV per Share from December 12, 2025 to June 30, 2026.

GTAO Premium: GTAO Share Price vs. NAV per Share (Non-GAAP) (%)

Quantitative and Qualitative Disclosures about Market Risk

The Trust Agreement does not authorize the Trust to borrow for payment of the Trust’s ordinary expenses. The Trust does not engage in transactions in foreign currencies which could expose the Trust or holders of Shares to any foreign currency related market risk. The Trust does not invest in derivative financial instruments and has no foreign operations or long-term debt instruments.

Business

Overview of the Trust and the Shares

Grayscale Bittensor Trust (TAO) (the “Trust”) is a Delaware Statutory Trust that was formed on April 30, 2024. Prior to the effectiveness of the registration statement of which this prospectus forms a part, the name of the Trust was Grayscale Bittensor Trust (TAO). In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to rename the Trust as Grayscale Bittensor ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State. The Trust’s purpose is to hold “TAO”, which are digital assets that are created and transmitted through the operations of the peer-to-peer Bittensor Network, a decentralized network of computers that operates on cryptographic protocols.

From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement, intends to rely on an exemption or other relief from the SEC under Regulation M to operate a redemption program, and intends to list the Shares on NYSE Arca under the symbol “GTAO.” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (referred to as the “arbitrage mechanism”). In particular, upon listing on NYSE Arca, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the TAO represented by each Share and the trading price of the Shares on NYSE Arca at the time of each sale. There will not be an “initial” creation of Baskets upon the Trust’s listing on NYSE Arca given that the Trust already has created Baskets of Shares that will continue to be outstanding as of such date.

Grayscale Investments Sponsors, LLC, a consolidated subsidiary of Digital Currency Group, Inc., is the Sponsor of the Trust. CSC Delaware Trust Company is the trustee of the Trust, The Bank of New York Mellon is the transfer agent and the administrator of the Trust, Continental Stock Transfer & Trust Company is the co-transfer agent of the Trust. Coinbase, Inc. is the prime broker of the Trust. BitGo Bank & Trust, National Association is the primary custodian of the Trust and Coinbase Custody Trust Company, LLC is the additional custodian of the Trust. Grayscale Investments, Inc. (“Grayscale Investments”), a Delaware corporation, is the sole managing member of GSO, which is the sole member of the Sponsor, and each of Grayscale Investments, GSO and GSIS are consolidated subsidiaries of DCG. Grayscale Investments has a board of directors (the “Board”) that is responsible for managing and directing the affairs of the Sponsor. See “Key Personnel of the Sponsor.”

The Trust issues Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain Authorized Participants from time to time. Baskets are offered in exchange for TAO (or cash to acquire TAO). As of September 30, 2026, each Share represented approximately 0.0189 TAO. Through its redemption program, the Trust will redeem Shares from Authorized Participants on an ongoing basis. For a more detailed description of the creation and redemption procedures, see “Description of Creation and Redemption of Shares.”

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Trust Agreement, the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

The Sponsor maintains an internet website at etfs.grayscale.com/gtao/, through which the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are made available free of charge after they have been filed or furnished to the SEC. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other report or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Investment Objective

The Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of the TAO held by the Trust, including TAO earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective. Although we expect the arbitrage mechanism to keep the value of the Shares closely linked to the Index Price, the Shares may trade at a premium or discount to the value of the TAO held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities, and any such premium or discount may be significant. The Trust does not seek to generate returns beyond tracking the price of TAO and any TAO earned as Staking

Consideration (to the extent that the Staking Condition has been satisfied and Staking is implemented). There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

While an investment in the Shares is not a direct investment in TAO, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to TAO. A substantial direct investment in TAO may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the TAO and may involve the payment of substantial fees to acquire such TAO from third-party facilitators through cash payments of U.S. dollars. Because the value of the Shares is designed to be correlated with the value of the TAO held by the Trust, it is important to understand the investment attributes of, and the market for, TAO. To date, the Trust has not met its investment objective and the Shares quoted on OTCQX have not reflected the value of the TAO held by the Trust, less the Trust’s expenses and other liabilities, but instead have traded at a premium to such value, which at times has been substantial.

The Trust’s TAO are carried, for financial statement purposes, at fair value as required by U.S. generally accepted accounting principles (“GAAP”). The Trust determines the fair value of TAO based on the price provided by the Digital Asset Market (defined below) that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. The net asset value of the Trust determined on a GAAP basis is referred to in this prospectus as “Principal Market NAV.” “Digital Asset Market” means a “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” as each such term is defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Master Glossary. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Principal Market and Fair Value Determination” in this prospectus for more information on the Trust’s principal market selection.

The Trust uses the Index Price to calculate its “NAV,” which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “—Valuation of TAO and Determination of NAV.” “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding.

NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

Incidental Rights and IR Virtual Currency

The Sponsor has notified the Custodian, Custodial Entities and Coinbase Credit, on behalf of the Trust (such notices, together, the “Pre-Creation/Redemption Abandonment Notices”) that the Trust will abandon, irrevocably and for no direct or indirect consideration, effective immediately prior to each time at which the Trust creates or redeems Shares (each such time, a “Creation Time” or “Redemption Time”, respectively), all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time. An abandonment made pursuant to the Pre-Creation/Redemption Abandonment Notices is referred to herein as a “Pre-Creation/Redemption Abandonment.” Pursuant to the Pre-Creation/Redemption Abandonment Notices, a Pre-Creation/Redemption Abandonment would not apply to any Incidental Right or IR Virtual Currency if (i) the Trust has taken, or is taking at such time, an Affirmative Action to acquire or abandon such Incidental Right or IR Virtual Currency at any time prior to the relevant Creation Time or Redemption Time or (ii) such Incidental Right or IR Virtual Currency has been subject to a previous Pre-Creation/Redemption Abandonment. An “Affirmative Action” refers to a written notification from the Sponsor to the Custodian, the Custodial Entities or Coinbase Credit of the Trust’s intention (i) to acquire and/or retain an Incidental Right and/or IR Virtual Currency or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, an Incidental Right and/or IR Virtual Currency.

As a result of the Pre-Creation/Redemption Abandonment Notices, the Trust has abandoned, prior to each relevant Creation Time or Redemption Time, any Incidental Right or IR Virtual Currency that it may have had any right to receive at such time. The Trust has no right to receive any Incidental Right or IR Virtual Currency abandoned pursuant to either the Pre-Creation/Redemption Abandonment Notices or Affirmative Actions. Furthermore, the Custodian, the Custodial Entities and Coinbase Credit have no authority, pursuant to, as applicable, the Custodian Agreement and Prime Broker Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement, as applicable, with the Custodian, the Custodial Entities and Coinbase Credit. In addition, the Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Right or IR Virtual Currency and, therefore, irrevocably abandon any Incidental Right and IR Virtual Currency to which the Trust may become entitled in the future.

Because the Sponsor has committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise would become entitled in the future, and causing the Trust not to take any Affirmative Actions, the Trust will not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. In addition, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all. See “Risk Factors—Risk Factors Related to the Trust and the Shares—Shareholders may not receive the benefits of any forks or airdrops.”

The Sponsor has controls in place to monitor for material hard forks or airdrops. The Sponsor will notify investors of any material change to its policy with respect to Incidental Rights and IR Virtual Currency by filing a current report on Form 8-K.

Secondary Market Trading

While the Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of TAO held by the Trust, including TAO earned as Staking Consideration (to the extent that the Staking Condition is satisfied and Staking is implemented), determined by reference to the Index Price, less the Trust’s expenses and other liabilities, the Shares may trade in the Secondary Market on NYSE Arca (or on another Secondary Market in the future) at prices that are lower or higher than the NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours and liquidity between NYSE Arca and larger Digital Asset Trading Platforms. While the Shares are expected to be listed on NYSE Arca and trade during NYSE Arca’s Core Trading Session from 9:30 a.m. to 4:00 p.m., New York time, liquidity in the Digital Asset Markets may fluctuate depending upon the volume and availability of larger Digital Asset Trading Platforms. As a result, during periods in which Digital Asset Market liquidity is limited or a major Digital Asset Trading Platform is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. Subject to the Staking Condition being satisfied, and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its TAO holdings through the staking/delegation mechanism of the Bittensor Network to receive Staking Consideration, which, under the contemplated staking arrangements, would be limited to TAO as described below.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As a result, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

The Sponsor may decide in its sole discretion not to pursue satisfaction of the Staking Condition, and there can be no assurance that the Sponsor will cause the Trust to engage in Staking.

Overview of the Bittensor Industry and Market

TAO is a digital asset that is created and transmitted through the operations of the peer-to-peer Subtensor Blockchain, a distributed network of computers that operates on cryptographic protocols, which underpin the Bittensor Network. No single entity owns or operates the Subtensor Blockchain or the wider Bittensor Network, the infrastructure of which is collectively maintained by a decentralized user base. The Subtensor Blockchain allows people to transmit tokens of value, called TAO, which are recorded on the Subtensor Blockchain. TAO can be used to participate in certain capacities on the Bittensor Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on Digital Asset Trading Platforms or in individual end-user-to-end-user transactions under a barter system. The Bittensor Network was designed to facilitate an open-access, peer-to-peer marketplace for AI generated output. Users can query the Bittensor Network’s registered AI model collections to help with performing or resolving certain tasks, which are assessed by the Protocol’s unique ranking method. The results of this ranking system and transactions in TAO are recorded on the Subtensor Blockchain. The Bittensor Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Bittensor Network’s protocol introduced the Yuma Consensus mechanism as a method to assess the performance of user-submitted AI generated output. Yuma Consensus is a mechanism whereby Miners host AI models and make them available to the network. Miners form coalitions known as “Subnets” based on the types of task they seek to perform. Subnets within the Bittensor Network are self-contained incentive frameworks for Miners to perform their duties according to specified predetermined rulesets. Validators rank Miners’ AI generated output within a Subnet based on how effectively they believe the Miners are accomplishing the task specified by the Subnet. The goal is to help application developers and Consumers find the best AI generated solutions for their purposes. Under Yuma Consensus, a Validator’s weight in ranking Miners depends on how much TAO such Validator has “staked,” or locked up to signal support, for their validating efforts.

The Subtensor Blockchain also operates on a consensus mechanism known as “PoA” to confirm transactions. Under PoA, Nodes automatically order on-chain transactions by creating a historical record showing that an event or transaction has occurred at a moment in time relative to others. Nodes can only be admitted to the network by the network’s administrator, which is the Opentensor Foundation. As of December 2024, a majority of the Subtensor Blockchain’s Nodes are owned or controlled by the Opentensor Foundation. The Opentensor Foundation continues to maintain significant influence over the Node set and is widely believed to control a significant majority of authority Nodes. PoA is intended to provide a transaction processing speed and capacity advantage over traditional PoW and PoS networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.

In February 2025, the Dynamic TAO (dTAO) upgrade was implemented on the Bittensor Network. Under dTAO, each Subnet is paired with its own token (often generically called an "alpha token"), and liquidity pools are created, such that Validators who wish to support a particular Subnet now stake TAO into that Subnet's pool and receive its alpha token in exchange. The amount of TAO staked into each Subnet's pool (versus other Subnets) now directly governs how much of the new TAO emission is allocated to that Subnet. After the upgrade, stakers must choose which Subnet(s) they believe will thrive, exposing them to price risk of alpha tokens rather than simply earning yields in TAO. Validators also must hold alpha tokens to participate in ranking Miners' models within the relevant Subnet. Under the original Yuma Consensus framework, Validators could stake TAO on their own behalf, or other TAO-holders (“Delegators”) could “delegate,” or stake TAO to support another party’s validation efforts. However, after the upgrade, the previous role of Delegators has effectively been subsumed into alpha token holders generally, as anyone staking TAO into a Subnet pool receives that Subnet's alpha tokens and thereby gains the economic exposure once limited to Delegators.

While token reward incentives reflect an intention to transition fully to the dTAO model over time, the Bittensor Network currently continues to support “root staking” on Subnet 0, the Yuma Consensus implementation that predates dTAO. Root staking allows participants to stake TAO directly to Validators on Subnet 0, and Validator influence in Subnet 0 continues to be determined by TAO stake rather than alpha tokens. Root staking remains active but represents a diminishing share of total emissions and may be deprecated in future protocol upgrades.

The Bittensor Network protocol was first conceived by the pseudonymous Yuma Rao in a whitepaper. Development of the Bittensor Network is overseen by the Opentensor Foundation, an American non-profit organization which administered the original network launch and maintains a sizeable TAO position, though it did not facilitate any initial token distribution. Jacob Steeves is the CEO and co-founder of Opentensor Foundation. He has a background in machine learning research as a former Google engineer. Ala Shaabana, who has a Ph.D. in machine learning, is the COO and co-founder of Opentensor Foundation.

Although the Opentensor Foundation continues to exert significant influence over the direction of the development of the Bittensor Network, the Bittensor Network, like the Ethereum network, does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of TAO. Rather, as described below, the utility of the Bittensor Network and the supply and demand thereof determines the value of TAO.

Development of the Bittensor Network

The Bittensor Network was developed in response to the increased publicity and utility of machine learning and AI capabilities. The development of machine learning and AI is constrained by its significant demand for computing power and need for large and diverse data sets, resources that are difficult to access by all but the largest companies. The Bittensor Network was designed to respond to these development limitations by using blockchain technology to promote collaboration and data and hardware sharing among individuals interested in AI technology. The Bittensor Network is designed to reward those who best contribute to the production of high-quality AI-generated outputs utilizing the Bittensor Network.

Overview of the Bittensor Network’s Operations

The Bittensor Network consists of two main components: a group of Subnets and a blockchain called the “Subtensor Blockchain,” which work together to incentivize the creation of AI-generated outputs. Subnets are the foundation of the Bittensor Network. A Subnet is a market governed by a particular set of rules designed to incentivize, via the distribution of TAO, the Subnet’s Miners to produce AI-generated outputs in response to queries. The wallet address on the Subtensor Blockchain that registers a new Subnet to the Subtensor Blockchain (the Subnet’s “Owner”) defines the rules of that Subnet’s protocol (e.g., the type of AI-generated content to be produced) and retains ownership permissions and therefore control over that Subnet. For certain Subnets with end-users of the AI-generated output, that end-user may input their request to the Subnet via regular web-based interactions (i.e., an http request) according to the rules of the Subnet. Most of the Subnets with end-users do not require any payment to use; in some instances, an end-user may be required to pay for such services, in the form of fiat currency, other digital assets, or in limited cases, TAO. For some other Subnets, only the Subnet Owner consumes the AI-generated output, and there is no “end-user” at all.

For each Subnet on which they decide to participate, a Validator ranks each of that Subnet’s Miners’ AI-generated output against that of the Subnet’s other Miners,’ with what each Validator deems to be the best AI-generated output receiving the highest ranking and the worst AI-generated output receiving the lowest rank. Once each Validator on the Subnet generates its individual rankings of the Subnet’s Miners’ AI-generated output, each Validator on that Subnet sends its ranking to the Subtensor Blockchain. The Subtensor Blockchain then compiles all the Validators’ rankings, generating a “ranking weight matrix,” and then runs that ranking weight matrix through the “Yuma Consensus” module on-chain. The Yuma Consensus then uses the ranking weight matrix, along with the amount of stake associated with each Validator, to calculate how the reward of TAO tokens should be distributed among the Miners and Validators in the Subnet. The more TAO a Validator stakes, the more weight the Subtensor Blockchain gives to its ranking within each Subnet it validates.

Each time this process occurs, TAO is emitted and dispersed among the various Subnets. Since the February 2025 dTAO upgrade, the amount of TAO dispersed to a particular Subnet is a function of how much TAO has been placed in a Subnet’s alpha token liquidity pool, which is designed to reflect the market’s view of which Subnets produce the most useful and high-quality outputs. Of each Subnet’s portion of each TAO emission, 18% is disbursed to that Subnet’s Owner, 41% is disbursed to that Subnet’s Validators, and 41% is disbursed to that Subnet’s Miners. Of the 41% of each emission disbursed to the Validators of each Subnet, each Validator earns a proportional share of the Validator’s stake (including amounts delegated to it). Within this proportional share, the Validator keeps 100% of the TAO reward attributable to its own stake, and 18% of the TAO attributable to delegates’ stake. Although Validators do not directly compete with other Validators in a given Subnet, the amount of the 41% TAO incentive distributed to Miners within each Subnet is determined according to its ranking compared to other Miners in a given Subnet pursuant to Yuma Consensus. The intent of this emissions schedule is to incentivize Miners to produce high quality output (as defined by the parameters of the applicable Subnet’s rules) and to incentivize Validators to produce accurate rankings of the output.

In order to own, transfer or use TAO directly on the Bittensor Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Bittensor Network. TAO transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending TAO, a user must notify the Bittensor Network of the transaction by broadcasting the transaction data to its network peers. The Subtensor Blockchain provides confirmation against double-spending by memorializing every transaction in the Subtensor Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bittensor Network’s validation process, which adds “blocks” of data, including recent transaction information, to the Subtensor Blockchain. Unlike other blockchains that rely solely on production of blocks through PoW or PoS mechanisms, however, the Bittensor Network uses PoA, which only allows new Nodes into the system upon other Nodes’ approval. While PoA may facilitate faster upgrades and more rapid implementation of corrective patches, it may involve a comparatively lower degree of independent validator diversity and adversarial testing prior to deployment of protocol changes. As of the date hereof, a majority of the Bittensor Nodes are owned or controlled by the Opentensor Foundation. In total, as of the date of this filing, there were 129 Subnets registered on the Bittensor Network.

Uses of TAO

TAO is the native digital asset of the Bittensor Network and is used within the Bittensor Network for the following principal purposes:

Rewards and emissions. TAO is emitted by the Bittensor Network’s protocol with each new block (occurring at approximately 12-second intervals) and, since the February 2025 dTAO upgrade, is dispersed among Subnets based on the amount of TAO in each Subnet's alpha token liquidity pool. Within each Subnet's portion of a block emission, 18% is disbursed to the Subnet’s Owner, 41% is disbursed to the Subnet’s Validators (based on each Validator's proportional share of stake, including delegated stake) and 41% is disbursed to the Subnet's Miners (based on Miner ranking under Yuma Consensus). Rewards and emissions are the principal means by which new TAO enters circulation. As of September 30, 2026, approximately 8.3 million TAO had been emitted since the launch of the current iteration of the Bittensor Network, and approximately 327,600 TAO were emitted during the three-month period ended September 30, 2026.

Staking by Validators. TAO must be staked by a Validator in order for that Validator to participate meaningfully in Yuma Consensus, because a Validator's weight in ranking Miners within a Subnet is proportional to the amount of TAO staked by (and delegated to) such Validator. As of September 30, 2026, there were approximately 143 active Validators across the Bittensor Network, and approximately 7.5 million TAO (representing approximately 64% of circulating TAO) was staked by Validators.

Delegation. Holders of TAO who do not themselves operate Validator infrastructure may delegate their TAO to a Validator (a "Delegator"), thereby increasing that Validator's ranking weight and earning a proportional share of the TAO rewards attributable to their delegated stake. The Validator keeps 18% of the TAO reward attributable to a Delegator's stake and 82% is disbursed to the Delegator. As of September 30, 2026, there were approximately 0.2 million active Delegators across the Bittensor Network, and approximately 7.5 million TAO (representing approximately 64% of circulating TAO) was delegated to Validators.

Contribution to Subnet alpha token liquidity pools. Since the February 2025 dTAO upgrade, holders of TAO may contribute TAO to a Subnet's alpha token liquidity pool. The amount of TAO in each Subnet's alpha token liquidity pool determines the portion of each block's TAO emission that is dispersed to that Subnet, and is designed to reflect the market's view of which Subnets produce the most useful and high-quality outputs. As of September 30, 2026, the aggregate amount of TAO in Subnet alpha token liquidity pools across the Bittensor Network was approximately 1.9 million TAO (representing approximately 18% of circulating TAO), spread across the 127 Subnets described above.

Registration of new Subnets. Registering a new Subnet on the Subtensor Blockchain requires the payment of a registration fee in TAO. As of September 30, 2026, the registration fee was approximately 653 TAO. Since the launch of the current iteration of the Bittensor Network, 127 Subnets have been registered, of which 127 were active as of the date of this prospectus.

Payment for Subnet services. Most Subnets with end-users of AI-generated output do not require any payment to use; in some instances, however, an end-user may be required to pay for such services in fiat currency, other digital assets or, in limited cases, TAO. As of September 30, 2026, several of the 127 Subnets registered on the Bittensor Network accepted or required payment in TAO from end-users for AI-generated outputs.

Peer-to-peer transfers. TAO may be transferred directly between users of the Bittensor Network by broadcasting a signed transaction to the Bittensor Nodes, as described further under “—Summary of a TAO Transaction.” As of September 30, 2026, the Bittensor Network processed an average of approximately 80 thousand on-chain transactions per day.

Trading and conversion. TAO may be bought and sold on Digital Asset Trading Platforms and converted to fiat currencies, such as the U.S. dollar, at rates determined on such platforms. As of September 30, 2026, TAO was the twenty-ninth largest digital asset by market capitalization, as tracked by CoinMarketCap.com, with a market capitalization of approximately $3.5 billion. As of September 30, 2026, the 24-hour trading volume of TAO on Digital Asset Trading Platforms was approximately $131.6 million. See “—Digital Asset Trading Platform Public Market Data.”

The Bittensor Network was designed to facilitate an open-access, peer-to-peer marketplace for AI-generated output, and the use cases supported through the Subnets described above include, as of September 30, 2026, text generation and completion, image and video generation, translation, prediction markets, data scraping and structuring, model fine-tuning and evaluation, and computational task marketplaces. The Sponsor is unable to independently verify the categories or level of usage of AI-generated output produced within each Subnet, as this information is generally not published on-chain.

Summary of a TAO Transaction

Prior to engaging in TAO transactions directly on the Bittensor Network, a user generally must first install on its computer or mobile device a Bittensor Network software program that will allow the user to generate a private and public key pair associated with a TAO address. The Bittensor Network software program and the TAO address also enable the user to connect to the Bittensor Network and transfer TAO to, and receive TAO from, other users.

Each Bittensor Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive TAO, the TAO recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the TAO. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the TAO contained in the associated address. Likewise, TAO is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending TAO, a user’s Bittensor Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bittensor Network software program to the Nodes to allow transaction confirmation a service performed by miners in PoW networks such as the Bitcoin network, or validators in PoS networks such as the Ethereum network.

Bittensor Nodes record and confirm transactions when they mine and add blocks of information to the Subtensor Blockchain. When a Node creates that block, it includes data relating to a reference to the prior block in the Subtensor Blockchain to which the new block is being added. The blockchain Node becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of TAO transactions, the Bittensor Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Subtensor Blockchain and reflect an adjustment to the TAO balance in each party’s Bittensor Network public key, completing the TAO transaction. Once a transaction is confirmed on the Subtensor Blockchain, it is irreversible without changing the protocol underlying the Bittensor Network’s protocol.

Some TAO transactions are conducted “off-blockchain” and are therefore not recorded in the Subtensor Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding TAO or the reallocation of ownership of certain TAO in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Subtensor Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly TAO transactions in that they do not involve the transfer of transaction data on the Bittensor Network and do not reflect a movement of TAO between addresses recorded in the Subtensor Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of TAO ownership is not protected by the protocol behind the Bittensor Network or recorded in, and validated through, the blockchain mechanism.

Creation of TAO

Unlike other digital asset protocols that had a certain number of digital assets created in connection with their launches, TAO are created through a progressive minting process for performing certain functions in relation to the protocol. The first TAO were minted through a PoW consensus mechanism prior to the current iteration of the Bittensor Network. TAO minting for PoW ceased in November 2021 when the PoA consensus mechanism was introduced. Since then, all TAO has been emitted by the Bittensor Network’s protocol to those who perform various functions, on the Bittensor Network such as Subnet Owners, Miners or Validators (and, since the February 2025 dTAO upgrade, those who contribute TAO to liquidity pools).

TAO Supply

Following the example set by Bitcoin, only 21 million TAO are ever expected to exist, a limit which is currently hardcoded into the Bittensor Network. Under the current emissions schedule, 1 TAO is created with each new block, occurring at approximately 12 second intervals. Also, like Bitcoin, the emissions schedule is designed to “halve” every four years; so, for example, after the first halving event expected in October 2025, only one-half of a TAO will be minted with each 12-second block, and one quarter of a TAO every block after the halving event expected in 2029, etc. However, the length of the TAO halving schedule is shorter than Bitcoin’s, with the final halving event expected to occur in September 2069, after which a final approximate 5,127 TAO will be minted before the supply cap will be achieved and minting will cease.

Modifications to the TAO Protocol

Historically, the Bittensor Network’s development has been overseen by the Opentensor Foundation and other core developers. The Opentensor Foundation and core developers are able to access and alter the Bittensor Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bittensor Network’s source code. Opentensor also possesses the power to make what is known as a “sudo upgrade,” or unilateral upgrade, to the Opentensor Network using what is known as a “sudo key.” The sudo key enables the holder to unilaterally change the Subtensor ledger and its rules, including an ability to change the number of TAO in existence, the number of TAO belonging to a particular account, or rules in place to prevent a double-spend.

For example, the initial iteration of Bittensor was codenamed “Kusanagi,” though Kusanagi was halted in May 2021. In November 2021, the code underlying Kusanagi was adjusted and released under a new codename, “Nakamoto.” The current version of Bittensor, “Finney,” was derived from the code underlying Nakamoto and launched in March 2023 to incorporate Subnets, among other features.

The release of updates to the Bittensor Network’s source code does not guarantee that the updates will be automatically adopted by users of the Bittensor Network. Nodes must accept any changes made to the Bittensor Network’s source code by downloading the proposed modification of the Bittensor Network’s source code. A modification of the Bittensor Network’s source code is only effective with respect to the Bittensor Nodes that download it. If a modification is accepted only by a percentage of Nodes, a division in the Bittensor Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.” However, as a practical matter, a modification to the source code becomes part of the Bittensor Network only if accepted by Nodes collectively having a majority of the processing power on the Bittensor Network and therefore will likely be adopted because the Opentensor Foundation controls the majority of all Nodes on the Subtensor Blockchain.

Core development of the Bittensor Network source code has increasingly focused on modifications of the Bittensor Network protocol to increase speed and scalability and also allow for non-financial, next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize TAO as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for TAO and the utility of the Bittensor Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bittensor Network and could either “bloat” the size of the Subtensor Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Subtensor Blockchain or the Bittensor Network.

Yuma

Yuma is a decentralized AI-focused subsidiary of Digital Currency Group, Inc. (“DCG”). Yuma invests in, builds and scales the Bittensor Network. Barry Silbert, the founder and Chief Executive Officer of DCG and the Chairman of the Board of Grayscale Investments, founded Yuma and serves as its Chief Executive Officer. Yuma currently owns and operates validator and mining nodes within the Bittensor Network, and invests in TAO, subnets and subnet tokens. Yuma also offers Bittensor-focused investment funds to qualified third parties. Yuma from time to time sells, pledges or otherwise monetizes its digital asset holdings, including TAO and subnet tokens.

Certain members of DCG’s leadership serve on the board of Yuma. In addition, BitGo Bank & Trust, National Association, the Custodian of the Trust, provides institutional TAO staking through a partnership with Yuma.

Because Yuma is a subsidiary of DCG, and DCG is the indirect parent company of the Sponsor, Yuma is an affiliate of the Sponsor and the Trust. Yuma’s participation in the Bittensor ecosystem may contribute to network activity and governance dynamics within the Bittensor Network.

TAO Value

Digital Asset Trading Platform Valuation

The value of TAO is determined by the value that various market participants place on TAO through their transactions. The most common means of determining the value of a TAO is by surveying one or more Digital Asset Trading Platforms where TAO is traded publicly and transparently. Additionally, there are over-the-counter dealers or market makers that transact in TAO.

Prior to March 6, 2026, the Trust valued the TAO held by the Trust for operational purposes by reference to the Coin Metrics Real-Time Rate for Bittensor. As of March 6, 2026, the Index is the CoinDesk Bittensor Benchmark Rate. Prior to March 6, 2026, references to the “Index” or “Reference Rate” in the Trust’s filings with the SEC, including this Prospectus, refer to the Coin Metrics Real-Time Rate for Bittensor, unless otherwise disclosed. From and after March 6, 2026, references to the “Index” in the Trust’s filings with the SEC are to the CoinDesk Bittensor Benchmark Rate.

Digital Asset Trading Platform Public Market Data

On each online Digital Asset Trading Platform, TAO is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro, or stablecoins such as U.S. Dollar Coin (“USDC”). Over-the-counter dealers or market makers do not typically disclose their trade data.

As of September 30, 2026, the Digital Asset Trading Platforms included in the Index were Binance, Bitstamp by Robinhood, Crypto.com, Kraken and OKX. The Sponsor and the Trust reasonably believe each of these Digital Asset Trading Platforms are in material compliance with applicable licensing requirements based on the inclusion criteria and jurisdiction, as detailed below, and maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations.

The domicile, regulation and legal compliance of the Digital Asset Trading Platforms included in the Index varies. Information regarding each Digital Asset Trading Platform may be found, where available, on the websites for such Digital Asset Trading Platforms, among other places.

Although the Index is designed to accurately capture the market price of TAO, third parties may be able to purchase and sell TAO on public or private markets not included among the Constituent Trading Platforms of the Index, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there may be variances in the price of TAO on the various Digital

Asset Trading Platforms, including as a result of differences in fee structures or administrative procedures on different Digital Asset Trading Platforms.

To the extent such prices differ materially from the Index Price, investors may lose confidence in the Shares’ ability to track the market price of TAO.

The Index and the Index Price

The Index is a U.S. dollar-denominated composite reference rate for the price of TAO. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the TAO reference rate, (2) provide a real-time, volume-weighted fair value of TAO and (3) appropriately handle and adjust for non-market related events.

The Index Price is determined by the Index Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

All references to the NAV and NAV per Share of the Trust in this prospectus prior to March 6, 2026 have been calculated using the Index Price based on TAO Coin Metrics Real-Time Rate unless otherwise indicated. Effective March 6, 2026, the NAV and NAV per Share of the Trust is calculated using the Index Price based on the CoinDesk Bittensor Benchmark Rate.

Constituent Trading Platform Selection

Digital Asset Trading Platforms are selected for inclusion in the Index based on a methodology developed by the Index Provider in alignment with the IOSCO Principles for Financial Benchmarks. To qualify as a Constituent Trading Platform, a platform is evaluated across the following core criteria listed below (the “Inclusion Criteria”):

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Market Quality: Overall liquidity, trading activity, price reliability, and market stability.
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Security: Cybersecurity safeguards, custody practices, and operational risk controls.
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Legal and Regulatory: Licensing status, regulatory compliance, and legal transparency.
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KYC: Assessment of anti-money laundering (“AML”) and know-your-customer (“KYC”) frameworks, transaction monitoring capabilities, and market oversight.
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Data Provision: Quality, accessibility, and reliability of trading data and technical infrastructure.
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Transparency: Financial and operational disclosures, including reserve and governance transparency.
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Team: Assessment of executive leadership, relevant experience, organizational structure, and service offerings across institutional and retail markets.
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Negative Events: The Index Provider may apply a downward adjustment for material adverse events, including data breaches, regulatory penalties, withdrawal freezes, or other significant incidents.

Trading platforms that meet these Inclusion Criteria are also required to be licensed and able to serve customers in one or more of the following jurisdictions:

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United States (FinCEN, state regulatory authorities)
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United Kingdom (FCA)
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European Union (MiCA passport)
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Hong Kong (SFC)
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Singapore (MAS)
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United Arab Emirates, including the emirates of Dubai and Abu Dhabi (VARA, ADGM)
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Gibraltar (GFSC)

A Digital Asset Trading Platform is removed from the Constituent Trading Platforms when it no longer satisfies the Inclusion Criteria. The Index Provider may also exclude certain trading platforms that require additional support from such contributing trading platform at its discretion. The Index Provider does not currently include data from over-the-counter markets or derivatives platforms among the Constituent Trading Platforms. Over-the-counter data is not currently included because of the potential for trades to include a significant premium or discount paid for larger liquidity, which creates an uneven comparison relative to more active markets. There is also a higher potential for over-the-counter transactions to not be arms-length, and thus not be representative of a true market price. TAO derivative markets are also not currently included. While the Index Provider has no plans to include data from over-the-counter markets or derivative platforms at this time, the Index Provider will consider IOSCO principles for financial benchmarks, the management of trading venues of TAO derivatives and the aforementioned Inclusion Criteria when considering whether to include over-the-counter or derivative platform data in the future.

The Index Provider and the Sponsor have entered into the Index License Agreement, governing the Sponsor’s use of the Index Price. Pursuant to the terms of the Index License Agreement, the Index Provider may adjust the calculation methodology for the Index Price without notice to, or consent of, the Trust or its shareholders. The Index Provider may decide to change the calculation methodology to maintain the integrity of the Index Price calculation should it identify or become aware of previously unknown variables or issues with the existing methodology that it believes could materially impact its performance and/or reliability. The Index Provider has sole discretion over the determination of the Index Price and may change the methodologies for determining the Index Price from time to time. Shareholders will be notified of any material changes to the calculation methodology or the Index Price in the Trust’s current reports and will be notified of all other changes that the Sponsor considers significant in the Trust’s periodic or current reports. The Sponsor will determine the materiality of any changes to the Index Price on a case-by-case basis, in consultation with external counsel.

The Index Provider may change the trading venues that are used to calculate the Index or otherwise change the way in which the Index is calculated at any time. For example, the Index Provider has scheduled monthly reviews in which it may add or remove Constituent Trading Platforms that satisfy or fail the Inclusion Criteria as well as other requirements detailed in the index methodology. The Index Provider does not have any obligation to consider the interests of the Sponsor, the Trust, the shareholders, or anyone else in connection with such changes. While the Index Provider is not required to publicize or explain the changes or to alert the Sponsor to such changes, it has historically notified the Trust of certain changes to the Constituent Trading Platforms, including any additions or removals of the Constituent Trading Platforms, in addition to issuing press releases in connection with the same. The Sponsor will provide updates of such changes in the Trust’s quarterly reports on Form 10-Q. Although the index methodology is designed to operate without any manual intervention, rare events would justify manual intervention. Intervention of this kind would be in response to non-market-related events, such as the halting of deposits or withdrawals of funds on a Digital Asset Trading Platform, the unannounced closure of operations on a Digital Asset Trading Platform, insolvency or the compromise of user funds. In the event that such an intervention is necessary, the Index Provider would issue a public announcement through its website, API and other established communication channels with its clients.

Determination of the Index Price

The Index, reflected by the CoinDesk Bittensor Benchmark Rate, for TAO is calculated through the application of an algorithm to the price of TAO on the Constituent Trading Platforms calculated every 5 seconds over a 24-hour period. The Index’s algorithm is expected to reflect a five-pronged methodology to calculate the Index Price from the Constituent Trading Platforms for TAO:

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Volume Weighting: Constituent Trading Platforms with greater liquidity receive a higher weighting in each Index, increasing the ability to execute against (i.e., replicate) the Index in the underlying spot markets. The index methodology is a volume-weighted real-time price where the latest trade price for each Constituent Trading Platform is weighted based on its trailing 24-hour volume.
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FX Conversion: The Index algorithm utilizes a volume-weighted real-time FX conversion rate for any trading activity for the relevant Stablecoin-USD pair. This normalizes all trading activity to USD denomination.
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Outlier Detection Factor: The Index algorithm excludes trade data and price(s) deemed to be an outlier relative to the most recently calculated Index.
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Inactivity Adjustment: The Index algorithm penalizes stale activity from any given Constituent Trading Platform. When a Constituent Trading Platform does not have recent trading data, the outdated prices and their contribution to the Index calculation are gradually reduced until they are de-weighted to 0.1%. Similarly, once trading activity at a Constituent Trading Platform resumes, the corresponding weighting for that Constituent Trading Platform will no longer be penalized.
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Manipulation Resistance: In an effort to determine and prioritize the most significant Constituent Trading Platforms (i.e., those that are likely to have the most impact on price discovery) for a given asset, the Index Provider conducts a Constituent Trading Platform selection and review process, which seeks to identify the highest-ranking Constituent Trading Platforms based on both qualitative and quantitative factors. The qualitative review includes legal and regulation, data provision, security, trade monitoring, market quality, and negative events policy, among others. The quantitative review includes review of trading activity for the asset on the given Constituent Trading Platform.

The Index Provider re-evaluates the weighting algorithm on a periodic basis, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms.

The Sponsor believes the Index Provider’s selection process for Constituent Trading Platforms as well as the methodology of the Index Price’s algorithm provides a more accurate picture of TAO price movements than a simple average of Digital Asset Trading Platform spot prices, and that the weighting of TAO prices on the Constituent Trading Platforms limits the inclusion of data that is influenced by temporary price dislocations that may result from technical problems, limited liquidity or fraudulent activity elsewhere in the TAO spot market. By referencing multiple trading venues and weighting them based on trade activity, the Sponsor believes that the impact of any potential fraud, manipulation or anomalous trading activity occurring on any single venue is reduced.

If the Index Price becomes unavailable, or if the Sponsor determines in good faith that such Index Price does not reflect an accurate price for TAO, then the Sponsor will contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact such Index Price remains unavailable or the Sponsor continues to believe in good faith that such Index Price does not reflect an accurate price for TAO, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described below in “—Determination of the Index Price When Index Price is Unavailable.”

The Trust values its TAO for operational purposes by reference to the Index Price. The Index Price is the value of a TAO as represented by the Index, calculated at 4:00 p.m., New York time, on each business day.

Illustrative Example

For the purposes of illustration, outlined below are examples of how the attributes that impact weighting and adjustments in the aforementioned methodology may be utilized to generate the Index Price for a digital asset.

For example, Constituent Trading Platforms used to calculate the Index Price of the digital asset may include trading platforms such as Crypto.com, Kraken, LMAX Digital and Bitstamp by Robinhood.

The Index Price algorithm, as described above, is designed to account for manipulation at the outset by only including data from executed trades on Constituent Trading Platforms that charge trading fees. Then, the below-listed elements may impact the weighting of the Constituent Trading Platforms on the Index Price as follows:

•
Volume Weighting: Each Constituent Trading Platform will be weighted to appropriately reflect the trading volume share of the Constituent Trading Platform relative to all the Constituent Trading Platforms during this same period. For example, a weighting of 67.06%, 14.57%, 11.88%, and 6.49% for Crypto.com, Kraken, LMAX Digital and Bitstamp by Robinhood, respectively, would represent each Constituent Trading Platform’s share of trading volume during the preceding 24 hours.
•
Inactivity Adjustment: Assume that a Constituent Trading Platform represented a 14% weighting on the Index Price of the digital asset and then went offline for approximately two hours. The index algorithm would automatically recognize inactivity and start de-weighting the Constituent Trading Platform at the 5-minute mark and continue to do so with each additional 5-minute period of inactivity until its influence was effectively zero, 25 minutes after becoming inactive. As soon as trading activity resumed at the Constituent Trading Platform, the index algorithm would re-weight it to the appropriate weighting based on trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in the Index.
•
Price Outlier Detection: New traded prices from Constituent Trading Platforms are compared to the latest calculated Index Price. If a new traded price deviates by +/- 5% from the latest calculated Index Price, it will be considered an outlier and will not be used in the calculation of the Index Price until such time as a majority of the Constituent Trading Platforms are similarly considered outlier prices. In that case, the new prices will be used to calculate the Index Price. For example, if the Index Price is $10 and there is a new trade price of $11 from Constituent Trading Platform X, the price of $11 will be considered an outlier and will not be used. However, if the most recent prices on a majority of the Constituent Trading Platforms are aligned with the price of $11, then these prices will no longer be considered outliers and will be used to calculate the new Index Price.

Determination of the Index Price When Index Price is Unavailable

The Sponsor uses the following cascading set of rules to calculate the Index Price. For the avoidance of doubt, the Sponsor will employ the below rules sequentially and in the order as presented below, should one or more specific rule(s) fail:

1.
Index Price = The price set by the Index as of 4:00 p.m., New York time, on the valuation date. If the Index becomes unavailable, or if the Sponsor determines in good faith that the Index does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact the Index remains unavailable or the Sponsor continues to believe in good faith that the Index does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
2.
Index Price = The price set by Coin Metrics Real-Time Rate (the “Secondary Index”) as of 4:00 p.m., New York time, on the valuation date (the “Secondary Index Price”). The Secondary Index Price is a real-time reference rate price, calculated using trade data from constituent markets selected by Coin Metrics, Inc. (the “Secondary Index Provider”). The Secondary Index Price is calculated by applying weighted-median techniques to such trade data where half the weight is derived from the trading volume on each constituent market and half is derived from inverse price variance, where a constituent market with high price variance as a result of outliers or market anomalies compared to other constituent markets is assigned a smaller weight. The Secondary Index Provider and the Sponsor have entered into the master services agreement, dated as of August 4, 2020, and order forms thereunder, pursuant to which the Sponsor may obtain and use the Secondary Index and the Secondary Index Price from the Secondary Index Provider. If the Secondary Index becomes unavailable, or if the Sponsor determines in good faith that the Secondary Index does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Secondary Index Provider to obtain the Secondary Index Price directly from the Secondary Index Provider. If after such contact the Secondary Index remains unavailable or the Sponsor continues to believe in good faith that the Secondary Index does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
3.
Index Price = The price set by the Trust’s principal market (the “Tertiary Pricing Option”) as of 4:00 p.m., New York time, on the valuation date. The Tertiary Pricing Option is a spot price derived from the principal market’s public data feed that is believed to be consistently publishing pricing information as of 4:00 p.m., New York time, and is provided to the Sponsor via an application programming interface, (the provider of such data feed, the “Tertiary Pricing Provider”). If the Tertiary Pricing Option becomes unavailable, or if the Sponsor determines in good faith that the Tertiary Pricing Option does not reflect an accurate price, then the Sponsor will, on a best efforts basis, contact the Tertiary Pricing Provider to obtain the Tertiary Pricing Option directly from the Tertiary Pricing Provider. If after such contact the Tertiary Pricing Option remains unavailable or the Sponsor continues to believe in good faith that the Tertiary Pricing Option does not reflect an accurate price, then the Sponsor will employ the next rule to determine the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.
4.
Index Price = The Sponsor will use its best judgment to determine a good faith estimate of the Index Price. There are no predefined criteria to make a good faith assessment and it will be made by the Sponsor in its sole discretion.

In the event of a fork, the Index Provider may calculate the Index Price based on a digital asset that the Sponsor does not believe to be the appropriate asset that is held by the Trust. In this event, the Sponsor has full discretion to use a different index provider or calculate the Index Price itself using its best judgment.

The Sponsor may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price by using the cascading set of rules set forth above, or change the cascading set of rules set forth above at any time. The Sponsor will provide notice of any such changes in the Trust’s periodic or current reports and, if the Sponsor makes such a change other than on an ad hoc or temporary basis, will file a proposed rule change with the SEC.

Historical TAO Prices

As movements in the price of TAO will directly affect the price of the Shares, investors should understand recent movements in the price of TAO. Investors, however, should also be aware that past movements in the TAO price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

The following table illustrates the movements in the Index Price from June 10, 2024 to September 30, 2026. The Sponsor has not observed a material difference between the Index Price and average prices from the Constituent Trading Platforms, as of September 30, 2026, individually or as a group.

		High		Low
Period	Average	Index Price	Date	Index Price	Date	End of period	Last business day
June 10, 2024 (the commencement of the Trust's operations) September 30, 2024	$311.97	$583.69	9/29/2024	$219.59	7/7/2024	$579.26	$579.26
Twelve months ended September 30, 2025	$404.90	$709.06	12/6/2024	$188.82	4/6/2025	$305.35	$305.35
Twelve months ended September 30, 2026	$260.46	$505.98	11/1/2025	$146.45	2/11/2026	$299.68	$299.68
June 10, 2024 (the commencement of the Trust's operations) to September 30, 2026	$329.90	$709.06	12/6/2024	$146.45	2/11/2026	$299.68	$299.68

The following table illustrates the movements in the Digital Asset Market price of TAO, as reported on the Trust’s principal market, from June 10, 2024 to September 30, 2026.

		High		Low
Period	Average	Digital Asset Market Price	Date	Digital Asset Market Price	Date	End of period	Last business day
June 10, 2024 (the commencement of the Trust's operations) to September 30, 2024	$311.97	$583.69	9/29/2024	$219.48	7/7/2024	$579.38	$579.38
Twelve months ended September 30, 2025	$405.08	$708.85	12/6/2024	$188.87	4/6/2025	$305.40	$305.40
Twelve months ended September 30, 2026	$260.47	$506.06	11/1/2025	$146.45	2/11/2026	$299.70	$299.70
June 10, 2024 (the commencement of the Trust's operations) to September 30, 2026	$329.99	$708.85	12/6/2024	$146.45	2/11/2026	$299.70	$299.70

Competition

Thousands of digital assets have been developed since the inception of Bitcoin, which is currently one of the most developed digital assets because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin in transactions. While TAO has enjoyed some success in its limited history, the aggregate value of outstanding TAO is smaller than that of Bitcoin and Ether and may be eclipsed by the more rapid development of other digital assets. Further, a number of other AI-oriented digital assets have also emerged, including Render, Fetch.ai, and Injective. Some industry groups have also created private, permissioned blockchains.

The Bittensor Network may also experience competition from centralized AI providers, such as ChatGPT and Microsoft Copilot. The Bittensor Network is designed as a decentralized marketplace for AI-generated outputs, where Miners host AI models and provide solutions to specific tasks within Subnets, and Validators rank those outputs pursuant to Yuma Consensus. Centralized AI providers such as ChatGPT and Microsoft Copilot offer AI-generated outputs directly to users through proprietary, centrally managed infrastructure without reliance on blockchain-based incentive mechanisms or token emissions. To the extent developers, enterprises or end users prefer centralized AI platforms due to perceived reliability, ease of use, brand recognition, performance consistency or regulatory clarity, demand for AI services facilitated through the Bittensor Network could be reduced, which could adversely impact activity on the network and the value of TAO.

Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the Treasury Department Office of Foreign Assets Control (“OFAC”), SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury (the “IRS”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC enforcement actions, criminal investigations, and other regulatory activity across the digital asset ecosystem.

On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The executive order established an interagency working group tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this executive order, the working group released a report in July 2025 outlining the administration's recommendations to Congress and various agencies reflecting the administration's “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self custody of digital assets, clarifying the applicability of BSA obligations with respect to digital asset service providers, granting the CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a CBDC, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace DeFi, launch or relaunch crypto innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance Holdings Ltd. (the “Binance Complaint”) and Coinbase, Inc. (the “Coinbase Complaint”), and in November 2023, the SEC brought charges against Kraken (the “Kraken Complaint”), alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants as well. Nonetheless, the existence of these proceedings, as well as ongoing uncertainty with respect to future regulatory actions, have had and may have a material adverse effect on the digital asset industry as a whole and on the price of TAO, and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset's security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. On July 31, 2025, Chairman Atkins announced “Project Crypto,” a Commission wide initiative to modernize securities rules for digital assets, reshore innovation in the United States, and implement the recommendations of the working group report. Chairman Atkins had directed the SEC's policy divisions to work with the crypto task force to draft “clear and simple rules of the road for crypto asset distributions, custody, and trading,” and the Commission and SEC staff will also consider using interpretive, exemptive, and other authorities with respect to digital asset markets.

The SEC has also issued a notice of proposed rulemaking titled “Regulation Crypto Asset,” which if finalized would create a tailored regime for certain offerings of investment contracts involving crypto assets. Proposed Regulation Crypto Asset also includes a conditional safe harbor from the term “investment contract” in the definitions of “security” in the Securities Act and the Exchange Act. On March 17, 2026, the SEC issued an interpretation clarifying how the federal securities laws apply to certain crypto assets and transactions involving crypto assets. The SEC interpretation (i) provides a taxonomy for digital commodities, digital collectibles, digital tools, stablecoins and digital securities; (ii) addresses how a “non-security crypto asset” may become subject to, and how it may cease to be subject to, an investment contract; and (iii) clarifies the application of federal securities laws to airdrops, protocol mining, protocol staking and the wrapping of a non-security crypto asset. The CFTC joined the interpretation to provide guidance that the CFTC and its staff will administer the Commodity Exchange Act consistent with the SEC's interpretation.

There have been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. Certain of these bills passed out of relevant committees and were passed in the House of Representatives in the last Congress, though not the Senate. Some of these bills have since been reintroduced with changes, and continue to be contemplated in the relevant committees, as well as the full House of Representatives and Senate. For example, in July 2025, the GENIUS Act was signed into law and the House of Representatives passed the Clarity Act of 2025 (“Clarity Act”) in an effort to pass laws relating to digital asset market structure. It is difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets. See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares— Changes in the securities-law treatment of TAO or transactions involving TAO under federal or state law could adversely affect the value of TAO and the Shares and require the Trust to change its operations or terminate.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly Digital Asset Trading Platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

•
China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based Digital Asset Trading Platforms.
•
South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close Digital Asset Trading Platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.
•
The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.
•
The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.
•
The Parliament of the European Union approved the text of MiCA in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union’s member states in 2023. Certain parts of MiCA became effective as of June 2024 and the remainder applied as of December 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and Digital Asset Trading Platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of TAO by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the TAO ecosystem in the United States and globally, or otherwise negatively affect the value of TAO held by the Trust. The effect of any future regulatory change on the Trust or the TAO held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

The CFTC has regulatory jurisdiction over the TAO futures markets because the CFTC believes that most digital assets are non-security "commodities" under the CEA and the rules thereunder, it takes the position that it has jurisdiction to prosecute fraud and manipulation in the cash or spot market for those non-security digital assets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges, spot Digital Asset Trading Platforms or transactions involving spot TAO that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over TAO futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for TAO trading or transactions.

On December 4, 2025, CFTC Acting Chairman Caroline D. Pham announced that that listed spot crypto asset products will begin trading on a CFTC-registered futures exchange (DCM).

See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—Changes in the securities-law treatment of TAO or transactions involving TAO under federal or state law could adversely affect the value of TAO and the Shares and require the Trust to change its operations or terminate.”

Description of the Trust

The Trust is a Delaware Statutory Trust that was formed on April 30, 2024 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The name of the Trust is Grayscale Bittensor Trust (TAO) as of the date of this prospectus, but prior to and in connection with the declaration of effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to change the name of the Trust to Grayscale Bittensor ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust operates pursuant to the Trust Agreement.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The Trust’s TAO are held by the Custodian and the Additional Custodian on behalf of the Trust. The Trust’s TAO will be transferred out of the applicable Digital Asset Account only in the following circumstances: (i) transferred to pay the Sponsor’s Fee or any Additional Trust Expenses, (ii) sold on an as-needed basis to pay Additional Trust Expenses or redeem Baskets or (iii) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of TAO by the Trust to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for shareholders. Gains or losses from the sale of TAO to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not a registered investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not trade, buy, sell or hold TAO derivatives, including TAO futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of actual TAO. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold TAO derivatives, including TAO futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in TAO futures contracts on regulated futures exchanges.

The Trust creates Shares from time to time but only in Baskets. A Basket equals a block of 10,000 Shares. The number of outstanding Shares is expected to increase from time to time as a result of the creation of Baskets.

The creation of Baskets will require the delivery to the Trust of the amount of TAO (or cash to acquire the amount of TAO) represented by the Baskets being created. The creation of a Basket will be made only upon the delivery to the Trust of the number of whole and fractional TAO represented by each Basket being created, the number of which is determined by dividing (x) the amount of TAO owned by the Trust at 4:00 p.m., New York time, on the relevant trade date, after deducting the amount of TAO representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place) by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one TAO (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Shares are redeemable in accordance with the provisions of the Trust Agreement and the relevant Participant Agreement. The operation of a redemption program allows Authorized Participants to take advantage of arbitrage opportunities created when the market value of the Shares deviates from the value of the Trust’s TAO, less the Trust’s expenses and other liabilities, which may have the effect of reducing any premium at which the Shares trade on NYSE Arca over such value or cause the Shares to trade at a discount to such value.

Each Share represented approximately 0.0189 TAO as of September 30, 2026. Each Share in the initial Baskets represented approximately 0.0200 TAO. The amount of TAO required to create a Basket is expected to continue to gradually decrease over time due to the transfer or sale of the Trust’s TAO to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will determine the Trust’s NAV on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Sponsor will also determine the NAV per Share, which equals the NAV divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s NAV and NAV per Share on the Trust’s website, etfs.grayscale.com/gtao, as soon as practicable after the Trust’s NAV and NAV per Share have been determined by the Sponsor. See “—Valuation of TAO and Determination of NAV.”

The Trust’s assets consist solely of TAO, cash proceeds from the sale of TAO and any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. The Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Rights or IR Virtual Currency, thereby irrevocably abandoning any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. As a result, the Trust does not expect to hold any Incidental Rights or IR Virtual Currency or to take any Incidental Rights or IR Virtual Currency into account for the purposes of determining the NAV or the NAV per Share.

Each Share represents a proportional interest, based on the total number of Shares outstanding, in each of the Trust’s assets as determined in the case of TAO by reference to the Index Price, less the Trust’s expenses and other liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market price of the Shares will fluctuate over time in response to the market prices of TAO. In addition, because the Shares reflect the estimated accrued but unpaid expenses of the Trust, the amount of TAO represented by a Share will gradually decrease over time as the Trust’s TAO are used to pay the Trust’s expenses.

TAO pricing information is available on a 24-hour basis from various financial information service providers or Bittensor Network information sites, such as CoinMarketCap.com. The spot price and bid/ask spreads may also be available directly from Digital Asset Trading Platforms. As of September 30, 2026, the constituent Digital Asset Trading Platforms of the Index were Binance, Bitstamp by Robinhood, Crypto.com, Kraken and OKX based on the CoinDesk Bittensor Benchmark Rate. The Index Provider may remove or add Digital Asset Trading Platforms to the Index in the future at its discretion. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

Service Providers of the Trust

The Sponsor

The Trust’s Sponsor is Grayscale Investments Sponsors, LLC, a Delaware limited liability company formed on July 11, 2024 and a consolidated subsidiary of DCG. The Sponsor’s principal place of business is 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902, and its telephone number is (212) 668-1427. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, DCG, the indirect parent company of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the indirect parent company of the Sponsor.

The Sponsor is neither an investment adviser registered with the SEC nor a commodity pool operator registered with the CFTC, and will not be acting in either such capacity with respect to the Trust, and the Sponsor’s provision of services to the Trust will not be governed by the Investment Advisers Act or the CEA.

Grayscale Investments, LLC, the former Sponsor of the Trust, arranged for the creation of the Trust. As partial consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Trust’s organization and the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. This includes (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors, (ii) processing orders to create Baskets and coordinating the processing of such orders with the Custodian and the Transfer Agent, (iii) calculating and publishing the NAV and the NAV per Share of the Trust each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable, (iv) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers, (v) instructing the Custodian to transfer the Trust’s TAO as needed to pay the Sponsor’s Fee and any Additional Trust Expenses, (vi) upon dissolution of the Trust, distributing cash proceeds of the sale of the Trust’s remaining TAO to the owners of record of the Shares and (vii) establishing the principal market for GAAP valuation. In addition, if there is a fork in the Bittensor Network after which there is a dispute as to which network resulting from the fork is the Bittensor Network, the Sponsor has the authority to select the network that it believes in good faith is the Bittensor Network, unless such selection or authority would otherwise conflict with the Trust Agreement.

The Sponsor does not store, hold, or maintain custody or control of the Trust’s TAO but instead has entered into the Prime Broker Agreement with the Custodian to facilitate the security of the Trust’s TAO.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and as partial consideration for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “—Expenses; Sales of TAO.”

The Sponsor may, in its sole discretion, select a different index provider, select a different index price provided by the Index Provider, calculate the Index Price by using the cascading set of rules set forth under “— Overview of the Bittensor Industry and Market—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable” above, or change the cascading set of rules set forth above at any time.

Marketing Agent Agreement

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and Foreside Fund Services, LLC, as Marketing Agent (the “Marketing Agent”), the Marketing Agent will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares. Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor: (i) assist the Sponsor in facilitating Participant Agreements between and among Authorized Participants, the Sponsor, on behalf of the Trust, and the Transfer Agent; (ii) provide prospectuses to Authorized Participants; (iii) work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) review and file applicable marketing materials with FINRA and (v) maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement. The Marketing Agent Agreement may be terminated upon 30 days’ written notice by the Sponsor or 90 days' written notice by the Marketing Agent. Unless sooner terminated pursuant to its terms, the Marketing Agent Agreement will continue in effect for two years from the date it is entered into, and continue in effect for successive one-year periods.

Index License Agreement

The Sponsor has entered into the Index License Agreement with CoinDesk Indices, Inc., the Index Provider, governing the Sponsor’s use of the Index for calculation of the Index Price. The Index Provider may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the NAV of the Trust to the Index Provider in consideration of its license to the Sponsor of Index-related intellectual property. On February 5, 2025, the Sponsor and the Index Provider, entered into an amendment to the Index License Agreement to extend the term of the Index License Agreement from February 28, 2025, to February 29, 2028. Thereafter, the Index License Agreement will automatically renew on an annual basis, unless a notice of non-renewal is provided. The Index License Agreement is terminable by either party upon written notice in the event of a material breach that remains uncured for thirty days after initial written notice of such breach. Further, either party may terminate the Index License Agreement immediately upon notice under certain circumstances, including with respect to the other party’s (i) insolvency, bankruptcy or analogous event or (ii) violation of money transmission, taxation or trading regulations that materially adversely affect either party’s ability to perform under the Index License Agreement.

COINDESK® and COINDESK BITTENSOR BENCHMARK RATE (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, including CC Data Limited, “CDI”) and/or its licensors. CDI or CDI's licensors own all proprietary rights in the Index and related data.

CDI is not the issuer or producer of the Trust and has no responsibilities, obligations, or duties to investors in or holders of the Trust. The Index is licensed for use by the Sponsor as the sponsor of the Trust. The only relationship that CDI has with the Sponsor in respect of the Trust is the licensing of the Index, which is administered and published by CDI, or any successor thereto, without regard to the Sponsor or the owners or holders of Shares of the Trust.

Investors or holders acquire shares of the Trust offered by the Sponsor and investors and holders neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of the Trust. The Trust is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Trust or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Trust with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Trust to be issued. CDI has no obligation to take the needs of the Sponsor or the owners or holders of the Trust or any other third party into consideration in administering, composing, calculating, or publishing the Index. CDI has no obligation or liability in connection with administration, marketing, or trading of the Trust.

The licensing agreement between the Sponsor and CDI is solely for the benefit of the Sponsor and CDI and not for the benefit of the owners or holders of Shares of the Trust or any other third parties.

CDI shall have no liability to the Sponsor, the Trust, investors, holders or other third parties for the quality, accuracy and/or completeness of the index or any data included therein or for interruptions in the delivery of the data. CDI hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any other data included therein. CDI reserves the right to change the methods of calculation or publication, or to cease the calculation or publication of the Index and shall not be liable for any miscalculation of or any incorrect, delayed, or interrupted publication with respect to the Index. CDI shall not be liable for any damages, including, without limitation, any special, indirect or consequential damages, or any lost profits, even if advised of the possibility of such, resulting from the use of the Index or any other data included therein or with respect to the Trust.

Master Services Agreement

The Sponsor has entered into the Master Services Agreement with Coin Metrics Inc., the Secondary Index Provider. Under the agreement, the Secondary Index Provider provides services specified in written order forms executed by the parties. The Secondary Index Provider grants the Sponsor a limited, non-exclusive, non-sublicensable, and non-transferable license to access and use the services for its internal business purposes during the applicable order term. The Sponsor pays fees set forth in the applicable order form and is responsible for certain taxes and third-party costs. The agreement began on August 4, 2020 and continues until terminated in accordance with its terms. The agreement contains customary provisions regarding confidentiality, warranties, indemnification, and limitations of liability, and is governed by the laws of the State of New York.

Administration and Accounting Agreement

The Sponsor expects to enter into a Fund Administration and Accounting Agreement with BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, to provide administration and accounting services to the Trust. Pursuant to the terms of the Agreement and under the supervision and direction of the Sponsor and the Trust, BNY Mellon Asset Servicing keeps the operational records of the Trust and prepares and files certain regulatory filings on behalf of the Trust. BNY Mellon Asset Servicing may also perform other services for the Trust pursuant to the Agreement as mutually agreed upon by the Sponsor, the Trust and BNY Mellon Asset Servicing from time to time. The Administrator’s fees are paid on behalf of the Trust by the Sponsor.

The Trustee

CSC Delaware Trust Company (formerly known as Delaware Trust Company) serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Sponsor’s principal office identified above and is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian, Prime Broker or any other person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the TAO or other assets of the Trust. See “—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

Fees paid to the Trustee are a Sponsor-paid Expense.

The Transfer Agent

The Bank of New York Mellon serves as the Transfer Agent of the Trust pursuant to the terms and provisions of the Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust shareholders and others relating to its duties; (3) maintains shareholder accounts; and (4) makes periodic reports to the Trust. The Transfer Agent has its principal office at 240 Greenwich Street, New York, New York 10286. A copy of the Transfer Agency and Service Agreement is available for inspection at the Sponsor’s principal office identified herein.

Continental Stock Transfer & Trust Company, a Delaware corporation, serves as a co-transfer agent for the Trust (the “Co-Transfer Agent”) pursuant to the terms and provisions of the Co-Transfer Agency Agreement (the “Co-Transfer Agency Agreement”). The Co-Transfer Agent has its principal office at 1 State Street, 30th Floor, New York, New York 10004. A copy of the Co-Transfer Agency Agreement is available for inspection at the Sponsor’s principal office identified herein.

Fees paid to the Transfer Agent and Co-Transfer Agent are a Sponsor-paid Expense.

Administrator

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, serves as the administrator for the Trust. The Administrator’s fees are paid on behalf of the Trust by the Sponsor.

Authorized Participants

An Authorized Participant must enter into a “Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets, the delivery of TAO or cash required for creations and the delivery of Baskets or cash required for redemptions. A copy of the form of Participant Agreement is available for inspection at the Sponsor’s principal office identified herein and is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into a Participant Agreement with the Sponsor and the Transfer Agent, and (iii) in the case of any creation or redemption pursuant to In-Kind Orders, own, or their AP Designee must own, a TAO wallet address that is known to the Custodian or the Additional Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian or the Additional Custodian.

The Trust issues and redeems Shares on an ongoing basis, but only in one or more whole Baskets of 10,000 Shares each. The creation and redemption of Baskets requires the delivery to or acquisition by the Trust, or the distribution or other disposition by the Trust, of the amount of TAO represented by the Baskets being created or redeemed, the number of which is equal to the “Basket Amount” as of 4:00 p.m., New York time, on the trade date of a creation or redemption order multiplied by the number of Baskets being created or redeemed. The amount of TAO required to create a Basket, or to be delivered or sold upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s TAO to pay the Sponsor’s Fee and the delivery or sale of the Trust’s TAO to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” in this prospectus.

The Trust creates Baskets only upon the receipt of TAO, and redeems Baskets only by distributing TAO or proceeds from the disposition of TAO. An Authorized Participant may choose to submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more Liquidity Providers to obtain or receive TAO in connection with such orders. Transfers of TAO between the Trust's accounts and the Liquidity Provider in connection with Cash Orders are “on-chain” transactions represented on the Blockchain. The Liquidity Provider will pay any transfer fees associated with such on-chain transfers of TAO into the Trust, while the Custodian will pay transfer fees for on-chain transfers of TAO within the Trust or out of the Trust. Neither the Custodian nor the Liquidity Provider will pay such transfer fees with the Trust’s assets. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis.

The Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee will deposit TAO directly with the Trust or receive TAO directly from the Trust.

As of the date of this prospectus, the Sponsor has entered into a Participant Agreement with and pursuant to which such entities have agreed to act as Authorized Participants of the Trust, and are able to conduct creations and redemptions for cash. In addition, as of the date of this prospectus, is able to conduct creations and redemptions in-kind. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future, and such Authorized Participants may be able to conduct creations and redemptions in-kind, in cash, or both.

No Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of TAO in connection with Cash Orders for creations or redemptions of Baskets. The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in TAO transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, but may be affiliated with the Authorized Participant, and such transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager, there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust or the Sponsor, on the other hand.

A Liquidity Provider must enter into a “Liquidity Provider Agreement” with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive TAO in connection with creations and redemptions pursuant to Cash Orders. A copy of the form of Liquidity Provider Agreement is available for inspection at the Sponsor's principal office identified herein and is filed as an exhibit to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, the Liquidity Engager has engaged and as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

, one of the Authorized Participants, is an affiliate of , one of the Liquidity Providers.

The Custodian

BitGo Bank & Trust, National Association is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act. The Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the The BitGo Custodial Services Agreement, dated as of March 12, 2025, by and between the Trust and the Sponsor and Custodian (the “Custodian Agreement”). The Custodian has its principal office at 6216 Pinnacle Place, Suite 101, Sioux Falls, SD 57108. A copy of the Custodian Agreement is available for inspection at the Sponsor’s principal office identified herein.

Under the Custodian Agreement, the Custodian controls and secures the Trust’s “Digital Asset Account with the Custodian,” a segregated custody account to store private keys, which allow for the transfer of ownership or control of the Trust’s TAO, on the Trust’s behalf. The Custodian’s services (i) allow TAO to be deposited from a public blockchain address to the Trust’s Digital Asset Account with the Custodian and (ii) allow the Trust or Sponsor to withdraw TAO from the Trust’s Digital Asset Account with the Custodian to a public blockchain address the Trust or Sponsor controls (the “Custodial Services”). The Digital Asset Account with the Custodian uses offline storage, or “cold” storage, mechanisms to secure the Trust’s private keys.

The Trust’s Digital Asset Account with the Custodian will be used to fund the payment of the Sponsor’s Fee, and the Custodian will withdraw TAO from the Trust's Digital Asset Account with the Custodian to pay the Sponsor's Fee. Fees paid to the Custodian are a Sponsor-paid Expense.

The Custodian and its affiliates may from time to time purchase or sell TAO for their own accounts and as agent for their customers or Shares for their own accounts. The foregoing notwithstanding, TAO in the Digital Asset Account with the Custodian are not treated as general assets of the Custodian and cannot be commingled with any other digital assets held by the Custodian. The Custodian serves as a fiduciary and custodian on the Trust’s behalf, and the TAO in the Digital Asset Account with the Custodian are considered fiduciary assets that remain the Trust’s property at all times.

Once each calendar year, the Sponsor or the Trust may request that the Custodian deliver a certificate signed by a duly authorized officer to certify that all representations and warranties made by the Custodian in the Custodian Agreement with the Custodian are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year. In addition, the Custodian has agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the Custodian’s coins are held.

If the Custodian resigns in its capacity as custodian, the Sponsor may appoint an additional or replacement custodian and enter into a custodian agreement on behalf of the Trust with such custodian. Furthermore, the Sponsor and the Trust may use TAO custody services or similar services provided by entities other than BitGo Bank & Trust, National Association at any time without prior notice to BitGo Bank & Trust, National Association.

The Additional Custodian and Prime Broker

Coinbase Custody Trust Company, LLC is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act. The Additional Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the The Prime Broker Agreement, dated as of October 3, 2025 by and among the Trust, the Sponsor and the Prime Broker, on behalf of itself, the Additional Custodian and Coinbase Credit (the “Prime Broker Agreement”). The Additional Custodian has its principal office at 200 Park Avenue South, Suite 1208, New York, NY 10003. A copy of the Prime Broker Agreement is available for inspection at the Sponsor’s principal office identified herein and is filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the Prime Broker Agreement, the Additional Custodian controls and secures the Trust’s “Digital Asset Account with the Additional Custodian,” a segregated custody account to store private keys, which allow for the transfer of ownership or control of the portion of the Trust’s TAO held with the Additional Custodian, on the Trust’s behalf. The Additional Custodian’s services (i) allow TAO to be deposited from a public blockchain address to the Trust’s Digital Asset Account with the Additional Custodian and (ii) allow the Trust or Sponsor to withdraw TAO from the Trust’s Digital Asset Account with the Additional Custodian to a public blockchain address the Trust or Sponsor controls. The Digital Asset Account with the Additional Custodian uses offline storage, or “cold” storage, mechanisms to secure the Trust’s private keys. The term cold storage refers to a safeguarding method by which the private keys corresponding to digital assets are disconnected.

The Additional Custodian will not withdraw from the Trust’s Digital Asset Account with the Additional Custodian any TAO to pay the Sponsor’s Fee or any other Trust expenses. The Custodian, and not the Additional Custodian, will process withdrawals from the Trust’s Digital Asset Account with the Custodian for those purposes.

Fees paid to the Additional Custodian are a Sponsor-paid Expense.

Under the Prime Broker Agreement, each of the Additional Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable and documented attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of or related to the Additional Custodian’s or the Trust’s, as the case may be, breach of the Prime Broker Agreement, inaccuracy in any of the Additional Custodian’s or the Trust’s, as the case may be, representations or warranties in the Prime Broker Agreement, or the Trust’s violation, or the Additional Custodian’s knowing violation, of any law, rule or regulation, or the rights of any third party, except where such claim directly results from the negligence, fraud or willful misconduct of the other such party. In addition, the Trust has agreed to indemnify the Additional Custodian with respect to any Incidental Rights or IR Virtual Currency abandoned by the Trust and any tax liability relating thereto or arising therefrom.

The Additional Custodian and its affiliates may from time to time purchase or sell TAO for their own accounts and as agent for their customers or Shares for their own accounts. The foregoing notwithstanding, TAO held in the Digital Asset Account with the Additional Custodian are not treated as general assets of the Additional Custodian and cannot be commingled with any other digital assets held by the Additional Custodian. The Additional Custodian serves as a fiduciary and custodian on the Trust’s behalf, and the TAO in the Digital Asset Account with the Additional Custodian remain the Trust’s property at all times.

Once each calendar year, the Sponsor or the Trust may request that the Additional Custodian deliver a certificate signed by a duly authorized officer to certify that all representations and warranties made by the Additional Custodian in the Prime Broker Agreement are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year. In addition, the Additional Custodian has agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the Additional Custodian’s coins are held.

If the Additional Custodian resigns in its capacity as custodian, the Sponsor may appoint an additional or replacement custodian and enter into a custodian agreement on behalf of the Trust with such custodian. Furthermore, the Sponsor and the Trust may use TAO custody services or similar services provided by entities other than Coinbase Custody Trust Company, LLC at any time without prior notice to Coinbase Custody Trust Company, LLC.

Custody of the Trust’s TAO

Digital assets and digital asset transactions are recorded and validated on blockchains, the public transaction ledgers of a digital asset network. Each digital asset blockchain serves as a record of ownership for all of the units of such digital asset, even in the case of certain privacy-preserving digital assets, where the transactions themselves are not publicly viewable. All digital assets recorded on a blockchain are associated with a public blockchain address, also referred to as a digital wallet. Digital assets held at a particular public blockchain address may be accessed and transferred using a corresponding private key.

The Sponsor’s policy is that substantially all of the Trust’s TAO is expected to be held in cold storage in the Trust’s Digital Asset Account with the Custodian, and only a limited portion of the Trust’s TAO is expected to be held in cold storage in the Trust’s Digital Asset Account with the Additional Custodian to provide custodial redundancy. The Custodian and the Additional Custodian perform substantially similar custody functions through separate cold-storage systems and under separate governing agreements, so that the Trust maintains custodial redundancy. The Sponsor’s Fee will be paid solely from TAO held in the Trust’s Digital Asset Account with the Custodian, and will not be paid from TAO held in the Trust’s Digital Asset Account with the Additional Custodian. See “Business—The Custodian” and “Business—The Additional Custodian and Prime Broker.”

Key Generation

Public addresses and their corresponding private keys are generated by the Custodian and the Additional Custodian in secret key generation ceremonies at secure locations inside faraday cages, which are enclosures used to block electromagnetic fields and thus mitigate against attacks. The Custodian and the Additional Custodian use quantum random number generators to generate the public and private key pairs.

Once generated, private keys are encrypted, separated into “shards”, and then further encrypted. After the key generation ceremony, all materials used to generate private keys, including computers, are misappropriated. All key generation ceremonies are performed offline. No party other than the Custodian and the Additional Custodian have access to the private key shards of the Trust, including the Trust itself.

Key Storage

Private key shards are distributed geographically by the Custodian and Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change regularly and are kept confidential by the Custodian and the Custodial Entities for security purposes.

The applicable Digital Asset Account primarily uses “cold” storage mechanisms to secure a substantial portion of the Trust’s private keys. A substantial portion of the Trust’s TAO holdings are held in cold storage at all times, with a portion of the Settlement Balance (a balance maintained by the Prime Broker to facilitate the receipt and distribution of TAO in connection with the creation and redemption of Baskets) held temporarily in “hot” storage from time to time, for purposes of facilitating the receipt and distribution of TAO in connection with the creation and redemption of Baskets. Any TAO credited to the Trust’s Settlement Balance is stored in omnibus accounts, either on the Prime Broker’s systems or at Coinbase Connected Venues, using a combination of cold and hot storage mechanisms to secure the private keys representing the assets credited to the Trust’s Settlement Balance.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s TAO are generated and stored in an offline manner. A digital wallet may receive deposits of digital assets but may not send digital assets without use of the digital assets’ corresponding private keys. In order to send digital assets from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into an online, or hot, digital asset software program to sign the transaction, or the unsigned transaction must be transferred to the cold server in which the private keys are held for signature by the private keys and then transferred back to the online digital asset software program. At that point, the user of the digital wallet can transfer its digital assets. While private keys held in hot storage are more accessible and therefore enable more efficient transfers, such assets are more vulnerable to theft, loss or misappropriation.

Security Procedures

The Additional Custodian and the Prime Broker hold the Trust’s private keys in custody in accordance with the terms and provisions of the Prime Broker Agreement. Transfers to and from the Digital Asset Account with the Additional Custodian and, where held in cold storage, the Trust’s Settlement Balance, require certain security procedures, including but not limited to, multiple encrypted private key shards, usernames, passwords and 2-step verification. Multiple private key shards held by the applicable Custodial Entity or Entities must be combined to reconstitute the private key to sign any transaction in order to transfer the Trust’s assets. Private key shards are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States.

As a result, if any one secure vault is ever compromised, this event will have no impact on the ability of the Trust to access its assets, other than a possible delay in operations, while one or more of the other secure vaults is used instead. These security procedures are intended to remove single points of failure in the protection of the Trust’s assets.

Transfers of TAO to the Digital Asset Account with the Additional Custodian from the Settlement Balance will be available to the Trust once processed on the Bittensor Network, subject to the availability of the Prime Broker’s online platform. When TAO is credited to the Settlement Balance, certain movements to allocate the balance among (i) omnibus cold storage wallets and omnibus hot storage wallets on the Prime Broker’s platform; or (ii) omnibus accounts at Coinbase Connected Venues may not be viewable by the Trust via the Prime Broker’s online portal. In addition, on a monthly basis the Custodial Entities will provide the Sponsor with an account statement identifying the amount of cash and TAO in the Trust’s accounts at the end of the period and listing all account activity during that period.

The process of accessing and withdrawing TAO from the Trust to redeem a Basket by an Authorized Participant follows the same general procedure as transferring TAO to the Trust to create a Basket by an Authorized Participant, only in reverse. See “Description of Creation and Redemption of Shares.”

The Marketing Agent

Foreside Fund Services, LLC (“Foreside”) is the marketing agent of the Shares. Foreside is a registered broker-dealer with the SEC and is a member of FINRA.

In its capacity as marketing agent, Foreside provides the following services to the Sponsor: (i) assist the Sponsor in facilitating Participant Agreements between and among Authorized Participants, the Sponsor, on behalf of the Trust, and the Transfer Agent; (ii) provide prospectuses to Authorized Participants; (iii) work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) review and file applicable marketing materials with FINRA and (v) maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement.

The Sponsor may engage additional or successor marketing agents in the future.

Valuation of TAO and Determination of NAV

The Sponsor will evaluate the TAO held by the Trust and determine the NAV of the Trust in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust’s TAO and the NAV calculations, which is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

On each business day at 4:00 p.m., New York time, or as soon thereafter as practicable (the “Evaluation Time”), the Sponsor will evaluate the TAO held by the Trust and calculate and publish the NAV of the Trust. The Evaluation Time will generally last up to three hours following 4:00 p.m., New York time, each day or as soon as practicable thereafter. Upon the completion of the Evaluation Time, the NAV is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The Evaluation Time provides an opportunity for the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. To calculate the NAV, the Sponsor will:

1.
Determine the Index Price as of such business day.
2.
Multiply the Index Price by the Trust’s aggregate amount of TAO owned by the Trust as of 4:00 p.m., New York time, on the immediately preceding day, less the aggregate amount of TAO payable as the accrued and unpaid Sponsor’s Fee as of 4:00 p.m., New York time, on the immediately preceding day.
3.
Add the U.S. dollar value of TAO, calculated using the Index Price, receivable under pending creation orders, if any, determined by multiplying the number of the Creation Baskets represented by such creation orders by the Basket Amount and then multiplying such product by the Index Price.
4.
Subtract the U.S. dollar amount of accrued and unpaid Additional Trust Expenses, if any.
5.
Subtract the U.S. dollar value of the TAO, calculated using the Index Price, which are either (i) to be distributed under pending redemption orders, if any, determined by multiplying the number of Baskets to be redeemed represented by such redemption orders by the Basket Amount and then multiplying such product by the Index Price, or (ii) to be distributed to Shareholders pursuant to a binding obligation of the Trust following the declaration of an in-kind dividend (including through interests in any liquidating trust or other vehicle formed to hold such TAO) (the amount derived from steps 1 through 5 above, the “NAV Fee Basis Amount”).
6.
Subtract the U.S. dollar amount of the Sponsor’s Fee that accrues for such business day, as calculated based on the NAV Fee Basis Amount for such business day.

In the event that the Sponsor determines that the primary methodology used to determine the Index Price is not an appropriate basis for valuation of the Trust’s TAO, the Sponsor will utilize the cascading set of rules as described in “—Overview of the Bittensor Industry and Market—The Index and the Index Price.”

The Sponsor will publish the Index Price, the Trust’s NAV and the NAV per Share on the Trust’s website as soon as practicable after its determination. If the NAV and NAV per Share have been calculated using a price per TAO other than the Index Price for such Evaluation Time, the publication on the Trust’s website will note the valuation methodology used and the price per TAO resulting from such calculation.

In the event of a hard fork of the Bittensor Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bittensor Network, is generally accepted as the network for TAO and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including (but not limited to) the following: (i) the Sponsor’s beliefs regarding expectations of the core developers of the Bittensor Network, users, services, businesses, validators and other constituencies and (ii) the actual continued acceptance of, validating power on, and community engagement with the Bittensor Network.

The shareholders may rely on any evaluation furnished by the Sponsor. The determinations that the Sponsor makes will be made in good faith upon the basis of, and the Sponsor will not be liable for any errors contained in, information reasonably available to it. The Sponsor will not be liable to the Authorized Participants, the shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of its duties.

Expenses; Sales of TAO

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will accrue daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date. This dollar amount for each daily accrual will then be converted into TAO by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable in TAO to the Sponsor daily in arrears.

In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain large investors, individuals or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

Expenses to Be Paid by the Sponsor

The Trust pays the Sponsor’s Fee to the Sponsor. As partial consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the marketing Fee; (ii) the administrator fee, if any; (iii) the Custodian fee, the Additional Custodian fee and fees for any other security vendor engaged by the Trust; (iv) the Transfer Agent Fee; (v) the Trustee fee; (vi) fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; (vii) ordinary course legal fees and expenses; (viii) audit fees; (ix) regulatory fees, including, if applicable, any fees relating to registration of the Shares under the Securities Act or the Exchange Act; (x) printing and mailing costs; (xi) the costs of maintaining the Trust’s website; and (xii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee of the Trust in its discretion for stated periods of time. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee for the Trust and there are no circumstances under which the Sponsor has determined it will definitely waive the fee. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Sponsor’s Fee will generally be paid in TAO. After the Trust’s payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert the TAO received as payment of the Sponsor’s Fee into U.S. dollars. The rate at which the Sponsor converts such TAO to U.S. dollars may differ from the rate at which the relevant Sponsor’s Fee was determined. The Trust will not be responsible for any fees and expenses incurred by the Sponsor to convert TAO received in payment of the Sponsor’s Fee into U.S. dollars.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may incur certain Additional Trust Expenses. If Additional Trust Expenses are incurred, the Trust will be required to pay these Additional Trust Expenses by selling or delivering TAO. Generally, the Sponsor will cover such expenses on behalf of the Trust and the Trust will reimburse the Sponsor by delivering to the Sponsor TAO in an amount equal to such expenses. When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, TAO, they generally do not transact directly with counterparties other than the Authorized Participants, a Liquidity Provider or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations.

The Sponsor or any of its affiliates may be reimbursed only for the actual cost to the Sponsor or such affiliate of any expenses that it advances on behalf of the Trust for payment of which the Trust is responsible. In addition, the Trust Agreement prohibits the Trust from paying to the Sponsor or such affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor (or an affiliate of the Sponsor) of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead.”

Disposition of TAO

To cause the Trust to pay the Sponsor’s Fee, the Sponsor will instruct the Custodian to (i) withdraw from the Digital Asset Account with the Custodian the amount of TAO, determined as described above in “—Expenses; Sales of TAO,” equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such TAO to an account maintained by the Custodian for the Sponsor at such times as the Sponsor determines in its absolute discretion. The Sponsor’s Fee will be paid solely from TAO held in the Digital Asset Account with the Custodian, and no portion of the Sponsor's Fee will be paid from TAO held in the Digital Asset Account with the Additional Custodian. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor or its delegates (i) will instruct the Custodian to withdraw from the Digital Asset Account with the Custodian TAO in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust to convert such TAO into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such TAO in kind to the Sponsor, in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The Sponsor’s Fee and Additional Trust Expenses payable by the Trust will generally be paid in TAO. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s delivery or disposition of TAO. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, the transfer or sale of TAO to pay the Trust’s expenses will be a taxable event for shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Because the amount of TAO held by the Trust will decrease as a consequence of the payment of the Sponsor’s Fee in TAO or the sale of TAO to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting TAO into U.S. dollars), the amount of TAO represented by a Share will decline at such time and the Trust’s NAV may also decrease. Accordingly, the shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses. New TAO deposited into the Digital Asset Account with the Custodian in exchange for additional new Baskets issued by the Trust will not reverse this trend.

The Sponsor will also cause the sale of the Trust’s TAO if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of TAO.

The quantity of TAO to be delivered to the Sponsor or other relevant payee in payment of the Sponsor’s Fee or any Additional Trust Expenses, or sold to permit payment of Additional Trust Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of TAO held by the Trust. See “—Expenses; Sales of TAO.” Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of TAO by the Trust for the payment of expenses will be a taxable event to shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the amount of TAO represented by each outstanding Share for three years. It assumes that the only transfers of TAO will be those needed to pay the Sponsor’s Fee and that the price of TAO and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional amount of TAO represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical price per TAO, beginning	$100.00	$100.00	$100.00
Sponsor’s Fee	%	%	%
Shares of Trust, beginning	100,000.00	100,000.00	100,000.00
TAO in Trust, beginning	10,000.00	$-	$-
Hypothetical value of TAO in Trust	$1,000,000.00	$-	$-
Beginning NAV of the Trust	$1,000,000.00	$-	$-
TAO to be delivered to cover the Sponsor’s Fee	$-	$-	$-
TAO in Trust, ending	$-	$-	$-
Ending NAV of the Trust	$-	$-	$-
Ending NAV per share	$-	$-	$-
Hypothetical price per TAO, ending	$100.00	$100.00	$100.00

Discretion of the Index Provider

The Index Provider has sole discretion over the determination of Index Price and may change the methodologies for determining the Index Price from time to time.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

Neither the Sponsor nor the Trust insure the Trust’s TAO. The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any shareholder for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person determined in good faith that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect any Covered Person against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, provided that (i) the Covered Person was acting on behalf of, or performing services for, the Trust and had determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such Covered Person and (ii) any such indemnification will be recoverable only from the property of the Trust. Any amounts payable to an indemnified party will be payable in advance under certain circumstances.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that “a beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law, Section 7.4 of the Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. The Trust selected the 10.0% ownership threshold because the Trust believed that this was a threshold that investors would be comfortable with based on market precedent.

This provision applies to any derivative action brought in the name of the Trust other than claims brought under the federal securities laws or the rules and regulations thereunder, to which Section 7.4 does not apply. Due to this additional requirement, a shareholder attempting to bring a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding.

“Affiliate” is defined in the Trust Agreement to mean any natural person, partnership, limited liability company, statutory trust, corporation, association or other legal entity (each, a “Person”) directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

Any shareholders seeking to bring a derivative action may determine whether the 10.0% ownership threshold required to bring a derivative action has been met by dividing the number Shares owned by such shareholders by the total number of Shares outstanding.

Following the effectiveness of the registration statement of which this prospectus forms a part, shareholders may determine the total number of Shares outstanding by reviewing the Trust’s annual filings on Form 10-K, quarterly filings on Form 10-Q and current reports on Form 8-K reporting sales of unregistered securities pursuant to Item 3.02 thereof, or by requesting the number of Shares outstanding at any time from the Sponsor pursuant to Sections 7.2 and 8.1 of the Trust Agreement and Section 3819(a) of the DSTA. Because the Trust is a grantor trust, it may only issue one class of securities, the Shares.

The Trust offers Shares on a periodic basis at such times and for such periods as the Sponsor determines in its sole discretion. As a result, in order to maintain the 10.0% ownership threshold required to maintain a derivative action, shareholders may need to increase their holdings or locate additional shareholders during the pendency of a claim. The Trust will post the number of Shares outstanding as of the end of each month on its website and as of the end of each quarter in its annual and quarterly filings with the SEC. The Trust additionally will report sales of unregistered securities on Form 8-K pursuant to Item 3.02 thereof. Following the effectiveness of the registration statement of which this prospectus forms a part, shareholders may monitor the number of Shares outstanding at any time for purposes of calculating their ownership threshold by reviewing the Trust’s website and SEC filings and by requesting the number of Shares outstanding on any date from the Sponsor at any time pursuant to Sections 7.2 and 8.1 of the Trust Agreement. Shareholders have the opportunity at any time to increase their holdings or locate other shareholders to maintain the 10.0% threshold throughout the duration of a derivative claim. Shareholders may do so by contacting shareholders that are required to file Schedule 13Ds or Schedule 13Gs with the SEC or by requesting from the Sponsor the list of the names and last known address of all shareholders pursuant to Sections 7.2 and 8.1 of the Trust Agreement and Section 3819(a) of the DSTA.

The Sponsor is not aware of any reason to believe that Section 7.4 of the Trust Agreement is not enforceable under state or federal law. The Court of Chancery of Delaware has stated that “[t]he DSTA is enabling in nature and, as such, permits a trust through its declarations of trust to delineate additional standards and requirements with which a stockholder-plaintiff must comply to proceed derivatively in the name of the trust.” Hartsel v. Vanguard Group., Inc., Del. Ch. June 15, 2011. However, there is limited case law addressing the enforceability of provisions like Section 7.4 under state and federal law and it is possible that this provision would not be enforced by a court in another jurisdiction or under other circumstances.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses it pays on behalf of the Trust.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trust may dissolve and a Liquidating Trustee may be appointed to terminate and liquidate the Trust and distribute its remaining assets. The Trustee will have no obligation to appoint a successor sponsor or to assume the duties of the Sponsor, and will have no liability to any person because the Trust is or is not terminated. However, if a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor has occurred, shareholders holding at least a majority (over 50%) of the Shares may agree in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor sponsors within ninety (90) days of any such event.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and

(ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor and that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the TAO or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the shareholders. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that shareholders will indemnify the Trust for any harm suffered by it as a result of shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee will be indemnified by the Trust as primary obligor and the Sponsor as secondary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor will be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust has insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor will, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance under certain circumstances and will be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement will survive the termination of the Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. The Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, will appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

In general, the Sponsor may amend the Trust Agreement without the consent of any shareholder. In particular, the Sponsor may, without the approval of the shareholders, amend the Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments are necessary to permit the Trust to take the position that it is a grantor trust for U.S. federal income tax purposes. The Sponsor is also permitted to make certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders. Additionally, the Sponsor is permitted to make certain restatements, amendments or supplements to the Trust Agreement that could adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes, but only if certain conditions set forth in the amendments relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Furthermore, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. The Sponsor will notify investors of material amendments to or termination of the Trust Agreement by filing a current report on Form 8-K.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

•
a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its TAO or seizes, impounds or otherwise restricts access to Trust assets;
•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Index Price;
•
any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert TAO to U.S. dollars; or
•
a certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed since the date of notice to the Sponsor of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor has occurred, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the Trust or (ii) within 90 days of any such event shareholders holding at least a majority (over 50%) of Shares, not including Shares held by the Sponsor and its affiliates, agree in writing to continue the activities of the Trust and to select, effective as of the date of such event, one or more successor sponsors.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

•
the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;
•
the CFTC determines that the Trust is a commodity pool under the CEA;
•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;
•
the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;
•
the Trust becomes insolvent or bankrupt;
•
the Custodian resigns or is removed without replacement;

•
all of the Trust’s assets are sold;
•
the Sponsor determines that the aggregate net assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the affairs of the Trust;
•
the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”);
•
if the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days; or
•
the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

The Sponsor may determine that it is desirable or advisable to discontinue the affairs of the Trust for a variety of reasons. For example, the Sponsor may terminate the Trust if a federal court upholds an allegation that TAO is a security under the federal securities laws.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any shareholder (as long as such shareholder is not the sole shareholder of the Trust) will not result in the termination of the Trust, and such shareholder, his or her estate, custodian or personal representative will have no right to a redemption or value such shareholder’s Shares. Each shareholder (and any assignee thereof) expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and he or she directs the legal representative of his or her estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of account for the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

Upon dissolution of the Trust and surrender of Shares by the shareholders, shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s TAO, if applicable, and has paid or made provision for the Trust’s claims and obligations.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with Digital Asset Markets to liquidate the Trust’s TAO as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentages of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

Governing Law

The Trust Agreement and the rights of the Sponsor, Trustee and shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Description of the Prime Broker Agreement

The Prime Broker Agreement establishes the rights and responsibilities of the Additional Custodian, the Prime Broker, the Sponsor and the Trust with respect to the Trust’s TAO which is held in accounts maintained and operated by the Additional Custodian, as a fiduciary with respect to the Trust’s assets, and the Prime Broker (together with the Additional Custodian, the “Custodial Entities”) on behalf of the Trust. For a general description of the Additional Custodian’s obligations, see “—Service Providers of the Trust—The Additional Custodian and Prime Broker.”

Account; Location of TAO

Only the portion of the Trust’s TAO held with the Additional Custodian, other than any TAO credited to a Settlement Balance maintained by the Prime Broker, is held in custody accounts maintained on the books of the Additional Custodian, as to which the Additional Custodian controls the private keys that allow for the transfer of ownership or control of that portion of the Trust’s TAO on the Trust’s behalf (the “Digital Asset Account with the Additional Custodian”). The Prime Broker Agreement provides that the Trust’s Digital Asset Account with the Additional Custodian will be held by the Additional Custodian in segregated wallets or accounts. The Additional Custodian will keep all of the private keys associated with the Trust’s TAO held in the Digital Asset Account with the Additional Custodian in an offline manner. The term “cold storage” refers to a safeguarding method where the storage of private keys may involve keeping such keys’ materials on a non-networked computer or electronic device or storing the private keys on a storage device. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s TAO are generated and stored in an offline manner. The term “hot storage” refers to the safeguarding method by which the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to theft, loss or damage. Additionally, at the Sponsor’s discretion, a portion of the Trust’s TAO holdings may be credited to the Settlement Balance, which will be reflected in a ledger maintained on the books of the Prime Broker. The Prime Broker Agreement provides that any TAO credited to the Trust’s Settlement Balance will be held (i) in omnibus cold storage wallets; (ii) in omnibus hot storage wallets; or (iii) in omnibus accounts with one of the third-party venues to which Coinbase has established connections (each, a “Coinbase Connected Venue”). The Settlement Balance shall be separate from the Digital Asset Account with the Additional Custodian and any other account(s) the Trust or the Sponsor maintain with the Additional Custodian. From time to time, the Prime Broker may temporarily keep a portion of the private keys associated with the TAO credited to the Trust’s Settlement Balance in hot storage for purposes of facilitating the receipt and distribution of TAO in connection with the creation and redemption of Baskets. Private key shards associated with the Trust’s TAO are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change and are kept confidential by the Additional Custodian for security purposes.

The Prime Broker Agreement states that the Additional Custodian serves as a fiduciary and custodian on the Trust’s behalf with respect to the Trust’s TAO held in the Digital Asset Account with the Additional Custodian and the TAO in the Digital Asset Account with the Additional Custodian are considered fiduciary assets that remain the Trust’s property at all times and are not treated as general assets of the Additional Custodian . Under the Prime Broker Agreement, the Additional Custodian represents and warrants that it has no right, interest, or title in the TAO in the Trust’s Digital Asset Account with the Additional Custodian, and agrees that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate such digital assets. The Additional Custodian does not reflect such digital assets as assets on the balance sheet of the Additional Custodian, but does reflect the obligation to safeguard such digital assets with a corresponding asset measured at fair value for such obligation. With respect to the Trust’s TAO credited to the Settlement Balance, the Prime Broker maintains an internal ledger that specifies the TAO credited to the Trust’s Settlement Balance. The Prime Broker Agreement states that the Prime Broker treats such TAO as custodial assets held for the benefit of the Trust, and shall not be considered the property of the Prime Broker.

Additionally, under the Prime Broker Agreement, the Prime Broker represents and warrants that it will not, directly or indirectly, sell, transfer, loan, rehypothecate or otherwise alienate the Trust’s TAO credited to the Settlement Balance.

The Prime Broker Agreement also contains an agreement by the parties to treat the digital assets credited to the Trust’s Digital Asset Account with the Additional Custodian and Settlement Balance as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”) and to treat the Digital Asset Account with the Additional Custodian and Settlement Balance as “securities accounts” with respect to which the Trust is the “entitlement holder” within the meaning of Article 8. The Custodial Entities’ ultimate parent, Coinbase Global, has stated in its public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate, although due to the novelty of digital assets courts have not yet considered this type of treatment for custodied digital assets. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s TAO and to the operations of the Trust.”

Safekeeping of TAO

The Additional Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all TAO received by the Additional Custodian. All TAO credited to the Digital Asset Account with the Additional Custodian will (i) be held in the Digital Asset Account with the Additional Custodian at all times, and the Digital Asset Account with the Additional Custodian will be controlled by the Additional Custodian; (ii) be labeled or otherwise appropriately identified as being held for the Trust; (iii) be held on a non-fungible basis; (iv) not be commingled with other digital assets held by the Additional Custodian, whether held for the Additional Custodian’s own account or the account of other clients other than the Trust; and (v) not without the prior written consent of the Trust be deposited or held with any third-party depositary, custodian, clearance system or wallet. Additionally, the Additional Custodian will use commercially reasonable efforts to keep the private key or keys for the Digital Asset Account with the Additional Custodian secure, and will not disclose such keys to the Trust, the Sponsor or to any other individual or entity except to the extent that any keys are disclosed consistent with a standard of commercially reasonable efforts and as part of a multiple signature solution that would not result in the Trust or the Sponsor “storing, holding, or maintaining custody or control of” the TAO “on behalf of others” within the meaning of the New York BitLicense Rule (23 NYCRR Part 200) as in effect as of June 24, 2015 such that it would require the Trust or the Sponsor to become licensed under such law.

TAO credited to the Trust’s Settlement Balance may be held in omnibus wallets maintained by the Prime Broker and/or at Coinbase Connected Venues. While the TAO credited to the Trust’s Settlement Balance could be commingled with other assets, the TAO in the Trust’s Settlement Balance will represent entitlement to a pro-rata share of the TAO held in such omnibus wallets and/or at Coinbase Connected Venues. In all circumstances the Prime Broker will keep an internal ledger that specifies the assets credited to the Settlement Balance such that the Trust, its auditors and regulators can identify the Trust’s pro-rata share of the TAO held in omnibus wallets and/or at Coinbase Connected Venues. Neither the Trust nor the Sponsor have a contractual relationship with the Coinbase Connected Venues utilized by the Custodial Entities.

Insurance

Pursuant to the terms of the Prime Broker Agreement, the Additional Custodian is required to maintain insurance in such types and amounts as are commercially reasonable for the custodial services it provides. The Additional Custodian has advised the Sponsor that it has insurance coverage pursuant to policies held by Coinbase Global, which procures fidelity (or crime) insurance coverage at commercially reasonable amounts for the custodial services provided. This insurance coverage is limited to losses of the digital assets the Additional Custodian custodies on behalf of its clients, including the Trust’s TAO, resulting from theft, including internal theft by employees of Coinbase and its subsidiaries and theft or fraud by a director of Coinbase if the director is acting in the capacity of an employee of Coinbase or its subsidiaries. Although the Prime Broker is not required to maintain insurance under the terms of the Prime Broker Agreement, the Custodial Entities have also advised the Sponsor that they maintain insurance coverage pursuant to such policies held by Coinbase Global.

Moreover, while the Additional Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Additional Custodian will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. In addition, such insurance and capital reserves maintained by the Additional Custodian and the Custodial Entities, as applicable, are shared among all of its customers and are therefore not specific to the Trust. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Deposits, Withdrawals and Storage

The Additional Custodian and the Prime Broker provide for: (i) holding of the Trust’s TAO in the Digital Asset Account with the Additional Custodian and the Settlement Balance; (ii) transfer of the Trust’s TAO between the relevant Digital Asset Account with the Additional Custodian and the Settlement Balance; (iii) the deposit of TAO from a public blockchain address into the respective account or accounts in which the Digital Asset Account with the Additional Custodian or the Settlement Balance are maintained; and (iv) the withdrawal of TAO from the Digital Asset Account with the Additional Custodian to a public blockchain address the Trust controls (each such transaction is a “Custody Transaction”) (collectively, the “Custodial and Prime Broker Services”).

The Additional Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits, in each case as communicated to the Trust as soon as reasonably practicable where the Additional Custodian is permitted to do so, or if the Additional Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. The Custodial Entities may suspend, restrict or terminate the Trust’s and the Sponsor’s access to the Custodial and Prime Broker Services, and/or suspend, restrict or close the Accounts if the Trust or Sponsor has taken certain actions, including any prohibited use or prohibited business as set forth in the Prime Broker Agreement or if either or both of the Custodial Entities are required to do so by a subpoena, court order, or other binding government order.

From the time the Additional Custodian has verified the authorization of a complete set of instructions to withdraw TAO from the Digital Asset Account with the Additional Custodian, the Additional Custodian will have a limited amount of time to process and complete such withdrawal. The Additional Custodian will ensure that initiated deposits are processed in a timely manner but the Additional Custodian makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of the Additional Custodian’s control. Transactions relating to TAO held in the Settlement Balance occur on the Bittensor Network.

The Custodial Entities make no other representations or warranties with respect to the availability and/or accessibility of TAO or the availability and/or accessibility of the Digital Asset Account with the Additional Custodian, the Settlement Balance or the Custodial and Prime Broker Services.

Security of the Accounts

The Custodial Entities securely store all digital asset private keys held by the Additional Custodian on secure servers or offline, in cold storage. Under the Prime Broker Agreement, the Additional Custodian must use commercially reasonable efforts to keep the private key or keys to the Digital Asset Account with the Additional Custodian secure, and may not disclose such private keys to the Sponsor, Trust or any other individual or entity.

The Custodial Entities have implemented and will maintain reasonable information security programs that include policies and procedures that are reasonably designed to safeguard the Custodial Entities’ electronic systems and the Trust’s and the Sponsor’s confidential information from, among other things, unauthorized access or misuse. In the event of a Data Security Event (as defined in the Prime Broker Agreement), the Custodial Entities will promptly (subject to any legal or regulatory requirements) notify the Trust and the Sponsor.

Record Keeping; Inspection and Auditing

The Additional Custodian will keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the TAO in the Digital Asset Account with the Additional Custodian, and such records must be retained by the Additional Custodian for no less than seven years. The Prime Broker Agreement also provides that each Custodial Entity will permit, to the extent it may legally do so, the Trust’s third-party representatives, upon thirty days’ notice, to inspect, take extracts from and audit the records that it maintains, take such steps as necessary to verify that satisfactory internal control systems and procedures are in place, as the Trust may reasonably request. The Prime Broker is obligated to notify the Trust of any audit report prepared by its internal or independent auditors if such report reveals any material deficiencies or makes any material objections.

The Trust and the Sponsor obtain and perform a comprehensive review of the Services Organization Controls (“SOC”) 1 report and SOC 2 each year. In addition to the review of SOC 1 and SOC 2 reports, the Trust, the Sponsor and/or their respective auditors may inspect or audit the Additional Custodian’s records in a variety of manners if considered necessary. Such processes may include validating the existing balances as reflected on the Additional Custodian’s user interface to nodes of the underlying blockchain and confirming that such digital assets are associated with its public keys to validate the existence and exclusive ownership of the digital assets. To validate software functionality of the private keys, the Trust may transfer a portion of its digital assets from one public key to another public key of the Trust.

The Trust, the Sponsor and their independent auditors may evaluate the Additional Custodian’s protection of private keys and other customer information, including review of supporting documentation related to the processes surrounding key lifecycle management, the key generation process (hardware, software, and algorithms associated with generation) the infrastructure used to generate and store private keys, how private keys are stored (for example, cold wallets), the segregation of duties in the authorization of digital asset transactions, and the number of users required to process a transaction and the monitoring of addresses for any unauthorized activity. For additional information, see “—Custody of the Trust’s TAO.”

Once each calendar year, the Trust and the Sponsor will be entitled to request that the Custodial Entities provide a copy of the Services Organization Controls (“SOC”) 1 report and SOC 2 report once per calendar year. Such reports are required to be dated within one year prior to such request. The Custodial Entities reserve the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable, the Sponsor and the Trust will be entitled to terminate the Prime Broker Agreement. In addition to the review of SOC 1 and SOC 2 reports, the Trust may also request letters of representation on a quarterly basis between SOC reports regarding any known changes or conclusions to the SOC 1 and SOC 2 report.

Standard of Care; Limitations of Liability

The Additional Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all TAO received by the Additional Custodian. The Custodial Entities are liable to the Sponsor and the Trust for the loss of any TAO to the extent such loss resulted from the negligence, fraud or willful misconduct of the Custodial Entities. To the extent any loss is caused by a Custodial Entity’s negligence, fraud or willful misconduct, the Custodial Entities are required to return to the Trust a quantity of TAO equal to the quantity of any such lost TAO.

The Custodial Entities’ or Trust’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the value of the TAO or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Additional Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the Additional Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the TAO on deposit in the Digital Asset Account with the Additional Custodian at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement. In addition, the Additional Custodian’s maximum liability in respect of each cold storage address that holds TAO shall be limited to $100 million (the “Cold Storage Threshold”). The Sponsor monitors the value of TAO deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of TAO deposited in each cold storage address on business days. Although the Cold Storage Threshold has to date not been met for a given cold storage address, to the extent it is met the Trust would not have a claim against the Additional Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages. In addition, the Custodial Entities are not liable to the Trust for circumstances resulting from certain force majeure events.

Indemnity

The Trust and the Custodial Entities have agreed to indemnify one another from and against certain claims or losses, subject to customary exceptions and limitations.

Fees and Expenses

The Sponsor will pay an annualized fee to the Custodial Entities, covering the Trust’s use of the Custodial and Prime Broker Services, that is accrued on a monthly basis as a percentage of the Trust’s monthly assets under custody. The Sponsor will also pay a monthly fee to the Prime Broker, covering withdrawals and deposits to or from the Settlement Balance in connection with the creation and redemption of Shares.

Term; Termination and Suspension

The Prime Broker Agreement will remain in effect until either party terminates the Prime Broker Agreement; provided, however, that the Custodial Entities shall not restrict, suspend, or modify any Prime Broker Services following termination of the Prime Broker Agreement by a Custodial Entity without Cause (as defined in the Prime Broker Agreement) or by the Trust until the end of the applicable notice period and neither party’s termination of the Prime Broker Agreement will be effective until the Trust and/or the Custodial Entities, as the case may be, have fully satisfied their obligations thereunder.

The Trust may terminate the Prime Broker Agreement in whole or in part upon thirty days’ prior written notice to the applicable Custodial Entity; and (ii) for Custodian Cause (as defined in the Prime Broker Agreement) at any time by written notice to the Prime Broker, effective immediately, or on such later date as may be specified in such notice. The Trust will also be entitled to terminate the Prime Broker Agreement in the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable. See “—Record Keeping; Inspection and Auditing.”

The Custodial Entities may terminate the Prime Broker Agreement (i) upon one hundred eighty days’ prior written notice to the Trust; and (ii) for Cause at any time by written notice to the Trust, effective immediately, or on such later date as may be specified in the notice.

In the event that either the Trust or the Custodial Entities terminate the Prime Broker Agreement without Cause, the Custodial Entities shall use reasonable efforts to assist the Trust with transferring any digital assets, fiat currency or funds associated with the Trust’s accounts to another custodial services provider within ninety days of receipt of the applicable termination notice.

Governing Law

The Prime Broker Agreement is governed by New York law.

Description of the Custodian Agreement

The Custodian Agreement establishes the rights and responsibilities of the Custodian, Sponsor, Trust and Authorized Participants with respect to the Trust’s TAO in the Digital Asset Account with the Custodian, which is maintained and operated by the Custodian on behalf of the Trust. For a general description of the Custodian’s obligations, see “—Service Providers of the Trust—The Custodian.”

Account; Location of TAO

The Trust’s Digital Asset Account with the Custodian is a segregated custody account controlled and secured by the Custodian to store private keys, which allow for the transfer of ownership or control of the Trust’s TAO, on the Trust’s behalf. Private key shards associated with the Trust’s TAO are distributed geographically by the Custodian in secure vaults around the world, including in the United States. The locations of the secure vaults may change regularly and are kept confidential by the Custodian for security purposes. The Custodian requires written approval of the Trust prior to changing the location of the private key shards, and therefore the Trust’s TAO, to a location outside the United States. The Digital Asset Account with the Custodian uses offline storage, or cold storage, mechanisms to secure the Trust’s private keys. The term cold storage refers to a safeguarding method by which the private keys corresponding to digital assets are disconnected and/or deleted entirely from the internet.

The Custodian Agreement states that the Custodian serves as a fiduciary and custodian on the Trust’s behalf, and the TAO in the Digital Asset Account with the Custodian are considered fiduciary assets that remain the Trust’s property at all times and are not treated as general assets of the Custodian. Under the Custodian Agreement, the Custodian represents and warrants that it has no right, interest, or title in the TAO held in the Digital Asset Account with the Custodian, and agrees that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate such digital assets. The Custodian does not reflect such digital assets as an asset on the balance sheet of the Custodian, but does reflect the obligation to safeguard such digital assets with a corresponding asset measured at fair value for such obligation. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s TAO and to the operations of the Trust.”

Safekeeping of TAO

The Custodian will use best efforts to keep in safe custody on behalf of the Trust all TAO received by the Custodian. All TAO credited to the Digital Asset Account with the Custodian will (i) be held in the Digital Asset Account with the Custodian at all times, and the Digital Asset Account with the Custodian will be controlled by the Custodian; (ii) be labeled or otherwise appropriately identified as being held for the Trust; (iii) be held in the Digital Asset Account with the Custodian on a non-fungible basis; (iv) not be commingled with other digital assets held by the Custodian, whether held for the Custodian’s own account or the account of other clients other than the Trust; (v) not without the prior written consent of the Trust be deposited or held with any third-party depositary, Custodian, clearance system or wallet; and (vi) for any Digital Asset Account with the Custodian maintained by the Custodian on behalf of the Trust, the Custodian will use commercially reasonable efforts to keep the private key or keys secure, and will not disclose such keys to the Trust, the Sponsor or to any other individual or entity except to the extent that any keys are disclosed consistent with a standard of commercially reasonable efforts and as part of a multiple signature solution that would not result in the Trust or the Sponsor “storing, holding, or maintaining custody or control of” the TAO “on behalf of others” within the meaning of the New York BitLicense Rule (23 NYCRR Part 200) as in effect as of June 24, 2015 such that it would require the Trust or the Sponsor to become licensed under such law.

Insurance

Pursuant to the terms of the Custodian Agreement, the Custodian is required to maintain insurance in such types and amounts as are commercially reasonable for the custodial services it provides. The Custodian has advised the Sponsor that it has insurance coverage which procures fidelity (or crime) insurance coverage at commercially reasonable amounts for the custodial services provided. This insurance coverage is limited to losses of the digital assets the Custodian custodies on behalf of its clients, including the Trust’s TAO, resulting from theft, including internal theft by employees of BitGo and its subsidiaries and theft or fraud by a director of BitGo if the director is acting in the capacity of an employee of BitGo or its subsidiaries.

Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets.

Deposits, Withdrawals and Storage; Access to the Digital Asset Account with the Custodian

The Custodial Services (i) allow TAO to be deposited from a public blockchain address to the Digital Asset Account with the Custodian and (ii) allow the Trust or Sponsor to withdraw TAO from the Digital Asset Account with the Custodian to a public blockchain address the Trust or the Sponsor controls (each such transaction is a “Custody Transaction”).

The Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits, in each case as communicated to the Trust and the Sponsor as soon as reasonably practicable where the Custodian is permitted to do so, or if the Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. The Custodian may suspend or restrict the Trust’s and Sponsor’s access to the Custodial Services, and/or deactivate, terminate or cancel the Digital Asset Account if the Trust or Sponsor has taken certain actions, including any prohibited use or prohibited business as set forth in the Custodian Agreement with the Custodian, or if the Custodian is required to do so by a subpoena, court order, or other binding government order.

From the time the Custodian has verified the authorization of a complete set of instructions to withdraw TAO from the Digital Asset Account with the Custodian, the Custodian will have up to forty-eight (48) hours to process and complete such withdrawal. The Custodian will ensure that initiated deposits are processed in a timely manner but the Custodian makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of the Custodian’s control.

Subject to certain exceptions in the Custodian Agreement with the Custodian, the Trust, the Sponsor and their authorized representatives will be able to access the Digital Asset Account with the Custodian via the Custodian’s website in order to check information about the Digital Asset Account with the Custodian, deposit TAO to the Digital Asset Account or initiate a Custody Transaction (subject to the timing described above).

The Custodian makes no other representations or warranties with respect to the availability and/or accessibility of TAO or the availability and/or accessibility of the Digital Asset Account with the Custodian or Custodial Services.

Subject to any legal and regulatory requirements, in order to support the Trust’s ordinary course of deposits and withdrawals, which involves, or will in the future involve, deposits from and withdrawals to digital asset accounts owned by any Authorized Participant, or a Liquidity Provider, the Custodian will use commercially reasonable efforts to cooperate with the Trust and Sponsor to design and put in place via the Custodial Services a secure procedure to allow Authorized Participants to receive a TAO address for deposits by Authorized Participants, or Liquidity Providers, and to initiate withdrawals to TAO addresses controlled by Authorized Participants, or Liquidity Providers.

The Custodian Agreement further provides that the Trust’s and the Sponsor’s auditors or third-party accountants upon 30 days’ advance written notice, have inspection rights to inspect, take extracts from and audit the records maintained with respect to the Digital Asset Account with the Custodian. Such auditors or third-party accountants are not obligated under the Custodian Agreement to exercise their inspection rights.

Security of the Accounts

The Custodian securely stores all digital asset private keys held by the Custodian on secure servers or offline, in cold storage. Under the Custodian Agreement, the Custodian must use commercially reasonable efforts to keep private and public keys secure, and may not disclose such private keys to the Sponsor, Trust or any other individual or entity.

The Custodian has implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard the Custodian’s electronic systems and the Trust’s and the Sponsor’s confidential information from, among other things, unauthorized access or misuse. In the event of a Data Security Event (as defined in the Custodian Agreement), the Custodian will promptly (subject to any legal or regulatory requirements) notify the Trust and the Sponsor.

Record Keeping; Inspection and Auditing

The Custodian will keep timely and accurate records of its services pursuant to the Custodian Agreement, and such records must be retained by the Custodian for no less than seven years. The Custodian Agreement also provides that the Custodian will permit, to the extent it may legally do so, the Trust’s or the Sponsor’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records that it maintains, take such steps as necessary to verify that satisfactory internal control systems and procedures are in place, as the Trust or the Sponsor may reasonably request. The Custodian is obligated to notify the Trust and the Sponsor of any audit report prepared by its internal or independent auditors if such report reveals any material deficiencies or makes any material objections.

The Trust and the Sponsor obtain and perform a comprehensive review of the Services Organization Controls (“SOC”) 1 report and SOC 2 each year. In addition to the review of SOC 1 and SOC 2 reports, the Trust, the Sponsor and/or their respective auditors may inspect or audit the Custodian’s records in a variety of manners if considered necessary. Such processes may include validating the existing balances as reflected on the Custodian’s user interface to nodes of the underlying blockchain and confirming that such digital assets are associated with its public keys to validate the existence and exclusive ownership of the digital assets. To validate software functionality of the private keys, the Trust may transfer a portion of its digital assets from one public key to another public key of the Trust.

The Trust, the Sponsor and their independent auditors may evaluate the Custodian’s protection of private keys and other customer information, including review of supporting documentation related to the processes surrounding key lifecycle management, the key generation process (hardware, software, and algorithms associated with generation) the infrastructure used to generate and store private keys, how private keys are stored (for example, cold wallets), the segregation of duties in the authorization of digital asset transactions, and the number of users required to process a transaction and the monitoring of addresses for any unauthorized activity. For additional information, see “—Custody of the Trust’s TAO.”

Annual Certificate and Report

Once each calendar year, the Sponsor or Trust may request that the Custodian deliver a certificate signed by a duly authorized officer to certify that all representations and warranties made by the Custodian in the Custodian Agreement are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year.

Once each calendar year, the Trust and the Sponsor will be entitled to request that the Custodian provide a copy of its most recent SOC 1 and SOC 2 reports, which are required to be dated within one year prior to such request. The Custodian reserves the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that the Custodian does not deliver a SOC 1 Report or SOC 2 Report, as applicable, the Sponsor and the Trust will be entitled to terminate the Agreement. In addition to the review of the SOC 1 and SOC 2 reports, the Trust may also request letters of representation on a quarterly basis between SOC reports regarding any known changes or conclusions to the SOC 1 and SOC 2 reports.

Standard of Care; Limitations of Liability

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all TAO received by the Custodian. The Custodian is liable to the Sponsor and the Trust for the loss of any TAO to the extent that the Custodian directly caused such loss through a breach of the Custodian Agreement and the Custodian is required to return to the Trust a quantity equal to the quantity of any such lost TAO. In addition, if the Trust or the Sponsor is unable to timely withdraw TAO from the Digital Asset Account with the Custodian due to the Custodian’s systems being offline or otherwise unavailable for a period of 48 hours or more, the Custodian will use its best efforts to provide the Sponsor and the Trust with an amount of TAO that is equivalent to any pending withdrawal amounts in order to permit the Sponsor and the Trust to carry on processing withdrawals.

The Custodian’s or Trust’s total liability under the Custodian Agreement will never exceed the value of the TAO on deposit in the Digital Asset Account with the Custodian at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which will be determined in accordance with the Custodian Agreement. In addition, for as long as a cold storage address holds TAO with a value in excess of the Cold Storage Threshold for a period of five consecutive business days or more without being reduced to the Cold Storage Threshold or lower, the Custodian’s maximum liability for such cold storage address shall be limited to the Cold Storage Threshold. The Sponsor monitors the value of TAO deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of TAO deposited in each cold storage address on business days. Although the Cold Storage Threshold has to date not been met for a given cold storage address, to the extent it is met and not reduced within five business days, the Trust would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The Custodian and the Trust are not liable to each other for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability or otherwise, and whether or not the Custodian has been advised of such losses or the Custodian knew or should have known of the possibility of such damages.

Furthermore, the Custodian is not liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Custodian, including but not limited to, any delay or failure due to any act of God, natural disasters, act of civil or military authorities, act of terrorists, including but not limited to cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of the Custodian and will not affect the validity and enforceability of any remaining provisions. For the avoidance of doubt, a cybersecurity attack, hack or other intrusion by a third party or by someone associated with the Custodian is not a circumstance that is beyond the Custodian’s reasonable control, to the extent due to the Custodian’s failure to comply with its obligations under the Custodian Agreement.

The Custodian does not bear any liability, whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Sponsor’s or the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption originated from the Custodian due to its gross negligence, fraud, willful misconduct or breach of the Custodian Agreement.

Indemnity

Each of the Custodian and the Trust has agreed to indemnify and hold harmless the other such parties from any third-party claim or third-party demand (including reasonable and documented attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of the Custodian’s or the Trust’s, as the case may be, breach of the Custodian Agreement, inaccuracy in any of the Custodian’s or the Trust’s, as the case may be, representations or warranties in the Custodian Agreement, or the Custodian’s or the Trust’s, as the case may be, knowing, in the case of the Custodian, violation of any law, rule or regulation, or the rights of any third party, except where such claim directly results from the gross negligence, fraud or willful misconduct of the other such party. In addition, the Trust has agreed to indemnify the Custodian with respect to any Incidental Rights or IR Virtual Currency abandoned by the Trust and any tax liability relating thereto or arising therefrom.

Fees and Expenses

The Custodian Fee is an annualized fee charged monthly that is a percentage of the Trust’s monthly assets under custody. Following the second anniversary of the Custodian Agreement, the fee may be adjusted by the Custodian with at least six months’ advance notice. Any changes to the fee will be agreed to by the Trust and the Sponsor and the Custodian in writing. To the extent the parties cannot reach an agreement regarding any modifications in pricing, either party may elect to terminate the Custodian Agreement. It is the Trust’s and the Sponsor’s sole responsibility to determine whether, and to what extent, any taxes apply to any deposits or withdrawals conducted through the Custodial Services.

Term; Renewal

Subject to each party’s termination rights, the Custodian Agreement is for a term of two years. Thereafter, the Custodian Agreement automatically renews for successive terms of one year, unless either party elects not to renew, by providing no less than thirty days’ written notice to the other party prior to the expiration of the then-current term, or unless terminated earlier as provided herein.

Termination

During the initial term, either party may terminate the Custodian Agreement for Cause (as defined in the Custodian Agreement) at any time by written notice to the other party, effective immediately, or on such later date as may be specified in the notice.

After the initial term, either party may terminate the Custodian Agreement (i) upon ninety (90) days’ prior written notice to the other party and (ii) for Cause at any time by written notice to the other party, effective immediately, or on such later date as may be specified in the notice.

Notwithstanding the foregoing, the Sponsor and the Trust may cancel the Digital Asset Account with the Custodian at any time by withdrawing all balances and contacting the Custodian. Upon termination of the Custodian Agreement, the Custodian will promptly upon the Sponsor’s or the Trust’s order deliver or cause to be delivered all digital assets held or controlled by the Custodian as of the effective date of termination, together with such copies of the records maintained pursuant to the Custodian Agreement and as the Sponsor and the Trust requests in writing.

Governing Law

The Custodian Agreement is governed by New York law, except that any matters relating to Article 8 of the South Dakota Uniform Commercial Code or the regulation and governance of public trust companies acting as Custodians is governed by South Dakota law, except to the extent such state law is preempted by federal law.

Legal Proceedings

Grayscale Operating, LLC (“GSO”), the former Co-Sponsor of the Trust until May 3, 2025, was a party to certain legal proceedings during the period covered by this report. Although the Trust is not a party to these proceedings, the Trust may in the future be subject to legal proceedings or disputes.

On May 19, 2025, Genesis Global Capital, LLC (“Genesis Capital”) and Genesis Asia Pacific Pte. Ltd. (“Genesis Asia”) filed a complaint in the United States Bankruptcy Court for the Southern District of New York (“SDNY Bankruptcy Court”) against Digital Currency Group, Inc. (“DCG”) and certain of its affiliates including GSO alleging that Genesis Capital made certain preferential transfers to Grayscale Investments, LLC (“GSI”), the predecessor in interest to GSO prior to the Merger, during the preference period prior to Genesis Capital’s filing of a bankruptcy petition in SDNY Bankruptcy Court while GSI was allegedly an insider to Genesis Capital pursuant to 11 U.S.C. § 101(31). Genesis Capital seeks to avoid the alleged preferential transfers pursuant to 11 U.S.C. § 547(b), as well as recovery of property and disallowance of claims. Genesis Capital is seeking to avoid transfers to GSI, the predecessor in interest to GSO prior to the Merger, of 105 Bitcoin and 37,647.06 Ethereum Classic tokens. GSO believes this lawsuit is without merit and intends to vigorously defend against it.

As of the date of this prospectus, the Sponsor does not expect the foregoing proceedings to have a material adverse effect on the Trust’s business, financial condition or results of operations.

The Sponsor and/or the Trust may be subject to additional legal proceedings and disputes in the future.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodian and its agents. As officers of the Sponsor, Peter Mintzberg, the principal executive officer of the Sponsor, and Kathryn Masci, the principal financial and accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor.

As of and prior to December 31, 2024, GSI had a board of directors that was responsible for managing and directing the affairs of the Sponsor. On January 1, 2025, GSI consummated an internal corporate reorganization (the “Reorganization”), pursuant to which GSI, the Sponsor of the Trust prior to the Reorganization, merged with and into GSO, a Delaware limited liability company and a consolidated subsidiary of DCG, with GSO continuing as the surviving company (the “Merger”). From January 1, 2025 to October 22, 2025, GSO Intermediate Holdings Corporation (“GSOIH”), a Delaware corporation formed in connection with the Reorganization, which was the sole managing member of GSO and an indirect subsidiary of DCG, had a board of directors which was responsible for managing and directing the affairs of the Sponsor.

On October 22, 2025, GSOIH consummated an internal corporate reorganization (the "Management Reorganization"), pursuant to which GSOIH transferred a portion of its common membership units of GSO for Class A shares of Grayscale Investments, Inc. ("Grayscale Investments"), a Delaware corporation incorporated in connection with the Management Reorganization, and ceded its managing member rights in GSO to Grayscale Investments. As a result of the Management Reorganization, Grayscale Investments is now the sole managing member of GSO, the sole member of the Sponsor.

From and after October 22, 2025, as a result of the Management Reorganization, DCG Grayscale Holdco, LLC (“DCG Holdco”), the sole stockholder of Grayscale Investments, elected a board of directors (the “Board”) at Grayscale Investments. As a result of the Management Reorganization, the Board of Grayscale Investments is responsible for managing and directing the affairs of the Sponsor and consists of Barry Silbert, Mark Shifke, Simon Koster, Peter Mintzberg and Edward McGee, the same members as the board of directors of GSOIH prior to the Management Reorganization. Mr. Mintzberg and Mr. McGee also retain the authority granted to them as officers of the Sponsor under the limited liability company agreement of the Sponsor.

On May 4, 2026, Grayscale Investments, as sole managing member of GSO, the sole member of the Sponsor, appointed Peter Mintzberg, Edward McGee and Craig Salm to act as a Board of Managers to direct the affairs of the Sponsor, effectively performing the functions that a board of directors would customarily perform. Grayscale Investments, as sole managing member of GSO, the sole member of the Sponsor, controls the appointment and removal of members of the Board of Managers of the Sponsor. While the board of Grayscale Investments retains overall oversight of Grayscale Investments and its subsidiaries as a whole, including the Sponsor. Effective July 2, 2026, Kathryn Masci was appointed as a member of the Board of Managers of the Sponsor, and Edward McGee stepped down from the Board of Managers. Mr. Mintzberg, Ms. Masci, and Mr. Salm are granted authority to manage the day-to-day affairs of the Sponsor under the amended and restated limited liability company agreement of the Sponsor.

The Sponsor has an Audit Committee. The Audit Committee has the responsibility for overseeing the financial reporting process of the Trust, including the risks and controls of that process and such other oversight functions as are typically performed by an audit committee of a public company.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers and agents. The Code of Ethics is available by writing the Sponsor at 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 or calling the Sponsor at (212) 668-1427. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

Prior to January 1, 2025, references to the “Sponsor” in this section refer to GSI, and thereafter refer to GSO or GSIS, as applicable. In connection with the Reorganization, the former Board of GSI was reconstituted at GSOIH and in connection with the Management Reorganization, the former board of GSOIH was reconstituted at Grayscale Investments. Prior to January 1, 2025, any references to the “Board” refer to the board of directors of Grayscale Investments, LLC, the former sponsor of the Trust. From January 1, 2025 to October 22, 2025, any references to the "Board" refer to the board of directors of GSOIH. From and after October 22, 2025, any references to the "Board" refer to the board of directors of Grayscale Investments.

Barry Silbert, 49, is the Founder and Chief Executive Officer of DCG and has served as chairman of the Board since August 25, 2025 (previously served as a director and chairman of the Board from February 2020 through December 2023). Until January 2021, Mr. Silbert was the Chief Executive Officer of the Sponsor. A pioneer in blockchain investing, Mr. Silbert established himself in 2012 as one of the earliest and most active investors in the industry. Mr. Silbert founded DCG in 2015 and today, it is one of the world’s most prolific investors in decentralized technologies, backing over 250 early-stage companies in more than 40 countries. Mr. Silbert founded Yuma, a decentralized AI-focused subsidiary of DCG, where he also serves as CEO. Yuma invests in, builds, and scales the Bittensor network. The Sponsor is a consolidated subsidiary of DCG. DCG also owns Foundry, Fortitude, Luno and Yuma. DCG also invests directly in digital currencies and other digital assets. Prior to leading DCG, Mr. Silbert was the founder and CEO of SecondMarket, a venture-backed technology company that was acquired by Nasdaq. Mr. Silbert has received numerous awards and accolades, including being named “Entrepreneur of the Year” by both Ernst & Young and Crain’s, and being selected to Fortune’s prestigious “40 under 40” list. Before becoming an entrepreneur, Mr. Silbert worked as an investment banker. He graduated with honors from the Goizueta Business School of Emory University.

Mark Shifke, 66, is the Chief Financial Officer of DCG and has served as a director of the Sponsor since January 2024. Since March 2021, Mr. Shifke has served on the board of directors of Dock Ltd., a full-stack payments and digital banking platform. Since September 2023, Mr. Shifke has served on the board of directors of Luno, a cryptocurrency platform. Mr. Shifke has nearly four decades of financial and fintech experience, and more than eight years of CFO experience leading two publicly-traded companies. Prior to joining DCG, Mr. Shifke served as CFO of Billtrust, a company focused on providing AR and cloud-based solutions around payments, and as CFO of Green Dot (NYSE: GDOT), a mobile banking company and payments platform. Previously, Mr. Shifke led teams at JPMorgan Chase and Goldman Sachs, specializing in M&A Structuring and Advisory, as well as Tax Asset Investments. Mr. Shifke also served as the Head of International Structured Finance Group at KPMG. Mr. Shifke began his career at Davis Polk, where he was a partner. He is a graduate of Tulane University (B.A./J.D.) and the New York University School of Law (LL.M. in Taxation).

Simon Koster, 44, is the Chief Strategy Officer of DCG and has served as a director of the Board since October 2025. As CSO, Mr. Koster leads the investment team, managing the portfolio comprised of digital assets, wholly owned subsidiaries, and more than 250 early-stage companies in over 35 nations across the world as of the date of this filing. Prior to his current role, Mr. Koster was the CEO of Real Estate at DCG, spearheading both internal and external real estate ventures. Previously, he served as CEO of The Collective and brings a decade of real estate experience from JDS Development Group, where he was instrumental in the acquisition and development of top-tier residential, hospitality, and mixed-use projects in New York City and Miami. He is a graduate of Rutgers University (B.S.) and holds a Master’s degree in Engineering from the University of Michigan. Mr. Koster has served on the board of directors of Foundry and Luno since 2023. He has served as a director of Fortitude since 2024 and as a director of Yuma since 2025. Each of Foundry, Luno, Fortitude and Yuma are affiliated with the registrant.

Peter Mintzberg, 57, has been the Chief Executive Officer of the Sponsor and has served as a director of the Sponsor since August 2024. Mr. Mintzberg joins the Sponsor from Goldman Sachs, where he served as Global Head of Strategy for Asset and Wealth Management. Prior, he held several global leadership roles in Strategy, M&A, and Investor Relations at BlackRock, Apollo, OppenheimerFunds, and Invesco. With deep knowledge across a broad base of client types and asset classes, Mr. Mintzberg has over two decades of experience developing and executing strategy and innovating to drive growth. Mr. Mintzberg started his career working at McKinsey & Co. in New York, San Francisco, and São Paulo, focused on the financial services and technology sectors. Mr. Mintzberg was recognized as a Latino leader in Finance by The Alumni Society in 2018, and was selected as a David Rockefeller Fellow in the 2016-2017 Class by the Partnership for New York City. He earned a bachelor’s degree in engineering from the Universidade Federal Rio de Janeiro, and an MBA from Harvard University.

Kathryn Masci, 34, has served as Interim Chief Financial Officer of the Sponsor and as a member of the Board of Managers since July 2, 2026. Ms. Masci has served as Senior Vice President of Finance of Grayscale since January 2026 and has been with Grayscale since May 2020. Prior to serving as Senior Vice President of Finance, Ms. Masci held various finance and accounting roles at Grayscale. Prior to joining Grayscale, Ms. Masci served as Assistant Controller at Garrison Capital Inc., a publicly traded business development company, from July 2019 to May 2020. Before joining Garrison Capital, Ms. Masci served as a Senior Financial Reporting Associate at Pzena Investment Management, Inc., a publicly traded investment management firm, where she oversaw financial reporting and accounting policy from October 2016 to July 2019. From July 2014 to October 2016, Ms. Masci worked at Ernst & Young LLP in the Banking & Capital Markets and Professional Practice groups, providing audit and advisory services to financial services clients and supporting the consultation and accounting policy process for financial services audit teams. Ms. Masci earned her Bachelor of Science and Master of Science degrees in Accounting from the School of Management at Binghamton University, State University of New York. Ms. Masci is a Certified Public Accountant licensed in the state of New York.

Craig Salm, 38, has been the Chief Legal Officer of the Sponsor since 2022 and has served as a member of the Board of Managers since May 2026. Before serving as Chief Legal Officer, Mr. Salm was Director, Legal since January 2020 and Associate, Legal since January 2018. Prior to joining the Sponsor, Mr. Salm was a corporate associate at Paul Weiss and a member of its Capital Markets & Securities Group-primarily focused on representing issuers, private equity sponsors, investment banks, hedge funds and other stakeholders in corporate finance transactions, as well as advising on securities law and corporate governance matters. Mr. Salm earned his Bachelor of Science from the University of Michigan and his Juris Doctor from the Benjamin N. Cardozo School of Law. Mr. Salm serves as a member of the Blockchain Association and a member of the Crypto Ratings Council.

Certain Relationships and Related Party Transactions

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

The Sponsor presently intends to assert that shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

Digital Currency Group, Inc.

Digital Currency Group, Inc. (“DCG”) is (i) the sole equity holder and indirect parent company of the Sponsor and (ii) a minority interest holder in Kraken, one of the Digital Asset Trading Platforms included in the Index, representing less than 1.0% of its equity.

DCG has investments in a large number of digital assets (including TAO and subnet tokens) and companies involved in the digital asset ecosystem, including companies involved in Bittensor, subnets, trading platforms and custodians. In particular, DCG is reported to be one of the largest holders of TAO and has been vocal in the past about its support for the Bittensor Network. In addition, Yuma, a subsidiary of DCG and affiliate of the Sponsor and the Trust, currently owns and operates validator and mining nodes on the Bittensor Network, invests in TAO and subnet tokens, and offers Bittensor-focused investment funds to qualified third parties. Yuma, a decentralized AI-focused company, was founded by Barry Silbert, the founder and CEO of DCG and chairman of the Board of Grayscale Investments, to invest in, build and scale the Bittensor Network. DCG could prioritize its own interests in these and other investments over those of the Trust, in ways that may adversely impact the value of the Shares.

Additionally, DCG and its subsidiaries, including Yuma, may engage in activities with respect to digital asset ecosystems, including the Bittensor Network, such as staking, running validator nodes, investing in ecosystem participants or voting on governance proposals. DCG’s and its subsidiaries’ activities with respect to a digital asset ecosystem and positions on changes that should be adopted in various digital asset networks, including the Bittensor Network, could be adverse to positions that would benefit the Trust or its shareholders. DCG’s positions on changes that should be adopted in the Bittensor Network could be adverse to positions that would benefit the Trust or its shareholders. Additionally, before or after a hard fork, DCG’s and its subsidiaries’ position regarding which fork among a group of incompatible forks of the Bittensor Network should be considered the “true” Bittensor Network could be adverse to positions that would most benefit the Trust. DCG and its subsidiaries, including Yuma, may also make token-related decisions to benefit their own respective holdings, including buying or selling, pledging or otherwise monetizing digital asset holdings, including TAO or subnet tokens, which could cause price volatility, adversely affecting the value of the Shares.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Trust, including several other digital asset investment vehicles, and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

The Sponsor and Grayscale Securities are affiliates of each other, and the Sponsor may engage other affiliated service providers in the future. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, shareholders should understand that affiliated service providers will receive fees for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust.

The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients. It is possible that future business ventures of the Sponsor and affiliated service providers may generate larger fees, resulting in increased payments to employees, and therefore, incentivizing the Sponsor and/or the affiliated service providers to allocate its/their limited resources accordingly to the potential detriment of the Trust.

There is an absence of arm’s length negotiation with respect to some of the terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust. The Sponsor will, however, not retain any affiliated service providers for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other client over the Trust.

Authorized Participants

As of the date of this prospectus, the Sponsor, on behalf of the Trust, and the Transfer Agent entered into a Participant Agreement with and pursuant to which such entities have agreed to act as an Authorized Participants, and are able to conduct creations and redemptions for cash. In addition, as of the date of this prospectus, is able to conduct creations and redemptions in-kind. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade TAO for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time as they are managing the account of the Trust, the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in their taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by shareholders.

The Custodian

BitGo Bank & Trust, National Association, the Custodian of the Trust, provides institutional TAO staking through a partnership with Yuma, a subsidiary of DCG and an affiliate of the Sponsor of the Trust. In addition, Barry Silbert, the founder and CEO of DCG and the chairman of the Board of Grayscale Investments, founded Yuma and serves as CEO.

BitGo Bank & Trust, National Association’s partnership with Yuma could result in custodial or staking decisions that prioritize Yuma's or DCG's interests, potentially in ways that are adverse to the Trust or its shareholders.

Description of the Shares

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 10,000 Shares) in connection with creations. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Shares are currently quoted on OTCQX under the ticker symbol “GTAO” and following the effectiveness of the registration statement of which this prospectus forms a part, the Shares are expected to be listed on NYSE Arca under the ticker symbol “GTAO”.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. For example, shareholders do not have the right to elect or remove directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. The Sponsor is also permitted to make certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders. Additionally, the Sponsor is permitted to make certain restatements, amendments or supplements to the Trust Agreement that could adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes, but only if certain conditions set forth in the amendments relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Furthermore, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. The Sponsor will notify investors of material amendments to or termination of the Trust Agreement by filing a current report on Form 8-K.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in-cash or in-kind. In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. See “—Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Creation of Shares

The Trust creates Shares at such times and for such periods as determined by the Sponsor, but only in one or more whole Baskets. A Basket equals 10,000 Shares. See “Description of Creation and Redemption of Shares.” The creation of a Basket requires the delivery to the Trust of the amount of TAO (or cash to acquire the amount of TAO) represented by one Share immediately prior to such creation multiplied by 10,000. The Trust may from time to time halt creations, including for extended periods of time, for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

Redemption of Shares

Shares are redeemable only in accordance with the provisions of the Trust Agreement and the relevant Participant Agreement. Through its redemption program, the Trust redeems Shares from Authorized Participants on an ongoing basis by distributing TAO or proceeds from the disposition of TAO. An Authorized Participant may choose to submit Cash Orders, pursuant to which an Authorized Participant will accept cash from the Cash Account in connection with the redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more Liquidity Providers receiving TAO in connection with such orders. The Trust may also redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would receive TAO directly from the Trust. See “Description of Creation and Redemption of Shares.”

Staking

The Trust Agreement provides that the Trust may engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied. Subject to the Staking Condition being satisfied, and subject to compliance with any additional requirements that may arise in connection with satisfaction of the Staking Condition, in the future the Sponsor may cause the Trust to stake a portion of its TAO holdings to receive Staking Consideration comprising additional TAO.

As of the date of this prospectus, the Staking Condition has not been met for the Trust, and there can be no assurance as to whether or when the Staking Condition will be met for the Trust in the future. As a result, the Trust currently is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. See “Risk Factors—Risk Factors Related to Staking—The Trust will not be permitted to engage in Staking unless (and, then, only to the extent that) the Staking Condition is satisfied in addition to the Trust satisfying any additional requirements that may arise in connection with the satisfaction of the Staking Condition, which could negatively affect the value of the Shares.”

The Sponsor may decide in its sole discretion not to pursue satisfaction of the Staking Condition, and there can be no assurance that the Sponsor will cause the Trust to engage in Staking. If the Staking Condition is satisfied in the future and the Sponsor intends to cause the Trust to engage in Staking, the Trust will make additional disclosures with the SEC regarding the Trust's staking arrangements.

Book-Entry Form

Shares are held primarily in book-entry form by the Transfer Agent. The Sponsor or its delegate will direct the Transfer Agent to credit or debit, as applicable, the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel Baskets, as applicable. Transfers will be made in accordance with standard securities industry practice. The Sponsor may cause the Trust to issue Shares in certificated form in limited circumstances in its sole discretion.

Share Splits

In its discretion, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket. For example, if the Sponsor believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, it may declare such a split or reverse split.

Description of Creation and Redemption of Shares

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares on an ongoing basis.

General

The Trust issues Shares to and redeems Shares from Authorized Participants on an ongoing basis, but only in one or more Baskets (with a Basket being a block of 10,000 Shares). The Trust will not issue fractions of a Basket. The Sponsor believes that the creation and redemption order size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust. However, the Sponsor may in the future adjust the creation and redemption order size in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. The Sponsor does not expect that the size of the Baskets will have an impact on the arbitrage mechanism.

The creation and redemption of Baskets will be made only upon the delivery to the Trust, or the distribution or other disposition by the Trust, of the number of whole and fractional TAO represented by each Basket being created or redeemed, which is determined by dividing (x) the amount of TAO owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, after deducting the amount of TAO representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one TAO (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000. The U.S. dollar value of a Basket is calculated by multiplying the Basket Amount by the Index Price as of the trade date (the “Basket NAV”). The Basket NAV multiplied by the number of Baskets being created or redeemed is referred to as the “Total Basket NAV.” All questions as to the calculation of the Basket Amount will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust. One or more major market data vendors may provide an intra-day indicative value (“IIV”) per Share updated every 15 seconds, as calculated by NYSE Arca or a third-party financial data provider during NYSE Arca’s Core Trading Session (9:30 a.m. to 4:00 p.m., New York time). Such IIV will be calculated using the same methodology as the NAV per Share of the Trust, specifically by using the prior day’s closing NAV per Share as a base and updating that value during the NYSE Arca Core Trading Session to reflect changes in the value of the Trust’s NAV during the trading day. The IIV on a per Share basis disseminated during the Core Trading Session should not be viewed as a real-time update of the NAV, which is calculated once a day. The amount of TAO represented by a Share will gradually decrease over time as the Trust’s TAO are used to pay the Trust’s expenses.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Sponsor and the Transfer Agent, and (iii) in the case of any creation or redemption pursuant to In-Kind Orders, own a TAO wallet address that is known to the Custodian or the Additional Custodian as belonging to the Authorized Participant and maintain an account with the Custodian or the Additional Custodian (or if the Authorized Participant does not itself trade in TAO, its AP Designee must own a TAO wallet address that is known to the Custodian or the Additional Custodian as belonging to such AP Designee and maintain an account with the Custodian or the Additional Custodian). The Sponsor currently expects that certain In-Kind Orders would be conducted through an AP Designee and, in such case, the Authorized Participant would not participate directly in the acquisition, transfer or receipt of TAO.

An Authorized Participant may act for its own account or as agent for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Shareholders who are not Authorized Participants will only be able to create or redeem their Shares through an Authorized Participant.

The creation of Baskets requires the delivery to the Trust of the Total Basket Amount (or cash to acquire the Total Basket Amount) and the redemption of Baskets requires the distribution or other disposition by the Trust of the Total Basket Amount. Although the Trust creates Baskets only upon the receipt of TAO, and redeems Baskets only by distributing TAO or proceeds from the disposition of TAO, an Authorized Participant may choose to submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, a segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving and distributing cash in connection with the creation and redemption of Baskets (such account, the “Cash Account”).

Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC. On an order-by-order basis, Grayscale Investments Sponsors, LLC, acting in its capacity as Liquidity Engager, will engage one or more Liquidity Providers to obtain or receive TAO in exchange for cash in connection with such order, as described in more detail below. Transfers of TAO between the Trust's accounts and the Liquidity Provider in connection with Cash Orders are "on-chain" transactions represented on the Blockchain. The Liquidity Provider will pay any transfer fees associated with such on-chain transfers of TAO into the Trust, while the Custodian will pay transfer fees for on-chain transfers of TAO within the Trust or out of the Trust. Neither the Custodian nor the Liquidity Provider will pay such transfer fees with the Trust's assets, Each Liquidity Provider must enter into a Liquidity Provider

Agreement with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive TAO in connection with creations and redemptions pursuant to Cash Orders.

Unless the Sponsor requires that a Cash Order be effected at actual execution prices (an “Actual Execution Cash Order”), each Authorized Participant that submits a Cash Order to create or redeem Baskets will pay a fee (the “Variable Fee”) based on the Total Basket NAV (a “Variable Fee Cash Order”), and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Liquidity Provider until such TAO have been received or liquidated by the Trust. The Variable Fee is intended to cover all of a Liquidity Provider’s expenses in connection with the creation or redemption order, including any exchange fees that the Liquidity Provider incurs in connection with buying or selling TAO. The amount may be changed by the Sponsor in its sole discretion at any time, and Liquidity Providers will communicate to the Sponsor in advance the Variable Fee they would be willing to accept in connection with a Variable Fee Cash Order, based on market conditions and other factors existing at the time of such Variable Fee Cash Order. See “—Creation Procedures— Variable Fee Cash Orders” and “—Redemption Procedures—Variable Fee Cash Orders.”

Alternatively, the Sponsor may require that a Cash Order be effected as an Actual Execution Cash Order, in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, and under such circumstances, any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by such Authorized Participant until such TAO have been received or liquidated by the Trust. See “— Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders.”

In the case of creations to transfer the Total Basket Amount to the Trust’s Digital Asset Account, the Authorized Participant or AP Designee, in the case of In-Kind Orders, and the Liquidity Provider, in case of Cash Orders, will transfer TAO to one of the public key addresses associated with the Digital Asset Account and as provided by the Sponsor. In the case of redemptions, the same procedure is conducted, but in reverse, using the public key addresses associated with the wallet of the Authorized Participant or AP Designee, in the case of In-Kind Orders, and the Liquidity Provider, in case of Cash Orders, and as provided by such party, as applicable. All such transactions will be conducted on the Blockchain and parties acknowledge and agree that such transfers may be irreversible if done incorrectly. See “Risk Factors—Risk Factors Related to the Trust and the Shares—TAO transactions are irrevocable and stolen or incorrectly transferred TAO may be irretrievable. As a result, any incorrectly executed TAO transactions could adversely affect the value of the Shares.”

Authorized Participants do not pay a transaction fee to the Trust in connection with the creation or redemption of Baskets, but there may be transaction fees associated with the validation of the transfer of TAO by the Bittensor Network, which will be paid by the Custodian in the case of redemptions and an Authorized Participant, its AP Designee or the Liquidity Provider in the case of creations. Service providers may charge Authorized Participants or AP Designees administrative fees for order placement and other services related to the creation of Baskets. As discussed above, Authorized Participants will also pay the Variable Fee in connection with Variable Fee Cash Orders. As discussed in further detail below under “—Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders”, under certain circumstances Authorized Participants may also be required to deposit additional cash in the Cash Account, or be entitled to receive excess cash from the Cash Account, in connection with creations and redemptions pursuant to Actual Execution Cash Orders. Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

The Participant Agreements and the related procedures attached thereto may be amended by the Sponsor and the relevant Authorized Participant. Under the Participant Agreements, the Sponsor has agreed to indemnify each Authorized Participant against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and shareholders should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Orders for creations may be either In-Kind Orders or Cash Orders. In-Kind Orders for creation must be placed with the Transfer Agent no later than 3:59:59 p.m., New York time, and Cash Orders for creation must be placed with the Transfer Agent no later than 1:59:59 p.m., New York time.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. In exercising its discretion to limit the number of Shares created pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and there are not otherwise a sufficient amount of In-Kind Orders to allow the arbitrage mechanism to function, or if the Trust is otherwise unable to satisfy creation orders made in cash, the Trust’s ability to create new Shares could be negatively impacted, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums to the NAV per Share, and otherwise have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

In-Kind Orders

Creations pursuant to In-Kind Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a creation order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Transfer Agent.

• The Authorized Participant or AP Designee transfers the Total Basket Amount to the Trust’s Digital Asset Account.

• The Trust issues the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and the Transfer Agent delivers such Shares by crediting the number of Baskets created to the Authorized Participant’s DTC account.

Cash Orders

Creations pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a creation pursuant to a Cash Order is placed, the Sponsor determines if such creation order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to an Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a creation order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Transfer Agent.
•
The Sponsor notifies the Liquidity Provider of the creation order.
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The Sponsor determines the Total Basket NAV and any Variable Fee and Additional Creation Cash as soon as practicable after 4:00 p.m., New York time.

•
The Authorized Participant delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV, plus any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the Total Basket NAV, plus any Additional Creation Cash, less any Excess Creation Cash, if applicable (such amount, as applicable, the “Required Creation Cash”).

•
The Liquidity Provider transfers the Total Basket Amount to the Trust’s Digital Asset Account.
•
Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Creation Cash, the Trust issues the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant, which the Transfer Agent holds for the benefit of the Authorized Participant.
•
Cash equal to the Required Creation Cash is delivered to the Liquidity Provider from the Cash Account.
•
The Transfer Agent delivers Shares to the Authorized Participant by crediting the number of Baskets created to the Authorized Participant’s DTC account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring the corresponding Total Basket Amount will be borne solely by the Liquidity Provider until such TAO have been received by the Trust.

The Sponsor anticipates that the Trust’s cost to acquire the Total Basket Amount in connection with a Variable Fee Cash Order will equal the sum of the corresponding Total Basket NAV and Variable Fee to be delivered by the Authorized Participant to the Trust. In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to a Variable Fee Cash Order, either (x) the Trust’s Digital Asset Account has not been credited with TAO in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV, plus any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Variable Fee Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV, plus any Variable Fee, has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a creation pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the TAO price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust acquires the TAO on the settlement date. If the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV, the Authorized Participant will bear the dollar cost of such difference by delivering cash in the amount of such difference (the “Additional Creation Cash”) to the Cash Account. If the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV, the Authorized Participant will benefit from such difference, with the Trust promptly returning cash in the amount of such excess (the “Excess Creation Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to an Actual Execution Cash Order, either (x) the Trust’s Digital Asset Account has not been credited with TAO in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV (net of any Additional Creation Cash or Excess Creation Cash, if applicable), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV (net of any Additional Creation Cash or Excess Creation Cash, if applicable) has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place a redemption order specifying the number of Baskets to be redeemed. Redemption orders may be placed as either In-Kind Orders or Cash Orders, as described below. Orders for redemptions may be either In-Kind Orders or Cash Orders. In-Kind Orders for redemption must be placed with the Transfer Agent no later than 3:59:59 p.m., New York time, and Cash Orders for redemption must be placed with the Transfer Agent no later than 1:59:59 p.m., New York time.

The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis. In exercising its discretion to approve the redemption of Shares pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and there are not otherwise In-Kind Orders sufficient to allow the arbitrage mechanism to function, or if the Trust is unable to satisfy redemption orders made in cash, the Trust’s ability to redeem new Shares could be negatively impacted, which could impact the Shares’ liquidity and/or cause the Shares to trade at discounts, and could have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

The Authorized Participants may only redeem Baskets and cannot redeem any Shares in an amount less than a Basket.

In-Kind Orders

Redemptions pursuant to In-Kind Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a redemption order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the redemption order, which is communicated to the Authorized Participant by the Transfer Agent.

• The Authorized Participant delivers Baskets to be redeemed from its DTC account to the Transfer Agent.

• The Custodian transfers the Total Basket Amount to the Authorized Participant or AP Designee, and the Transfer Agent cancels the Shares.

Cash Orders

Redemptions pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a redemption pursuant to a Cash Order is placed, the Sponsor determines if such redemption order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to the Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a redemption order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the redemption order, which is communicated to the Authorized Participant by the Transfer Agent.
•
The Sponsor notifies the Liquidity Provider of the redemption order.
•
The Sponsor determines the Total Basket NAV and, in the case of a Variable Fee Cash Order, any Variable Fee, as soon as practicable after 4:00 p.m., New York time.

•
The Authorized Participant delivers Baskets to be redeemed from its DTC account to the Transfer Agent.
•
The Liquidity Provider delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the actual proceeds to the Trust from the liquidation of the Total Basket Amount (such amount, as applicable, the “Required Redemption Cash”).

•
Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Redemption Cash, the Transfer Agent cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.
•
The Custodian sends the Liquidity Provider the Total Basket Amount, and cash equal to the Required Redemption Cash is delivered to the Authorized Participant from the Cash Account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in disposing of the corresponding Total Basket Amount will be borne solely by the Liquidity Provider.

The Sponsor anticipates that the Trust’s proceeds from liquidating the Total Basket Amount in connection with a Variable Fee Cash Order will equal the corresponding Total Basket NAV less the Variable Fee to be delivered by the Liquidity Provider to the Trust. In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to a Variable Fee Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV, less any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Variable Fee Cash Order until such time as (x) the Baskets to be redeemed have been delivered to the Transfer Agent and (y) the Total Basket NAV, less any Variable Fee, has been delivered to the Cash Account, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a redemption pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the TAO price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust disposes of the TAO on the settlement date. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is lower than the Total Basket NAV on the trade date, the Authorized Participant will bear the dollar cost of such difference (the “Redemption Cash Shortfall”), with the amount of cash to be delivered to the Authorized Participant being reduced by the amount of such Redemption Cash Shortfall. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is higher than the Total Basket NAV on the trade date, the Trust will deliver cash in the amount of such excess (the “Additional Redemption Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to an Actual Execution Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Cash Order until such time as (x) the Total Basket Amount has been delivered to the Transfer Agent and (y) the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall, if applicable) has been delivered to the Trust, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Suspension or Rejection of Orders and Total Basket Amount

The creation or redemption of Shares may be suspended generally, or refused with respect to particular requested creations or redemptions, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible to process creation orders or redemption orders or for any other reason at any time or from time to time. The Marketing Agent may reject an order or, after accepting an order, may cancel such order, if: (i) such order is not presented in proper form as described in the Participant Agreement, (ii) in the case of In-Kind Orders, the transfer of the Total Basket Amount comes from an account other than a TAO wallet address that is known to the Custodian or the Additional Custodian as belonging to the Authorized Participant or its AP Designee or (iii) the fulfillment of the order, in the opinion of counsel, might be unlawful, among other reasons. None of the Sponsor or its delegates will be liable for the suspension, rejection or acceptance of any creation order or redemption order.

The Sponsor will notify investors of any suspension of creations or redemptions of Shares by filing a current report on Form 8-K. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation and redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participants, and agree to indemnify the Sponsor and the Trust if the Sponsor or the Trust is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Material U.S. Federal Income Tax Consequences

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares. Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to this registration statement, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Davis Polk & Wardwell LLP (“Davis Polk”) as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

•
financial institutions;
•
dealers in securities or commodities;
•
traders in securities or commodities that have elected to apply a mark‑to‑market method of tax accounting in respect thereof;
•
persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
•
Authorized Participants (as defined below);
•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•
entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•
real estate investment trusts;
•
regulated investment companies; and
•
tax‑exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations (“Treasury Regulations”) as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this summary does not discuss any tax consequences related to Staking. At this time, none of the Trust, the Sponsor, the Custodian, the Additional Custodian nor any other person associated with the Trust may, directly or indirectly, engage in Staking of the Trust’s TAO on behalf of the Trust, but if the Trust were to engage in Staking activity in the future, that activity could give rise to adverse tax consequences. See “Risk Factors—Risk Factors Related to Staking—If the Staking Condition is satisfied, beneficial owners of Shares could incur tax liabilities without receiving corresponding distributions from the Trust”, “Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—The treatment of the Trust for U.S. federal income tax purposes is uncertain”, “Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—The treatment of digital assets for U.S. federal income tax purposes is uncertain”, “Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—A U.S. tax-exempt shareholder may recognize UBTI as a consequence of an investment in Shares”, “Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares” and “Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar events.” Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

Although not free from doubt due to the lack of authority directly addressing certain aspects of the Trust’s affairs, and based on the assumptions that (i) the Staking Condition will be satisfied before the Trust engages in any staking activity and (ii) any opinion received in satisfaction of the Staking Condition is correct, in the opinion of Davis Polk the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes. An opinion of counsel is not binding on the IRS or any court, and there are significant uncertainties regarding the application of existing authorities to certain aspects of TAO and the Trust. Accordingly, there can be no complete assurance that the Trust will be treated as a grantor trust for those purposes.

In particular, at this time, none of the Trust, the Sponsor, the Custodian, the Additional Custodian nor any other person associated with the Trust may, directly or indirectly, engage in Staking of the Trust’s TAO on behalf of the Trust, and there can be no assurance that the Staking Condition will be met with respect to any form of Staking. If the Trust were permitted to engage with respect to any form of Staking, the Sponsor intends to continue to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. The IRS recently issued a revenue procedure providing a staking safe harbor for certain grantor trust vehicles whose beneficial interests are listed and traded on a national securities exchange (the “2025 Revenue Procedure”). However, certain aspects of the 2025 Revenue Procedure are unclear, and the Trust may not satisfy all of the requirements for its safe harbor. In addition, the 2025 Revenue Procedure contemplates a form of staking that is different than TAO staking on the Bittensor Network and, as a result, it is unclear whether the 2025 Revenue Procedure’s staking safe harbor could apply to TAO staking. For example, TAO staking on the Bittensor Network differs from traditional proof-of-stake validation considered in the 2025 Revenue Procedure because it does not primarily involve the validation of blockchain transactions in exchange for protocol-level block rewards. Instead, TAO may be staked to support Validators within specific Subnets that rank AI-generated outputs pursuant to Yuma Consensus. Because TAO staking is tied to the economic support and ranking of AI model outputs, rather than solely to transaction validation within a proof-of-stake consensus mechanism, it is uncertain whether the staking safe harbor contemplated by the 2025 Revenue Procedure—designed for traditional validation-based staking—would apply to TAO staking on the Bittensor Network. Accordingly, due to the uncertainty regarding the ability of a grantor trust to engage in Staking activities, there can be no assurance that the IRS or any court would agree with the Sponsor’s position (or with any opinion of counsel delivered to the Sponsor in support thereof). Therefore, if the Trust were permitted to engage in Staking activity, the Trust might cease to qualify as a grantor trust for U.S. federal income tax purposes.

Furthermore, the Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. In furtherance of that commitment, the Sponsor has, on behalf of the Trust, notified the Custodian, the Custodial Entities and Coinbase Credit via the Pre-Creation/Redemption Abandonment Notices that the Trust is irrevocably abandoning, effective immediately prior to each Creation Time or Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than TAO as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is permitted to create or redeem Shares pursuant to In-Kind Orders and Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non‑U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the TAO (and any Incidental Rights, and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” that has been updated from time to time since (the “Ruling & FAQs”). The Ruling & FAQs provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “2023 Staking Guidance”). Further, the IRS recently issued the 2025 Revenue Procedure, which provides a safe harbor for certain grantor trust vehicles. However, the Notice, the Ruling & FAQs, the 2023 Staking Guidance and the 2025 Revenue Procedure do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, both the 2023 Staking Guidance and 2025 Revenue Procedure contemplate a form of staking that is different than TAO staking on the Bittensor Network. As a result, although it is likely that the IRS would similarly find that the receipt of staking rewards from TAO staking on the Bittensor Network would give rise to taxable income, that result is uncertain. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Ruling & FAQs, the 2023 Staking Guidance and the 2025 Revenue Procedure. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the prices of digital assets, including the price of TAO in the Digital Asset Market, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NYSE Arca obtaining regulatory approval from the SEC.

The remainder of this discussion assumes that TAO, and any Incidental Rights or IR Virtual Currency that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general, including, in the case of shareholders that are generally exempt from U.S. federal income taxation, whether such shareholders may recognize UBTI as a consequence of a fork, airdrop or similar occurrence.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Shares on the same date for the same price per Share and either solely for cash or solely for TAO that were originally acquired by the U.S. Holder for cash on the same date.

As discussed in the section entitled “Description of Creation and Redemption of Shares,” a U.S. Holder may be able to acquire Shares of the Trust by contributing TAO in kind to the Trust (either directly or through an Authorized Participant acting as agent of the U.S. Holder). Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.

For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the TAO held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the TAO held in the Trust will be equal to the amount paid for the Shares and (ii) the U.S. Holder’s holding period for its pro rata share of such TAO will begin on the date of such purchase. When a U.S. Holder acquires Shares in exchange for TAO, (i) the U.S. Holder’s initial tax basis in its pro rata share of the TAO held in the Trust will be equal to the U.S. Holder’s tax basis in the TAO that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such TAO generally will include the period during which the U.S. Holder held the TAO that the U.S. Holder transferred to the Trust. The Ruling & FAQs confirm that if a taxpayer acquires tokens of a digital asset at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Ruling & FAQs, if a U.S. Holder that owns more than one lot of TAO contributes a portion of its TAO to the Trust in exchange for Shares, the U.S. Holder could designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which TAO it is contributing and to substantiate its tax basis in that TAO. In general, if a U.S. Holder acquires Shares (i) solely for cash at different prices, (ii) partly for cash and partly in exchange for a contribution of TAO or (iii) in exchange for a contribution of TAO with different tax bases, the U.S. Holder’s share of the Trust’s TAO will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different.

Gains or losses from the sale of TAO to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. However, when the Trust transfers TAO to the Sponsor as payment of the Sponsor’s Fee, or sells TAO to fund payment of any Additional Trust Expenses, each U.S. Holder will be treated as having sold its pro rata share of that TAO for their fair market value at that time (which, in the case of TAO sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the TAO transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the TAO transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the TAO is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the TAO is more than one year. A U.S. Holder’s tax basis in its pro rata share of any TAO transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the TAO held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of TAO transferred and the denominator of which is the total amount of TAO held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the TAO remaining in the Trust will be equal to the tax basis of its pro rata share of the TAO held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the TAO transferred.

As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a hard fork of a digital asset constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. As described above, the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise might become entitled. If, however, the Trust were to receive and retain IR Virtual Currency in the future, a U.S. Holder would have a basis in that IR Virtual Currency equal to the amount of income the U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such IR Virtual Currency would begin as of the time it recognizes such income.

U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, a non‑corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the TAO underlying such Shares. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the TAO held in the Trust that is attributable to the Shares that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the TAO held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Share Percentage”). If the U.S. Holder’s share of the Trust’s TAO consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder will be treated as having sold the Share Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the TAO underlying such Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the TAO underlying such Shares is more than one year. The deductibility of capital losses is subject to significant limitations.

If the Trust redeems all or a portion of a U.S. Holder’s Shares in exchange for the underlying TAO represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the TAO received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the TAO held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed, determined as described above, and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the TAO held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the TAO held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the TAO received in the redemption. The U.S. Holder’s holding period with respect to the TAO received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the TAO received in such redemption would generally be a taxable event.

After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the TAO held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the TAO held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, the portion of tax basis that is treated as the basis of the TAO received by the U.S. Holder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares generally will reduce the amount realized by the U.S. Holder with respect to the sale.

In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax‑exempt shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax‑exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize some UBTI as a consequence of an investment in Shares.

Tax Consequences to Non‑U.S. Holders

As used herein, the term “non‑U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non‑U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

A non‑U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of TAO in payment of the Sponsor’s Fee or any Additional Trust Expense or on the Trust’s sale or other disposition of TAO. In addition, assuming that the Trust holds no asset other than TAO, a non‑U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Shares. A non‑U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non‑U.S. Holder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future, and although there is no guidance on point, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, it is likely that any ordinary income recognized by a non‑U.S. Holder as a result would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non‑U.S. Holders should be aware that, in the absence of guidance, a withholding agent (including a broker through which Shares are held) may withhold 30% from a non‑U.S. Holder’s pro rata share of any such income.

A non‑U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any U.S.-source FDAP income, but only if the non‑U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.

In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non‑U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W‑8BEN or W‑8BEN‑E to the relevant withholding agent).

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide shareholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury Regulations.

A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non‑U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

FATCA

As discussed above, it is unclear whether any ordinary income recognized by a non‑U.S. Holder as a result of a fork, airdrop or similar occurrence would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury Regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non‑U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Department of the Treasury (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets. Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).

General Fiduciary Matters

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.

Plan Asset Issues

Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only Shares held by a Plan, and not the underlying TAO held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.

Investment by Certain Retirement Plans

IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to the consequences of an investment in Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Trustee, the Sponsor, the distributor or any of their respective affiliates or employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a prohibited transaction under ERISA and/or the Code, unless an exemption is available.

Representation

Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. The Trust intends to list the Shares on NYSE Arca under the symbol “GTAO.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants may pay a transaction fee for each order they place to create or redeem Creation Baskets.

The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and have Creation Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public any Shares it does create. A broker-dealer participating in the distribution of Shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, in connection with such sales.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.

Legal Matters

The validity of the Shares will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust. Davis Polk & Wardwell LLP, as special tax counsel to the Trust, will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

Experts

The financial statements of the Trust as of December 31, 2025 and 2024 and for the year ended December 31, 2025 and the period from June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Trust and its Shares, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements we have filed electronically with the SEC.

As a result of the offering, we will be required to file periodic reports and other information with the SEC. We also maintain an Internet site at etfs.grayscale.com/gtao. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

We intend to make available to holders of the Shares annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INDEX TO FINANCIAL STATEMENTS

Page
Grayscale Bittensor Trust (TAO) Unaudited Interim Financial Statements
Statements of Assets and Liabilities at June 30, 2026 and December 31, 2025	F‑#
Schedules of Investment at June 30, 2026 and December 31, 2025	F‑#
Statements of Operations for the Six Months Ended June 30, 2026 and 2025	F‑#
Statements of Changes in Net Assets for the Six Months Ended June 30, 2026 and 2025	F‑#
Notes to the Unaudited Financial Statements	F‑6

6

Page
Grayscale Bittensor Trust (TAO) Annual Financial Statements
Report of Independent Registered Public Accounting Firm	F‑12
Statements of Assets and Liabilities at December 31, 2025 and 2024	F‑13
Schedules of Investment at December 31, 2025 and 2024	F‑14
Statements of Operations for the Year Ended December 31, 2025 and the Period from June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024	F‑15
Statements of Changes in Net Assets for the Year Ended December 31, 2025 and the Period from June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024	F‑16
Notes to the Financial Statements	F‑17

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(Amounts in thousands, except Share and per Share amounts)

	June 30, 2026	December 31, 2025
Assets:
Investment in TAO, at fair value (cost $16,092 and $13,234 as of June 30, 2026 and December 31, 2025, respectively)	$9,385	$7,974
Total assets	$9,385	$7,974
Liabilities:
Sponsor’s Fee payable, related party	$-	$-
Total liabilities	-	-
Net assets	$9,385	$7,974
Shares issued and outstanding, no par value (unlimited Shares authorized)	2,438,600	1,881,500
Principal Market NAV per Share	$3.85	$4.24

GRAYSCALE BITTENSOR TRUST (TAO)

SCHEDULES OF INVESTMENT (UNAUDITED)

(Amounts in thousands, except quantity of TAO and percentages)

June 30, 2026
	Quantity of TAO	Cost	Fair Value	% of Net Assets
Investment in TAO	46,331.53981603	$16,092	$9,385	100%
Total Investment		$16,092	$9,385	100%
Net assets			$9,385	100%

December 31, 2025
	Quantity of TAO	Cost	Fair Value	% of Net Assets
Investment in TAO	36,193.00420808	$13,234	$7,974	100%
Total Investment		$13,234	$7,974	100%
Net assets			$7,974	100%

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income:
Investment income	$-	$-	$-	$-
Expenses:
Sponsor’s Fee, related party	69	61	121	95
Net investment loss	(69)	(61)	(121)	(95)
Net realized and unrealized (loss) gain from:
Net realized loss on investment in TAO	(26)	-	(56)	(2)
Net change in unrealized appreciation/depreciation on Sponsor’s Fee payable	-	-	-	(2)
Net change in unrealized appreciation/depreciation on investment in TAO	(4,586)	3,302	(1,446)	(1,005)
Net realized and unrealized (loss) gain on investment	(4,612)	3,302	(1,502)	(1,009)
Net (decrease) increase in net assets resulting from operations	$(4,681)	$3,241	$(1,623)	$(1,104)

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)

(Amounts in thousands, except change in Shares outstanding)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(Decrease) increase in net assets from operations:
Net investment loss	$(69)	$(61)	$(121)	$(95)
Net realized loss on investment in TAO	(26)	-	(56)	(2)
Net change in unrealized appreciation/depreciation on Sponsor’s Fee payable	-	-	-	(2)
Net change in unrealized appreciation/depreciation on investment in TAO	(4,586)	3,302	(1,446)	(1,005)
Net (decrease) increase in net assets resulting from operations	(4,681)	3,241	(1,623)	(1,104)
(Decrease) increase in net assets from capital share transactions:
Shares issued	2,319	1,456	3,034	6,409
Net increase in net assets resulting from capital share transactions	2,319	1,456	3,034	6,409
Total (decrease) increase in net assets from operations and capital share transactions	(2,362)	4,697	1,411	5,305
Net assets:
Beginning of period	11,747	5,004	7,974	4,396
End of period	$9,385	$9,701	$9,385	$9,701
Change in Shares outstanding:
Shares outstanding at beginning of period	2,002,800	1,148,600	1,881,500	501,700
Shares issued	435,800	306,300	557,100	953,200
Net increase in Shares	435,800	306,300	557,100	953,200
Shares outstanding at end of period	2,438,600	1,454,900	2,438,600	1,454,900

GRAYSCALE BITTENSOR TRUST (TAO)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Organization

Grayscale Bittensor Trust (TAO) (the “Trust”) is a Delaware Statutory Trust that was formed on April 30, 2024 and commenced operations on June 10, 2024. In general, the Trust holds Bittensor (“TAO”) and, from time to time, issues common units of fractional undivided beneficial interest (“Shares”) (in minimum baskets of 100 Shares, referred to as “Baskets”) in exchange for TAO. As of June 30, 2026, the Trust did not operate a redemption program. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. The Trust’s investment objective is for the value of the Shares (based on the TAO per Share) to reflect the value of the TAO held by the Trust, less the Trust’s expenses and other liabilities.

Grayscale Investments, LLC (“GSI”) was the sponsor of the Trust before January 1, 2025, Grayscale Operating, LLC (“GSO”) was the co-sponsor of the Trust from January 1, 2025 to May 3, 2025, and Grayscale Investments Sponsors, LLC (“GSIS,” or the “Sponsor”) was the co-sponsor of the Trust from January 1, 2025 to May 3, 2025 and is the sole remaining sponsor thereafter. GSI was, and each of GSO and GSIS are, a consolidated subsidiary of Digital Currency Group, Inc. (“DCG”). The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual and quarterly reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays the Sponsor a Sponsor’s Fee as discussed in Note 6. The Sponsor also acts as the sponsor and manager of other single-asset and diversified investment products, each of which is an affiliate of the Trust. Information related to the affiliated investment products can be found on the Sponsor’s website at www.grayscale.com/resources/regulatory-filings. Any information contained on or linked from such website is not part of nor incorporated by reference into these unaudited financial statements.

Authorized Participants of the Trust are the only entities who may place orders to create or, if permitted, redeem Baskets. Grayscale Securities, LLC (“Grayscale Securities” or, in such capacity, an “Authorized Participant”), a registered broker-dealer and affiliate of the Sponsor, is the only Authorized Participant, and is party to a participant agreement with the Sponsor and the Trust. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. Liquidity Providers who are unaffiliated with the Trust may be engaged from time to time and at any time.

During the period from June 10, 2024 (the commencement of the Trust’s operations) to March 2025, the Sponsor acted as the Key Maintainer of the Trust (the “Key Maintainer”). In March 2025, the Sponsor engaged BitGo Trust Company, Inc., a third-party service provider (the “Custodian”), to serve as the custodian of the Trust’s TAO. As of March 12, 2025, all TAO held by the Trust was transferred to a segregated custody account controlled and secured by the Custodian. As a result, the Sponsor no longer serves as Key Maintainer of the Trust. The Custodian is responsible for safeguarding the TAO, Incidental Rights, and IR Virtual Currency held by the Trust, and holding the private key(s) that provide access to the Trust’s digital wallets and vaults.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the Transfer Agent are to maintain creations, redemptions, transfers, and distributions of the Trust’s Shares which are primarily held in book-entry form.

The Trust may also receive Incidental Rights and/or IR Virtual Currency as a result of the Trust’s investment in TAO, in accordance with the terms of the Trust Agreement. Incidental Rights are rights to claim, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of TAO and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust; IR Virtual Currency is any virtual currency tokens, or other asset or right, received by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

The Trust’s Shares have traded on OTC Markets since December 12, 2025. The Trust’s trading symbol on OTCQX is “GTAO” and the CUSIP number for its Shares is 38963B100.

2. Summary of Significant Accounting Policies

In the opinion of management of the Sponsor of the Trust, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2026 and December 31, 2025 and results of operations for the three and six months ended June 30, 2026 and 2025 have been made. The results of operations for the periods presented are not necessarily indicative of the results of operations expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2025 included in our Annual Report.

The following is a summary of significant accounting policies followed by the Trust:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies. The Trust uses fair value as its method of accounting for TAO in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

The Trust conducts its transactions in TAO, including receiving TAO for the creation of Shares and delivering TAO for the redemption of Shares and for the payment of the Sponsor’s Fee. At this time, the Trust is not accepting redemption requests from shareholders. Since its inception, the Trust has not held cash or cash equivalents. The Sponsor will determine the Trust’s net asset value (“NAV”) on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows ASC Topic 820-10, Fair Value Measurement, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for TAO in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that TAO is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives TAO in connection with a creation order from the Authorized Participant (or a Liquidity Provider) and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. The Authorized Participant(s), or a Liquidity Provider, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets” in this Quarterly Report), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”).

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.

Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of TAO traded on each Digital Asset Market in the trailing twelve months.

Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material, notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of TAO for Share creations and the delivery of TAO for Share redemptions or for payment of expenses in TAO. At this time, the Trust is not accepting redemption requests from shareholders. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in TAO.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

U.S. GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•
Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.
•
Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.
•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

		Fair Value Measurement Using
(Amounts in thousands)	Amount at Fair Value	Level 1	Level 2	Level 3
June 30, 2026
Assets
Investment in TAO	$9,385	$9,385	$-	$-
December 31, 2025
Assets
Investment in TAO	$7,974	$7,974	$-	$-

Segment Reporting

The Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s chief operating decision maker (“CODM”). The Trust represents a single operating segment, as the CODM monitors the operating results of the Trust as a whole and the Trust’s passive investment objective is pre-determined in accordance with the terms of the Trust Agreement. The financial information in the form of the Trust’s total returns, expense ratios and changes in net assets (i.e., changes in net assets resulting from operations and capital share transactions), which are used by the CODM to assess the segment’s performance, are consistent with that presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statements of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor’s Fee, related party, is included in the accompanying Statements of Operations.

3. Fair Value of TAO

TAO is held by the Custodian on behalf of the Trust and is carried at fair value. As of June 30, 2026 and December 31, 2025, the Trust held 46,331.53981603 and 36,193.00420808 TAO, respectively.

The Trust determined the fair value per TAO to be $202.57 and $220.32 on June 30, 2026 and December 31, 2025, respectively, using the price provided at 4:00 p.m., New York time, by the Digital Asset Trading Platform Market considered to be the Trust’s principal market (Coinbase).

The following represents the changes in quantity of TAO and the respective fair value:

(Amounts in thousands, except TAO amounts)	Quantity	Fair Value
Balance at December 31, 2024	9,915.88027129	$4,396
TAO contributed	18,716.30790855	6,409
TAO distributed for Sponsor’s Fee, related party	(290.41341982)	(95)
Net change in unrealized appreciation/depreciation on investment in TAO	-	(1,005)
Net change in unrealized appreciation/depreciation on Sponsor’s Fee payable	-	(2)
Net realized loss on investment in TAO	-	(2)
Balance at June 30, 2025	28,341.77476002	$9,701

(Amounts in thousands, except TAO amounts)	Quantity	Fair Value
Balance at December 31, 2025	36,193.00420808	$7,974
TAO contributed	10,635.28612479	3,034
TAO distributed for Sponsor’s Fee, related party	(496.75051684)	(121)
Net change in unrealized appreciation/depreciation on investment in TAO	-	(1,446)
Net realized loss on investment in TAO	-	(56)
Balance at June 30, 2026	46,331.53981603	$9,385

4. Creations and Redemptions of Shares

The Trust creates (and, should the Trust commence a redemption program, redeems) Shares from time to time, but only in one or more Baskets issued to the Authorized Participant in exchange for the delivery of TAO to the Trust or the distribution of TAO by the Trust. The amount of TAO required for each Creation Basket or redemption Basket is determined by dividing (x) the amount of TAO owned by the Trust at 4:00 p.m., New York time, on such trade date of a creation or redemption order, after deducting the amount of TAO representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust, by (y) the number of Shares outstanding at such time and multiplying the quotient obtained by 100. Each Share represented approximately 0.0190 and 0.0192 of one TAO at June 30, 2026 and December 31, 2025, respectively. The decrease in the amount of TAO represented by each Share is primarily a result of the periodic withdrawal of TAO to pay the Sponsor’s Fee.

At this time, the Trust is not operating a redemption program and is not accepting redemption requests. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program.

5. Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with U.S. GAAP, the Trust has defined the threshold for recognizing the benefits of tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions deemed to meet the “more-likely-than-not” threshold are recorded as a tax benefit in the current period. As of, and during the periods ended June 30, 2026 and December 31, 2025, the Trust did not have a liability for any unrecognized tax amounts. However, the Sponsor’s conclusions concerning its determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and ongoing analyses of and changes to tax laws, regulations and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of June 30, 2026 or December 31, 2025.

6. Related Parties

The Trust considered the following entities, their directors, and certain employees to be related parties of the Trust as of June 30, 2026: DCG, GSO, GSIS, and Grayscale Securities. As of June 30, 2026 and December 31, 2025, 316,213 and 337,674 Shares of the Trust were held by related parties of the Trust, respectively.

In accordance with the Trust Agreement governing the Trust, the Trust pays a fee to the Sponsor, calculated as 2.5% of the aggregate value of the Trust’s assets, less its liabilities (which include any accrued but unpaid expenses up to, but excluding, the date of calculation), as calculated and published by the Sponsor or its delegates in the manner set forth in the Trust Agreement (the “Sponsor’s Fee”). The Sponsor’s Fee accrues daily in U.S. dollars and is payable in TAO, monthly in arrears. The amount of TAO payable in respect of each daily U.S. dollar accrual will be determined by reference to the same U.S. dollar value of TAO used to determine such accrual. For purposes of these financial statements, the U.S. dollar value of TAO is determined by reference to the Digital Asset Trading Platform Market that the Trust considers its principal market as of 4:00 p.m., New York time, on each valuation date. The Trust held no Incidental Rights or IR Virtual Currency as of June 30, 2026 and December 31, 2025. No Incidental Rights or IR Virtual Currencies have been distributed in payment of the Sponsor’s Fee during the three and six months ended June 30, 2026 and 2025.

As partial consideration for receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including marketing fees; administrator fees, if any; custodian fees; transfer agent fees; trustee fees; the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; ordinary course legal fees and expenses; audit fees; regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act; printing and mailing costs; the costs of maintaining the Trust’s website and applicable license fees (together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders (including in connection with any Incidental Rights and any IR Virtual Currency), any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively “Additional Trust Expenses”). In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Digital Asset Account TAO, Incidental Rights and/or IR Virtual Currency in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such TAO, Incidental Rights and/or IR Virtual Currency into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such TAO, Incidental Rights and/or IR Virtual Currency in kind to the Sponsor, in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses.

For the three months ended June 30, 2026 and 2025, the Trust incurred Sponsor’s Fees of $69,625 and $61,234, respectively. For the six months ended June 30, 2026 and 2025, the Trust incurred Sponsor’s Fees of $121,497 and $94,473, respectively. As of June 30, 2026 and December 31, 2025, there were no accrued and unpaid Sponsor’s Fees. In addition, the Sponsor may pay Additional Trust Expenses on behalf of the Trust, which are reimbursable by the Trust to the Sponsor. For the three and six months ended June 30, 2026 and 2025, the Sponsor did not pay any Additional Trust Expenses on behalf of the Trust.

7. Concentration Risk

The Trust’s investment portfolio is concentrated in TAO, and its net asset value and results of operations are directly affected by the price of TAO, which has historically been highly volatile. As a result, the Trust may experience significant fluctuations in net asset value, including periods of substantial losses. This concentration also exposes the Trust to risks specific to TAO and its supporting infrastructure, including market liquidity constraints and operational or cybersecurity risks associated with the custody and transfer of TAO.

8. Financial Highlights Per Share Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Per Share Data:
Principal Market NAV, beginning of period	$5.87	$4.36	$4.24	$8.76
Net (decrease) increase in net assets from investment operations:
Net investment loss	(0.03)	(0.04)	(0.06)	(0.09)
Net realized and unrealized loss (gain)	(1.99)	2.35	(0.33)	(2.00)
Net (decrease) increase in net assets resulting from operations	(2.02)	2.31	(0.39)	(2.09)
Principal Market NAV, end of period	$3.85	$6.67	$3.85	$6.67
Total return	-34.41%	52.98%	-9.20%	-23.86%
Ratios to average net assets:
Net investment loss	-2.50%	-2.50%	-2.50%	-2.50%
Expenses	-2.50%	-2.50%	-2.50%	-2.50%

Ratios of net investment loss and expenses to average net assets have been annualized.

An individual shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions. The amount shown for a Share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the number of Shares issued in Creations occurring at an operational value derived from an operating metric as defined in the Trust Agreement.

Total return is calculated assuming an initial investment made at the Principal Market NAV at the beginning of the period and assuming redemption on the last day of the period.

9. Indemnifications

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, DCG and its officers, directors, employees, subsidiaries and affiliates, and the Custodian as well as others relating to services provided to the Trust. The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard.

10. Subsequent Events

The Sponsor has evaluated all subsequent events through the issuance of the financial statements and has noted no other events requiring adjustment or additional disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Sponsor of
Grayscale Bittensor Trust (TAO):

Opinion on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the schedules of investment of Grayscale Bittensor Trust (TAO) (the Trust) as of December 31, 2025 and December 31, 2024, the related statements of operations and changes in net assets for the year ended December 31, 2025 and for the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024 and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2025 and December 31, 2024, and the results of its operations and the changes in its net assets for the year ended December 31, 2025 and for the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP We have served as the Trust’s auditor since 2025.
New York, New York
March 12, 2026

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except Share and per Share amounts)

	December 31,
	2025	2024
Assets:
Investment in TAO, at fair value (cost $13,234 and $3,880 as of December 31, 2025 and 2024, respectively)	$7,974	$4,405
Total assets	$7,974	$4,405
Liabilities:
Sponsor’s Fee payable, related party	$-	$9
Total liabilities	-	9
Net assets	$7,974	$4,396
Shares issued and outstanding, no par value (unlimited Shares authorized)	1,881,500	501,700
Principal Market NAV per Share	$4.24	$8.76

See accompanying notes to financial statements.

GRAYSCALE BITTENSOR TRUST (TAO)

SCHEDULES OF INVESTMENT

(Amounts in thousands, except quantity of TAO and percentages)

December 31, 2025
	Quantity of TAO	Cost	Fair Value	% of Net Assets
Investment in TAO	36,193.00420808	$13,234	$7,974	100%
Total Investment		$13,234	$7,974	100%
Net assets			$7,974	100%

December 31, 2024
	Quantity of TAO	Cost	Fair Value	% of Net Assets
Investment in TAO	9,915.88027129	$3,880	$4,405	100%
Total Investment		$3,880	$4,405	100%
Liabilities			$(9)	0%
Net assets			$4,396	100%

See accompanying notes to financial statements.

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Year Ended December 31, 2025	June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
Investment income:
Investment income	$-	$-
Expenses:
Sponsor’s Fee, related party	237	41
Net investment loss	(237)	(41)
Net realized and unrealized (loss) gain from:
Net realized (loss) gain on investment in TAO	(13)	7
Net change in unrealized appreciation/depreciation on Sponsor’s Fee payable	(2)	2
Net change in unrealized appreciation/depreciation on investment in TAO	(5,785)	525
Net realized and unrealized (loss) gain on investment	(5,800)	534
Net (decrease) increase in net assets resulting from operations	$(6,037)	$493

See accompanying notes to financial statements.

GRAYSCALE BITTENSOR TRUST (TAO)

STATEMENTS OF CHANGES IN NET ASSETS

(Amounts in thousands, except change in Shares outstanding)

	Year Ended December 31, 2025	June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
(Decrease) increase in net assets from operations:
Net investment loss	$(237)	$(41)
Net realized (loss) gain on investment in TAO	(13)	7
Net change in unrealized appreciation/depreciation on Sponsor’s Fee payable	(2)	2
Net change in unrealized appreciation/depreciation on investment in TAO	(5,785)	525
Net (decrease) increase in net assets resulting from operations	(6,037)	493
Increase in net assets from capital share transactions:
Shares issued	9,615	3,903
Net increase in net assets resulting from capital share transactions	9,615	3,903
Total increase in net assets from operations and capital share transactions	3,578	4,396
Net assets:
Beginning of year	4,396	-
End of year	$7,974	$4,396
Change in Shares outstanding:
Shares outstanding at beginning of year	501,700	-
Shares issued	1,379,800	501,700
Net increase in Shares	1,379,800	501,700
Shares outstanding at end of year	1,881,500	501,700

See accompanying notes to financial statements.

GRAYSCALE BITTENSOR TRUST (TAO)

NOTES TO THE FINANCIAL STATEMENTS

1. Organization

Grayscale Bittensor Trust (TAO) (the “Trust”) is a Delaware Statutory Trust that was formed on April 30, 2024 and commenced operations on June 10, 2024. In general, the Trust holds Bittensor (“TAO”) and, from time to time, issues common units of fractional undivided beneficial interest (“Shares”) (in minimum baskets of 100 Shares, referred to as “Baskets”) in exchange for TAO. As of December 31, 2025, the Trust did not operate a redemption program. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. The Trust’s investment objective is for the value of the Shares (based on TAO per Share) to reflect the value of the TAO held by the Trust, less the Trust’s expenses and other liabilities.

Grayscale Investments, LLC (“GSI”) was the sponsor of the Trust before January 1, 2025, Grayscale Operating, LLC (“GSO”) was the co-sponsor of the Trust from January 1, 2025 to May 3, 2025, and Grayscale Investments Sponsors, LLC (“GSIS” or the “Sponsor”) was the co-sponsor of the Trust from January 1, 2025 to May 3, 2025 and is the sole remaining sponsor thereafter. GSI was, and each of GSO and GSIS are, a consolidated subsidiary of Digital Currency Group, Inc. (“DCG”). The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual and quarterly reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays the Sponsor a Sponsor’s Fee as discussed in Note 6. The Sponsor also acts as the sponsor and manager of other single-asset and diversified investment products, each of which is an affiliate of the Trust. Information related to the affiliated investment products can be found on the Sponsor’s website at grayscale.com/resources/regulatory-filings. Any information contained on or linked from such website is not part of nor incorporated by reference into these audited financial statements. Several of the affiliated investment products are also SEC reporting companies with their shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the following affiliated investment products are SEC reporting companies with their shares registered pursuant to Section 12(b) of the Exchange Act: Grayscale Bitcoin Trust ETF, Grayscale Ethereum Staking ETF, Grayscale Ethereum Staking Mini ETF, Grayscale Bitcoin Mini Trust ETF, Grayscale CoinDesk Crypto 5 ETF, Grayscale Solana Staking ETF, Grayscale XRP Trust ETF, Grayscale Dogecoin Trust ETF, Grayscale Chainlink Trust ETF and, as of February 18, 2026, Grayscale Sui Staking ETF.

Authorized Participants of the Trust are the only entities who may place orders to create or, if permitted, redeem Baskets. Grayscale Securities, LLC (“Grayscale Securities” or, in such capacity, an “Authorized Participant”), a registered broker-dealer and affiliate of the Sponsor, is the only Authorized Participant, and is party to a participant agreement with the Sponsor and the Trust. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. Liquidity Providers who are unaffiliated with the Trust may be engaged from time to time and at any time.

During the period from June 10, 2024 (the commencement of the Trust’s operations) to March 2025, the Sponsor acted as the Key Maintainer of the Trust (the “Key Maintainer”). In March 2025, the Sponsor engaged BitGo Trust Company, Inc., a third-party service provider (the “Custodian”), to serve as the custodian of the Trust’s TAO. As of March 12, 2025 all TAO held by the Trust was transferred to a segregated custody account controlled and secured by the Custodian. As a result, the Sponsor no longer serves as Key Maintainer of the Trust. The Custodian is responsible for safeguarding the TAO, Incidental Rights, and IR Virtual Currency held by the Trust, and holding the private key(s) that provide access to the Trust’s digital wallets and vaults.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the Transfer Agent are to maintain creations, redemptions, transfers, and distributions of the Trust’s Shares which are primarily held in book-entry form.

On December 10, 2025, the Trust received notice that its Shares were qualified for public trading on the OTCQX Best Market® (“OTCQX”) of OTC Markets Group Inc. The Trust’s trading symbol on OTCQX is “GTAO” and the CUSIP number for its Shares is 38963B100.

The Trust may also receive Incidental Rights and/or IR Virtual Currency as a result of the Trust’s investment in TAO, in accordance with the terms of the Trust Agreement. Incidental Rights are rights to claim, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of TAO and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust; IR Virtual Currency is any virtual currency tokens, or other asset or right, received by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies. The Trust uses fair value as its method of accounting for TAO in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

The Trust conducts its transactions in TAO, including receiving TAO for the creation of Shares and delivering TAO for the redemption of Shares and for the payment of the Sponsor’s Fee. At this time, the Trust is not accepting redemption requests from shareholders. Since its inception, the Trust has not held cash or cash equivalents. The Sponsor will determine the Trust’s net asset value (“NAV”) on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable.

Principal Market and Fair Value Determination

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s net asset value in accordance with U.S. GAAP (“Principal Market NAV”), the Trust follows ASC Topic 820-10, Fair Value Measurement, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for TAO in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that TAO is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust only receives TAO in connection with a creation order from the Authorized Participant (or a Liquidity Provider) and does not itself transact on any Digital Asset Markets. Therefore, the Trust looks to market-based volume and level of activity for Digital Asset Markets. The Authorized Participant(s), or a Liquidity Provider, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (referred to as “Trading Platform Markets” in this Annual Report), each as defined in the FASB ASC Master Glossary (collectively, “Digital Asset Markets”).

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets that maintain practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations, and non-Digital Asset Trading Platform Markets that the Trust reasonably believes are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each market.

Second, the Trust sorts these Digital Asset Markets from high to low by market-based volume and level of activity of TAO traded on each Digital Asset Market in the trailing twelve months.

Third, the Trust then reviews pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material, notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Trading Platform Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Trading Platform Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, a Trading Platform Market has been selected as the Trust’s principal market.

The Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Digital Asset Market’s trading volume and level of activity in the trailing twelve months, (ii) if any Digital Asset Markets have developed that the Trust has access to, or (iii) if recent changes to each Digital Asset Market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market.

The cost basis of the TAO received by the Trust in connection with a creation order is recorded by the Trust at the fair value of TAO at 4:00 p.m., New York time, on the creation date for financial reporting purposes. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of TAO for Share creations and the delivery of TAO for Share redemptions or for payment of expenses in TAO. At this time, the Trust is not accepting redemption requests from shareholders. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in TAO.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

U.S. GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•
Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.
•
Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.
•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

	Amount at	Fair Value Measurement Using
	Fair Value	Level 1	Level 2	Level 3
December 31, 2025
Assets
Investment in TAO	$7,974	$7,974	$-	$-
December 31, 2024
Assets
Investment in TAO	$4,405	$4,405	$-	$-

Segment Reporting

The Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s chief operating decision maker (“CODM”). The Trust represents a single operating segment, as the CODM monitors the operating results of the Trust as a whole and the Trust’s passive investment objective is pre-determined in accordance with the terms of the Trust Agreement. The financial information in the form of the Trust’s total returns, expense ratios and changes in net assets (i.e., changes in net assets resulting from operations and capital share transactions), which are used by the CODM to assess the segment’s performance, are consistent with that presented within the Trust’s financial statements. Segment assets are reflected on the accompanying Statements of Assets and Liabilities as Total assets and the only significant segment expense, the Sponsor’s fee, related party, is included in the accompanying Statements of Operations.

3. Fair Value of TAO

As of December 31, 2025, TAO is held by the Custodian on behalf of the Trust and is carried at fair value. As of December 31, 2025 and 2024, the Trust held 36,193.00420808 and 9,915.88027129 TAO, respectively.

The Trust determined the fair value per TAO to be $220.32 on December 31, 2025, using the price provided at 4:00 p.m., New York time, by the Digital Asset Trading Platform Market considered to be the Trust’s principal market (Coinbase). The Trust determined the fair value per TAO to be $444.19 on December 31, 2024, using the price provided at 4:00 p.m., New York time, by the Digital Asset Trading Platform Market considered to be the Trust’s principal market (Kraken).

The following represents the changes in quantity of TAO and the respective fair value:

(Amounts in thousands, except TAO amounts)	Quantity	Fair Value
Balance at June 10, 2024 (the Commencement of the Trust’s Operations)	-	$-
TAO contributed	9,985.96611255	3,903
TAO distributed for Sponsor’s Fee, related party	(70.08584126)	(41)
Net change in unrealized appreciation/depreciation on investment in TAO	-	525
Net change in unrealized appreciation/depreciation on Sponsor Fee payable	-	2
Net realized gain on investment in TAO	-	7
Balance at December 31, 2024	9,915.88027129	$4,396
TAO contributed	26,984.16920142	9,615
TAO distributed for Sponsor’s Fee, related party	(707.04526463)	(237)
Net change in unrealized appreciation/depreciation on investment in TAO	-	(5,785)
Net change in unrealized appreciation/depreciation on Sponsor Fee payable	-	(2)
Net realized loss on investment in TAO	-	(13)
Balance at December 31, 2025	36,193.00420808	$7,974

4. Creations and Redemptions of Shares

At December 31, 2025 and 2024, there were an unlimited number of Shares authorized by the Trust. The Trust creates (and, should the Trust commence a redemption program, redeems) Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets on behalf of investors are made by the Authorized Participant in exchange for the delivery of TAO to the Trust or the distribution of TAO by the Trust. The amount of TAO required for each Creation Basket or redemption Basket is determined by dividing (x) the amount of TAO owned by the Trust at 4:00 p.m., New York time, on such trade date of a creation or redemption order, after deducting the amount of TAO representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust, by (y) the number of Shares outstanding at such time and multiplying the quotient obtained by 100. Each Share represented approximately 0.0192 and 0.0197 of one TAO at December 31, 2025 and 2024, respectively. The decrease in the amount of TAO represented by each Share is primarily a result of the periodic withdrawal of TAO to pay the Sponsor’s Fee.

The cost basis of investments in TAO recorded by the Trust is the fair value of TAO, as determined by the Trust, at 4:00 p.m., New York time, on the date of transfer to the Trust by the Authorized Participant, or Liquidity Provider, based on the Creation Baskets. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of each Share to investors. The Authorized Participant, or Liquidity Provider may realize significant profits buying, selling, creating, and, if permitted, redeeming Shares as a result of changes in the value of Shares or TAO.

At this time, the Trust is not operating a redemption program and is not accepting redemption requests. Subject to receipt of regulatory approval and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program.

5. Income Taxes

The Sponsor takes the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets, including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with U.S. GAAP, the Trust has defined the threshold for recognizing the benefits of tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions deemed to meet the “more-likely-than-not” threshold are recorded as a tax benefit in the current period. As of, and during the year ended December 31, 2025 and the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the Trust did not have a liability for any unrecognized tax amounts. However, the Sponsor’s conclusions concerning its determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and ongoing analyses of and changes to tax laws, regulations and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of December 31, 2025 or 2024.

6. Related Parties

The Trust considered the following entities, their directors, and certain employees to be related parties of the Trust as of December 31, 2025: DCG, GSO, GSIS, and Grayscale Securities. As of December 31, 2025 and 2024, 337,674 and 194,019 Shares of the Trust were held by related parties of the Trust, respectively.

On January 1, 2025, GSI consummated an internal corporate reorganization (the “Reorganization”), pursuant to which GSI, the Sponsor of the Trust prior to the Reorganization, merged with and into GSO, a Delaware limited liability company and a consolidated subsidiary of DCG, with GSO continuing as the surviving company (the “Merger”). As a result of the Merger, GSO succeeded by operation of law to all the rights, powers, privileges and franchises and became subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Sponsor Contracts (as defined below), all as provided under the Delaware Limited Liability Company Act. The Reorganization is not expected to have any material impact on the operations of the Trust.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO assigned certain contracts pertaining to its role as Sponsor (as such term is defined in the Trust Agreement) of the Trust (such contracts, the “Sponsor Contracts”) to GSIS, a Delaware limited liability company and a consolidated subsidiary of GSO, whereby GSIS assumed all of the rights and obligations of GSO under the Sponsor Contracts. Other than the assumption of the Sponsor Contracts by GSIS, the Reorganization does not alter the rights or obligations under any of the Sponsor Contracts.

In connection with the Reorganization, on January 1, 2025, and promptly following the effectiveness of the Merger, GSO and GSIS executed a Certificate of Admission, pursuant to which GSIS was admitted as an additional Sponsor of the Trust under the Trust Agreement, by and among GSO (as successor in interest to GSI), the Trustee, and the shareholders from time to time thereunder, as amended from time to time. GSIS shall be subject to the rights and obligations of a Sponsor under the Trust Agreement. On January 3, 2025, GSO voluntarily withdrew as a Sponsor of the Trust pursuant to the terms of the Trust Agreement, and, effective May 3, 2025, became the sole remaining Sponsor of the Trust.

On October 22, 2025, GSO Intermediate Holdings Corporation (“GSOIH”), a Delaware corporation which was the sole managing member of GSO, consummated an internal corporate reorganization (the “Management Reorganization”). Pursuant to the Management Reorganization, GSOIH transferred a portion of its common membership units of GSO for Class A shares of Grayscale Investments, Inc. (“Grayscale Investments”), a Delaware corporation incorporated in connection with the Management Reorganization, and ceded its managing member rights in GSO to Grayscale Investments. As a result of the Reorganization, Grayscale Investments is now the sole managing member of GSO, the sole member of the Sponsor. Also in connection with the Reorganization, on October 22, 2025, DCG Grayscale Holdco, LLC (“DCG Holdco”), the sole stockholder of Grayscale Investments, elected a board of directors (the “Board”) at Grayscale Investments.

In accordance with the Trust Agreement governing the Trust, the Trust pays a fee to the Sponsor, calculated as 2.5% of the aggregate value of the Trust’s assets, less its liabilities (which include any accrued but unpaid expenses up to, but excluding, the date of calculation), as calculated and published by the Sponsor or its delegates in the manner set forth in the Trust Agreement (the “Sponsor’s Fee”). The Sponsor’s Fee accrues daily in U.S. dollars and is payable in TAO, monthly in arrears. The amount of TAO payable in respect of each daily U.S. dollar accrual will be determined by reference to the same U.S. dollar value of TAO used to determine such accrual. For purposes of these financial statements, the U.S. dollar value of TAO is determined by reference to the Digital Asset Trading Platform Market that the Trust considers its principal market as of 4:00 p.m., New York time, on each valuation date. The Trust held no Incidental Rights or IR Virtual Currency as of December 31, 2025 and 2024. No Incidental Rights or IR Virtual Currencies have been distributed in payment of the Sponsor’s Fee during the year ended December 31, 2025 and the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024.

As partial consideration for receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including marketing fees; administrator fees, if any; custodian fees; transfer agent fees; trustee fees; the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year; ordinary course legal fees and expenses; audit fees; regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act; printing and mailing costs; the costs of maintaining the Trust’s website and applicable license fees (together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders (including in connection with any Incidental Rights and any IR Virtual Currency), any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any secondary market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively “Additional Trust Expenses”). In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Digital Asset Account TAO, Incidental Rights and/or IR Virtual Currency in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such TAO, Incidental Rights and/or IR Virtual Currency into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such TAO, Incidental Rights and/or IR Virtual Currency in kind to the Sponsor, in each case in such quantity as may be necessary to permit payment of such Additional Trust Expenses.

For the year ended December 31, 2025 and for the period from June 10, 2024 (the commencement of the Trust’s operations) to December 31, 2024, the Trust incurred Sponsor’s Fees of $236,406 and $41,744, respectively. As of December 31, 2025 there were no accrued and unpaid Sponsor’s Fees. As of December 31, 2024, accrued and unpaid Sponsor’s Fees totaled $9,209. In addition, the Sponsor may pay Additional Trust Expenses on behalf of the Trust, which are reimbursable by the Trust to the Sponsor. For the year ended December 31, 2025 and for the period from June 10, 2024 (the commencement of the Trust’s operations), the Sponsor did not pay any Additional Trust Expenses on behalf of the Trust.

7. Risks and Uncertainties

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, TAO. Investing in TAO is currently highly speculative and volatile.

The Principal Market NAV of the Trust, calculated by reference to the principal market price in accordance with U.S. GAAP, relates primarily to the value of the TAO held by the Trust, and fluctuations in the price of TAO could materially and adversely affect an investment in the Shares of the Trust. The price of TAO has a limited history. During such history, TAO prices have been volatile and subject to influence by many factors, including the levels of liquidity. If Digital Asset Markets continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of TAO, including, but not limited to, global TAO supply and demand, theft of TAO from global trading platforms or vaults, competition from other forms of digital currency or payment services, global or regional political, economic or financial conditions, and other unforeseen events and situations.

The TAO held by the Trust are commingled and the Trust’s shareholders have no specific rights to any specific TAO. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its shareholders.

There is currently no clearing house for TAO, nor is there a central or major depository for the custody of TAO. There is a risk that some or all of the Trust’s TAO could be lost or stolen. There can be no assurance that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s TAO. Further, transactions in TAO are irrevocable. Stolen or incorrectly transferred TAO may be irretrievable. As a result, any incorrectly executed TAO transactions could adversely affect an investment in the Shares.

The Securities and Exchange Commission (the “SEC”), at least under the prior administration, has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. A number of SEC and SEC staff actions with respect to a variety of digital assets demonstrate this difficulty. For example, public though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider Bitcoin to be a security. Moreover, in a recent settlement with another market participant relating to allegations that it acted as an unregistered broker-dealer for facilitating trading in certain digital assets, the SEC highlighted that the firm would cease trading in all digital assets other than Bitcoin, Bitcoin Cash and Ether—activity that, if the SEC believed Ether was presently a security—would continue to constitute unregistered brokerage activity. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. Moreover, the SEC’s Division of Corporation Finance has published statements that it does not consider, under certain circumstances, “meme coins” or some stablecoins to be securities. However, such statements may be withdrawn at any time without notice and comment by the Division of Corporation Finance at the SEC or the SEC itself. In addition, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities and has not formally or explicitly confirmed that it does not deem Ether to be a security. These developments demonstrate the difficulty in applying the federal securities laws to digital assets generally. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital assets-based investment vehicles, and clarity regarding digital asset custody, lending, and staking. On July 31, 2025, Chairman Atkins announced “Project Crypto,” a Commission-wide initiative to modernize securities rules for digital assets, reshore innovation in the United States, and implement the recommendations of the working group report. Chairman Atkins had directed the SEC’s policy divisions to work with the Crypto Task Force to draft “clear and simple rules of the road for crypto asset distributions, custody, and trading,” and the Commission and SEC staff will also consider using interpretive, exemptive, and other authorities with respect to digital asset markets. However, the efforts of the crypto task force have only just begun, and how or whether the SEC regulates digital asset activity in the future remains to be seen.

If TAO is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for TAO. For example, it may become more difficult for TAO to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could, in turn, negatively affect the liquidity and general acceptance of TAO and cause users to migrate to other digital assets. As such, any determination that TAO is a security under federal or state securities laws may adversely affect the value of TAO and, as a result, an investment in the Shares.

In addition, if TAO is in fact a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act of 1940 at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

To the extent a private key, held by the Custodian, required to access an address on the Bittensor Network holding TAO is lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the TAO controlled by the private key and the private key will not be capable of being restored by the Bittensor Network. The processes by which TAO transactions are settled are dependent on the TAO peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of TAO.

The Trust relies on third-party service providers to perform certain functions essential to its operations. Any disruptions to the Trust’s service providers’ business operations resulting from business failures, financial instability, security failures, government mandated regulation or operational problems could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust.

The Sponsor and the Trust may be subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business.

8. Quarterly Statements of Operations

Fiscal Year Ended December 31, 2025

	Three Months Ended
(Amounts in thousands)	Mar-31, 2025	Jun-30, 2025	Sept-30, 2025	Dec-31, 2025	Year Ended December 31, 2025
Expenses
Sponsor’s Fee, related party	$34	$61	$71	$71	$237
Net investment loss	$(34)	$(61)	$(71)	$(71)	$(237)
Net realized and unrealized (loss) gain from:
Net realized (loss) gain on investment in TAO	(2)	-	(2)	(9)	(13)
Net change in unrealized appreciation/depreciation on Sponsor Fee payable	(2)	-	-	-	(2)
Net change in unrealized appreciation/depreciation on investment in TAO	(4,307)	3,302	(1,456)	(3,324)	(5,785)
Net realized and unrealized (loss) gain on investment	(4,311)	3,302	(1,458)	(3,333)	(5,800)
Net (decrease) increase in net assets resulting from operations	$(4,345)	$3,241	$(1,529)	$(3,404)	$(6,037)

Fiscal Period from June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024

(Amounts in thousands)	June 10, 2024 (the Commencement of the Trust’s Operations) to June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
Expenses
Sponsor’s Fee, related party	$1	$10	$30	$41
Net investment loss	$(1)	$(10)	$(30)	$(41)
Net realized and unrealized (loss) gain from:
Net realized gain on investment in TAO	-	-	7	7
Net change in unrealized appreciation/depreciation on Sponsor Fee payable	-	(9)	11	2
Net change in unrealized appreciation/depreciation on investment in TAO	(117)	1,871	$(1,229)	525
Net realized and unrealized (loss) gain on investment	(117)	1,862	(1,211)	534
Net (decrease) increase in net assets resulting from operations	$(118)	$1,852	$(1,241)	$493

9. Financial Highlights Per Share Performance

	Year Ended December 31, 2025	June 10, 2024 (the Commencement of the Trust’s Operations) to December 31, 2024
Per Share Data:
Principal Market NAV, beginning of year	$8.76	$6.93
Net (decrease) increase in net assets from investment operations:
Net investment loss	(0.17)	(0.13)
Net realized and unrealized (loss) gain	(4.35)	1.96
Net (decrease) increase in net assets resulting from operations	(4.52)	1.83
Principal Market NAV, end of year	$4.24	$8.76
Total return	-51.60%	26.41%
Ratios to average net assets:
Net investment loss	-2.50%	-2.50%
Expenses	-2.50%	-2.50%

An individual shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions. The amount shown for a Share outstanding throughout the period may not correlate with the Statement of Operations for the period due to the number of Shares issued in Creations occurring at an operational value derived from an operating metric as defined in the Trust Agreement.

Total return is calculated assuming an initial investment made at the Principal Market NAV at the beginning of the year and assuming redemption on the last day of the year.

10. Indemnifications

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, DCG and its officers, directors, employees, subsidiaries and affiliates, and the Custodian as well as others relating to services provided to the Trust. The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard.

11. Subsequent Events

As of the close of business on March 6, 2026, the fair value of TAO determined in accordance with the Trust’s accounting policy was $176.64 per TAO.

There are no known events that have occurred that require disclosure other than that which has already been disclosed in these notes to the financial statements.

Grayscale Bittensor Trust (TAO)

PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant (“Registrant” or “Trust”) does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by Grayscale Investments Sponsors, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers

Section 2.4(a) of the Trust Agreement (“Trust Agreement”) between CSC Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever (collectively, “Expenses”), arising out of, imposed upon or asserted at any time against such Indemnified Person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of the Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed under Section 2.4 of the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under Section 2.4 of the Trust Agreement. Any amount payable to an Indemnified Person under Section 2.4 of the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of the Trust Agreement.

Section 6.7 of the Trust Agreement provides that the Sponsor, its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust against any loss, judgment, liability, expense and amount paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor Indemnified Party was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor Indemnified Party and (ii) any such indemnification will only be recoverable from the TAO and proceeds from the disposition of TAO on deposit in the Trust’s accounts as well as any rights of the Trust pursuant to any other agreements to which the Trust is a party.

All rights to indemnification permitted in Section 6.7 of the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code of 1986, as amended, by or against the Sponsor Indemnified Party.

Notwithstanding the other provisions of Section 6.7 of the Trust Agreement, the Sponsor Indemnified Party and any person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement. Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor Indemnified Party shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor Indemnified Party on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor Indemnified Party undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under Section 6.7 of the Trust Agreement. In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder of the Trust’s (or assignee’s) obligations or liabilities unrelated to Trust business, such shareholder of the Trust (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding securities sold or issued by the registrant in the three years preceding the date of this registration statement without registration under the Securities Act of 1933:

As of September 30, 2026, Grayscale Bittensor Trust (TAO) has distributed 3,133,800 Shares at varying prices determined by reference to the NAV per Share to selected “accredited investors,” within the meaning of Rule 501 of Regulation D under the Securities Act. The Shares were sold in connection with an ongoing offering pursuant to Rule 506(c) of Regulation D under the Securities Act. Grayscale Securities, LLC acted as the Authorized Participant with respect to these distributions. In exchange for these sales, the Trust received an aggregate of 60,751.57272810 TAO. Because Shares have been, and continue to be, created and issued on a periodic basis, a “distribution,” as such term is used in the Securities Act, may be occurring from time to time. As a result, the Authorized Participant facilitating the creation of Shares and acting as a distributor and marketer during any such period may be deemed an “underwriter” under Section 2(a)(11) of the Securities Act. No underwriting discounts or commissions were paid to the Authorized Participant with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1#	Certificate of Trust.
4.1*	Second Amended and Restated Declaration of Trust and Trust Agreement, by and among CSC Delaware Trust Company, as trustee, and Grayscale Investments Sponsors, LLC, as sponsor.
4.2*	Form of Participant Agreement.
5.1*	Opinion of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust.
8.1*	Opinion of Davis Polk & Wardwell LLP, as special tax counsel to the Trust.
10.1*	Amended and Restated BitGo Custodial Services Agreement, dated as of June 5, 2026, as amended by the amendment dated as of September 29, 2026.
10.2*	Fund Administration and Accounting Agreement.
10.3†#	Index License Agreement, dated as of January 31, 2022, between the Sponsor, and the Index Provider.
10.4†#	Amendment No. 1 to the Index License Agreement, dated June 20, 2023, between the Sponsor and Index Provider.
10.5†#	Amendment No. 6 to the Index License Agreement, dated March 1, 2025, between the Sponsor and Index Provider.
10.6*	Marketing Agent Agreement.
10.7*	Transfer Agency and Service Agreement.
10.8†	Co-Transfer Agency Agreement, dated as of October 9, 2025, between the Sponsor and the Co-Transfer Agent.
10.9†#	Assignment and Assumption Agreement, dated January 1, 2025, between the Sponsor and Grayscale Operating, LLC.
10.10†#	Coinbase Assignment Agreement, dated January 1, 2025, between the Sponsor, Grayscale Investments, LLC, Grayscale Operating LLC and Coinbase, Inc.
10.11†#	Master Services Agreement, dated as of August 4, 2020, between the Sponsor and the Secondary Index Provider.
10.12*	Coinbase Prime Broker Agreement, dated as of October 3, 2025, as amended by the amendment dated as of September 29, 2026, including the Coinbase Custody Custodial Services Agreement as Exhibit A.
10.13*	Form of Liquidity Provider Agreement
10.14†	Amendment No. 2 to the Co-Transfer Agency Agreement, dated as of October 22, 2026, between the Sponsor and the Co-Transfer Agent.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust, included in Exhibit 5.1.
23.3*	Consent of Davis Polk & Wardwell LLP, as special tax counsel to the Trust, included in Exhibit 8.1.
24.1#	Power of Attorney of certain officers and directors of the Sponsor (included on the signature page of this Amendment No. 2).
107#	Filing Fee Table.

† Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant treats as private or confidential.

* To be filed by amendment.

# Previously filed.

(b)
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes hereto.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on October 23, 2026.

GRAYSCALE INVESTMENTS SPONSORS, LLC as Sponsor of Grayscale Bittensor Trust (TAO)
By:	/s/ Kathryn Masci
Name:	Kathryn Masci
Title:	Member of the Board of Managers and Interim Chief Financial Officer*

POWER OF ATTORNEY

Each of the undersigned officers and managers of the Sponsor of the Registrant hereby severally constitutes and appoints Peter Mintzberg and Kathryn Masci, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter Mintzberg	Member of the Board of Managers	October 23, 2026
Peter Mintzberg	and Chief Executive Officer* (principal executive officer)

/s/ Kathryn Masci	Member of the Board of Managers	October 23, 2026
Kathryn Masci	and Interim Chief Financial Officer*
(principal financial and principal accounting officer)

/s/ Craig Salm	Member of the Board of Managers	October 23, 2026
Craig Salm	and Chief Legal Officer*

* The Registrant is a trust and the persons are signing in their capacities as officers and managers of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.